As filed with the Securities and Exchange Commission on October 20, 2014

Registration No.

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

Registration Statement
on
FORM S-1

UNDER THE SECURITIES ACT OF 1933
NEPHROS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	3841	13-3971809

(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I. R. S. Employer Identification No.)

41 Grand Avenue
River Edge, New Jersey 07661
(201) 343-5202

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

John C. Houghton
President & Chief Executive Officer
Nephros, Inc.
41 Grand Avenue
River Edge, New Jersey 07661
(201) 343-5202

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Michael T. Rave, Esq.
Day Pitney LLP
One Jefferson Road
Parsippany, NJ 07054
Telephone: (973) 966-8123
Facsimile: (973) 206-6791

Approximate date of commencement of proposed sale to the public: As promptly as practicable after this registration statement becomes effective and the satisfaction or waiver of certain other conditions described herein.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered(1)(2)	Amount to be registered	Proposed maximum aggregate offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Subscription rights to purchase Common Stock(3)	-	-	-	-
Common stock, $0.001 par value per share(4)	5,000,000	$0.60	$3,000,000	$348.60	(4)

(1)           Pursuant to Rule 416 under the Securities Act, the shares being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to securities being registered hereunder as a result of stock splits, stock dividends, recapitalizations or similar transactions.

(2)           This registration statement relates to (a) subscription rights to purchase our common stock and (b) shares of our common stock deliverable upon exercise of the subscription rights.

(3)           The subscription rights are being issued without consideration. Pursuant to Rule 457(g), no separate registration fee is payable with respect to the rights being offered hereby since the rights are being registered on the same registration statement as the securities offered pursuant thereto.

(4)           Calculated pursuant to Rule 457(o) based on an estimate of the proposed maximum offering price of our common stock of $0.60.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities or the solicitation of an offer to buy these securities in any state in which such offer, solicitation or sale is not permitted.

PRELIMINARY PROSPECTUS    SUBJECT TO COMPLETION — DATED OCTOBER 20, 2014

NEPHROS, INC.

Up to 5,000,000 Shares of Common Stock
Issuable Upon Exercise of Non-Transferable Rights to Subscribe for such Shares

We are distributing, at no charge, to holders of our common stock and/or warrants non-transferable subscription rights to purchase up to 5,000,000 shares of our common stock. We refer to this offering as the “rights offering.” In this rights offering, you will receive one non-transferable subscription right for each share of common stock and/or each share of common stock underlying a warrant owned by you at 5:00 p.m., Eastern Time, on                  , 2014, which we refer to as the record date. Each non-transferable subscription right will entitle you to purchase             of a share of our common stock at a subscription price of $0.60 per share, which we refer to as the basic subscription privilege.

There is no minimum number of shares you must purchase. All exercises of subscription rights are irrevocable. We will not issue any fractional shares. Instead we will round up any fractional shares to the nearest whole share.

If you exercise your basic subscription privilege in full, you may also exercise an over-subscription privilege to subscribe for additional shares not subscribed for by other rights holders in the offering at the same subscription price of $0.60 per share, subject to certain limitations. If an insufficient number of shares is available to fully satisfy all over-subscription privilege requests, the available shares will be allocated proportionately among rights holders who exercise their over-subscription privilege based on the number of shares each such holder subscribed for under their basic subscription privilege. To the extent you properly exercise your over-subscription privilege for an amount of shares that exceeds the number of unsubscribed shares available to you, any excess subscription payment received by the subscription agent will be promptly returned to you, without interest or deduction.

Subject to the satisfaction of certain conditions, including compliance with all obligations under a $1.75 million note, related security agreement and the other transaction documents between Lambda Investors and us, Lambda Investors has advised us that it will exercise its basic subscription privilege in full and will purchase any shares of common stock that are not subscribed for by our other stockholders and warrantholders in the rights offering, if any. Therefore, subject to these conditions, unless we terminate the rights offering, we anticipate that the 5,000,000 shares that we are offering in the rights offering will be purchased regardless of whether any shares are subscribed for by our stockholders and warrantholders other than Lambda Investors pursuant to the exercise of the basic subscription privilege and over-subscription privilege.

The subscription rights will expire if they are not exercised by 5:00 p.m., Eastern Time, on                 , 2014, unless we extend the subscription period in our sole discretion, but in no event by more than 60 days from the date of this prospectus. However, our board of directors reserves the right to cancel the rights offering at any time, for any reason. If the rights offering is cancelled, all subscription payments received by the subscription agent will be returned promptly.

Shares of our common stock are quoted on the OTCQB Marketplace operated by the OTC Markets Group, Inc., or OTCQB, under the ticker symbol “NEPH.” On                , 2014, the closing sales price for our common stock was $         per share. The shares of common stock issued in the rights offering will also be quoted on the OTCQB under the same ticker symbol. The subscription rights will not be listed for trading on any stock exchange or market or quoted on the OTCQB.

This is not an underwritten offering. The shares are being offered directly by us without the services of an underwriter or selling agent.

The purchase of shares involves substantial risks. See “Risk Factors” beginning on page 17 of this prospectus to read about important factors you should consider before subscribing for shares.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                         , 2014.

NEPHROS, INC.

ABOUT THIS PROSPECTUS

We refer to Nephros, Inc. and its consolidated subsidiary as “Nephros”, the “Company”, “we”, “our”, and “us”. This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission, which we refer to as the SEC or the Commission, utilizing a registration process. It is important for you to read and consider all of the information contained in this prospectus and any applicable prospectus before making a decision whether to invest in the common stock. You should also read and consider the information contained in the exhibits filed with our registration statement, of which this prospectus is a part, as described in “Where You Can Find More Information” in this prospectus.

You should rely only on the information contained in this prospectus and any applicable prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering to sell or soliciting offers to buy, and will not sell, any securities in any jurisdiction where it is unlawful. You should assume that the information contained in this prospectus or any prospectus supplement, as well as information contained in a document that we have previously filed or in the future will file with the SEC is accurate only as of the date of this prospectus, the applicable prospectus supplement or the document containing that information, as the case may be.

PROSPECTUS SUMMARY

This summary highlights information contained in other parts of this prospectus. Because it is a summary, it does not contain all of the information that is important to you. For a more complete understanding of our business and the rights offering, you should read this summary together with the more detailed information and financial statements appearing elsewhere in this prospectus. You should read this entire prospectus carefully, including the “Risk Factors” and “Special Note Regarding Forward-Looking Statements” sections. This prospectus contains important information that you should consider when making your investment decision.

About the Company

Nephros is a commercial stage medical device company that develops and sells high performance liquid purification filters. Our filters, which we call ultrafilters, are primarily used in dialysis centers for the removal of biological contaminants from water, bicarbonate concentrate and/or blood. Because our ultrafilters capture contaminants as small as 0.005 microns in size, they minimize exposure to a wide variety of bacteria, viruses, fungi, parasites, and endotoxins.

Our ultrafilters use proprietary hollow fiber technology. We believe the hollow fiber design allows our ultrafilters to optimize the three elements critical to filter performance:

☐	Filtration - as low as 0.005 microns
☐	Flow rate - minimal disruption
☐	Filter life - up to 12 months

We were founded in 1997 by healthcare professionals affiliated with Columbia University Medical Center/New York-Presbyterian Hospital to develop and commercialize an alternative method to hemodialysis (HD). We have extended our filtration technologies to meet the demand for liquid purification in other areas, in particular water purification.

Our Products

Presently, we offer ultrafilters for sale to customers in four markets:

☐	Dialysis Centers - Water/Bicarbonate: Filtration of water or bicarbonate concentrate used in hemodialysis devices

☐	Dialysis Centers - Blood: Clearance of toxins from blood using an alternative method to HD in patients with chronic renal failure

☐	Military and Outdoor Recreation: Highly compact, individual water purification devices used by soldiers and backpackers to produce drinking water in the field

☐	Commercial Facilities including Hospitals: Filtration of water for drinking and washing

Our Target Markets

Dialysis Centers - Water/Bicarbonate. To perform hemodialysis, all dialysis clinics have dedicated water purification systems to produce water and bicarbonate concentrate. Water and bicarbonate concentrate are essential ingredients for making dialysate, the liquid that removes waste material from the blood. Within the U.S., there are approximately 6,000 clinics with 100,000 dialysis machines providing over 50 million dialysis treatments to 400,000 patients annually.

Medicare is the main payer for dialysis treatment in the U.S. To be eligible for Medicare reimbursement, dialysis centers must meet the minimum standards for water and bicarbonate concentrate quality set by the Association for the Advancement of Medical Instrumentation (AAMI), the American National Standards Institute (ANSI) and the International Standards Organization (ISO). We anticipate that the stricter standards approved by these organizations in 2009 will be adopted by Medicare in the near future.

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Published studies have shown that the use of ultrapure dialysate can reduce the overall need for erythropoietin stimulating agents (“ESA”), expensive drugs used in conjunction with HD. By reducing the level of dialysate contaminants, specifically cytokine-inducing substances that can pass into a patient’s blood stream, cytokine levels within a patient stay low, thus reducing systemic inflammation. When inflammation is low, inflammatory morbidities are reduced and a patient’s responsiveness to erythropoietin (“EPO”) is enhanced, consequently the overall need for ESA’s is reduced.

We believe that our ultrafilters are attractive to dialysis centers because they exceed currently approved and newly proposed standards for water and bicarbonate concentrate purity, assist in achieving those standards and may help dialysis centers reduce costs associated with the amount of EPO required to treat a patient. Our in-line filters are easily installed into the fluid circuits supplying water and bicarbonate concentrate just prior to entering each dialysis machine.

During March 2014, we signed a non-exclusive distributor agreement with Mar Cor Purification, a wholly-owned subsidiary of Cantel Medical Corp., to distribute our dialysis ultrafilers to U.S. and Canadian dialysis clinics. On July 14, 2014, we received notification from Health Canada Therapeutic Products Directorate Medical Devices Bureau that we were successfully issued a license for our Single Stage Ultrafilter (“SSU”).

Dialysis Centers - Blood. The current standard of care in the U.S. for patients with chronic renal failure is HD, a process in which toxins are cleared via diffusion. Patients typically receive HD treatment at least 3 times weekly for 3-4 hours per treatment. HD is most effective in removing smaller, easily diffusible toxins. For patients with acute renal failure, the current standard of care in the U.S. is hemofiltration (“HF”), a process where toxins are cleared via convection. HF offers a much better removal of larger sized toxins when compared to HD. However, HF treatment is performed on a daily basis, and typically takes 12-24 hours.

Hemodiafiltration (“HDF”) is an alternative dialysis modality that combines the benefits of HD and HF into a single therapy by clearing toxins using both diffusion and convection. Though not widely used in the U.S., HDF is much more prevalent in Europe and is performed in approximately 16% of patients. Clinical experience and literature show the following multiple clinical and patient benefits of HDF:

☐	Enhanced clearance of middle and large molecular weight toxins
☐	Improved survival - up to a 35% reduction in mortality risk
☐	Reduction in the occurrence of dialysis-related amyloidosis
☐	Reduction in inflammation
☐	Reduction in medication such as EPO and phosphate binders
☐	Improved patient quality of life
☐	Reduction in number of hospitalizations and overall length of stay

However, like HF, HDF can be resource intensive and can require a significant amount of time to deliver one course of treatment.

We have developed a modified approach to HDF which is more patient-friendly, less resource-intensive, and can be used in conjunction with current HD machines. We refer to our approach as an online mid-dilution hemodiafiltration (mid-HDF) system and it consists of our OLpūr H2H Module and OLpūr MD 220 Hemodiafilter. The OLpūr H2H HDF Module and OLpūr MD 220 Hemodiafilter are cleared by the U.S. Food and Drug Administration (FDA) to market for use with a Ultrafiltration controlled hemodialysis machine that provides ultrapure dialysate in accordance with current ANSI/AAMI/ISO standards, for the treatment of patients with chronic renal failure in the United States. Our on-line mid-dilution HDF system is the only on-line mid-dilution HDF system of its kind to be cleared by the FDA to date.

We completed preparation of our OLpūr H2H HDF Modules and have manufactured lots of our OLpūr MD220 Hemodiafilters, H2H Substitution filters and H2H water filters. We also finalized our service contract to support the commercialization of our system in the field. On May 13, 2014, DaVita announced that they had commenced delivering and evaluating on-line mid-dilution hemodiafiltration treatments to select patients at DaVita’s North Colorado Springs Clinic.

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We also anticipate evaluating our on-line mid-dilution HDF system at other clinics throughout the U.S. and although we have not begun to broadly market our on-line mid-dilution HDF system, we are actively seeking a commercialization partner in the U.S.

Military and Outdoor Recreation. Water is a key requirement for the warfighter to be fully mission-capable. The need for water supplies and immediate on-site water purification is critical to enhance the ability to operate in any environment. Currently, the military is heavily reliant on the use of bottled water to support its soldiers in the field. Bottled water is not always available, is very costly to move, resource intensive, and prone to constant supply disruptions. Soldiers conducting operations in isolated and rugged terrain must be able to use available local water sources when unable to resupply from bulk drinking water sources or bottled water. Therefore, the soldier needs the capability to purify water from indigenous water sources in the absence of available potable water. Soldiers must have the ability to remove microbiological contaminants in the water to Environmental Protection Agency (“EPA”) specified levels.

We offer our individual water purification device (“IWPD”) in both in-line (HydraGuard in-line) and point-of-use (HydraGuard universal) configurations. Our IWPD allows a soldier in the field to derive drinking water from any fresh water source. This enables the warfighter to remain hydrated which will maintain mission effectiveness and unit readiness, and extend mission reach. Our IWPD is one of the few portable filters that has been validated by the military to meet the NSF Protocol P248 standard. It has also been approved by U.S. Army Public Health Command (“USAPHC”) and U.S. Army Test and Evaluation Command (“ATEC”) for deployment. To date, we have received purchase orders for approximately 2,000 IWPDs from individual units of the U.S. armed forces.

In February 2013, Nephros submitted its response to a U.S. Army request for proposal (RFP) relating to IWPDs (W911QY-13-R-0011). In March 2013, we received notification from the U.S. Army that the Government had completed the initial evaluation of our proposal and found Nephros to be within the competitive range to commence negotiations. We also received a request for 180 of our IWPDs to be used for testing during the Limited User Evaluation (“LUE”) phase of the source selection. On July 10, 2014, we received notification from the U.S. Army Contracting Command that discussions with offerors, who remain within the competitive range, had concluded. On August 29, 2014 we received Amendment 0005 to the IWPD solicitation, which notified offerors that the Government had cancelled the solicitation, as of the date of the amendment. Per subsequent discussions with the U.S. Army, they have informed us that they plan to re-visit the requirements for the IWPD and will re-solicit the requirements in a new RFP at a future date.

We continue to make our IWPD available to the U.S. military outside of the RFP. During 2013, we signed distributor agreements with W.S. Darley & Company, Source One Distribution Inc. and Atlantic Diving Supply, Inc. In July 2014, we were awarded a contract for both our HydraGuard in-line and HydraGuard universal IWPD’s in response to solicitation RFQ902286 from the U.S. Army. The HydraGuard inline and universal were recently listed on the Darley website and in their on-line catalogue. Also, in June 2014 and September 2014, we attended the Darley Defense Expo in Virginia Beach and Modern Day Marine respectively.

Commercial Facilities including Hospitals. In October 2013, we announced the voluntary recalls of our point of use (POU) and DSU in-line ultrafilters used in hospital water treatment applications. As a result, we recalled all production lots of our POU filters, and also requested that customers remove and discard certain labeling/promotional materials for the products. In addition, we also requested, for the DSU in-line ultrafilter, that customers remove and discard certain labeling/promotional materials for the product.  These voluntary recalls did not affect our dialysis products. We are working towards a resolution of the issues raised by the FDA and we are unable to predict at this time what additional effect this recall might have on our business, financial condition, future prospects or reputation or whether we may be subject to future actions from the FDA. On March 20, 2014, we requested termination of our product recall from the FDA.

According to the United States EPA, public drinking water systems consist of community and non-community systems. A community water system supplies water to the same population year-round. It serves at least 25 people at their primary residences or at least 15 residences that are primary residences e.g. municipalities, mobile home parks and sub-divisions.

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Non-community water systems are composed of transient and non-transient water systems:

•	Transient non-community water systems provide water to 25 or more people for at least 60 days per year; however, not to the same people and not on a regular basis, e.g. gas stations and campgrounds.

•	Non-transient non-community water systems regularly supply water to at least 25 of the same people at least six months per year, but not year-round, e.g. office buildings, hospitals, schools, hotels and factories which have their own water systems.

We have launched our new NanoGuard-D and NanoGuard-S in-line ultrafilters for the filtration of water which is to be used for drinking and washing in non-transient non-community water systems, i.e. commercial properties.  The NanoGuard-D and NanoGuard-S trap particulates greater than 5nm in size and the water permeability (the ease at which water can pass through a membrane at a given pressure) of the membrane is higher than membranes with a similar pore size.  This provides improved flow performance relative to the physical size of the filter.  We anticipate that the filters will be used as a component of a facility water treatment system and also for filtering water to be used in ice machines.

On June 30, 2014 we submitted to the U.S. Food and Drug Administration (“FDA”), for 510(k) clearance, the DSU-H and SSU-H Ultrafilters to filter EPA quality drinking water to remove microbiological contaminants and waterborne pathogens. On July 22, 2014, we were notified that our submission has been accepted for review.

Immediate Need for Capital and Recent Loan from Lambda Investors LLC

As of June 30, 2014, we had cash and cash equivalents totaling approximately $225,000 and tangible assets of approximately $563,000.

Due to our dwindling cash position, on August 29, 2014, we issued a senior secured note to Lambda Investors LLC in the principal amount of $1,750,000. The terms of the Lambda Investors note are discussed in more detail under the heading “The Rights Offering — Background of the Rights Offering — Loan from Lambda Investors.”

As required under the terms of the note, we are conducting this rights offering to raise up to $3,000,000 from our existing stockholders and warrantholders. If we complete the rights offering, we must repay the principal and accrued interest on the note as well as fees and expenses associated with the note with the proceeds from the rights offering. Other conditions to the closing of the rights offering are discussed under the heading “The Rights Offering — Conditions to the Rights Offering.”

As of August 31, 2014, Lambda Investors is our largest stockholder and beneficially owns approximately 47% of our outstanding common stock and, on a fully-diluted basis, owns approximately 60% of our outstanding common stock. Certain warrants held by Lambda Investors have an exercise price of $0.30 per share and have full ratchet anti-dilution protection. The full ratchet anti-dilution protection for these warrants will not be triggered in connection with the rights offering as the $0.60 per share offering price is greater than the $0.30 exercise price for these warrants. Also, in connection with the August 2014 loan from Lambda Investors, the Company agreed to amend the expiration date of the existing warrants held by Lambda Investors from March 21, 2019 to the date which is the five year anniversary of the closing of this rights offering.

The shares beneficially owned by Lambda Investors may be deemed beneficially owned by Wexford Capital LP, which is the managing member of Lambda Investors. Arthur H. Amron, a director of Nephros, is a partner and general counsel of Wexford Capital. Paul Mieyal, a director of Nephros, is a vice president of Wexford Capital.

Corporate Information

We were incorporated under the laws of the State of Delaware in April 1997. Our principal executive offices are located at 41 Grand Avenue, River Edge, New Jersey, 07661, and our telephone number is (201) 343-5202. We also have an office in Dublin, Ireland. For more information about Nephros, please visit our website at www.nephros.com.

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Where You Can Find More Information

We make available free of charge on our website, www.nephros.com, our annual reports, quarterly reports, proxy statements and other filings made with the SEC. The registration statement on Form S-1, of which this prospectus is a part, and its exhibits, as well as our other reports filed with the SEC, can be inspected and copied at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site, www.sec.gov, which contains our registration statement on Form S-1 and any amendments thereto and other reports, proxy and information statements and information regarding us that we file electronically with the SEC.

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The Rights Offering

The following summary describes the principal terms of the rights offering, but is not intended to be complete. See the information under the heading “The Rights Offering” in this prospectus for a more detailed description of the terms and conditions of the rights offering.

Securities Offered	We are distributing to holders of our common stock, at no charge, one non-transferable subscription right for each share of our common stock owned as of 5:00 p.m., Eastern Time, on the record date, either as a holder of record or, in the case of shares held of record by brokers, dealers, custodian banks or other nominees on a stockholder’s behalf, as a beneficial owner of such shares.

We are also distributing to holders of our warrants, at no charge, one non-transferable subscription right for each share of common stock underlying the warrants held by such warrantholder as of 5:00 p.m., Eastern Time, on the record date, under the same terms and conditions.

In either case, each subscription right entitles you to purchase of a share of our common stock at an exercise price of $0.60 per share.

Basic Subscription Privilege	The basic subscription privilege will entitle you to purchase of a share of our common stock at a subscription price of $0.60 per share. You may exercise your basic subscription privilege for some or all of your rights, or you may choose not to exercise your rights. If you choose to exercise your rights, there is no minimum number of shares you must purchase. We will not issue any fractional shares. Instead we will round up any fractional shares to the nearest whole share.

Over-Subscription Privilege	If you exercise your basic subscription privilege in full, you may also exercise an over-subscription privilege to subscribe for additional shares not subscribed for by other rights holders in the offering at the same subscription price of $0.60 per share. If an insufficient number of shares is available to satisfy all over-subscription privilege requests, the available shares will be allocated proportionately among rights holders who exercise their over-subscription privileges based on the number of shares each such holder subscribed for under the basic subscription privilege. The subscription agent will return any excess payments by mail without interest or deduction promptly after expiration of the subscription period.

Subscription Price	$0.60 per share, payable in cash. To be effective, any payment related to the exercise of a right must clear prior to the expiration of the subscription period.

Record Date	5:00 p.m., Eastern Time, on , 2014.

Expiration Date	5:00 p.m., Eastern Time, on , 2014, subject to extension at our sole discretion, but in no event by more than 60 days from the date of this prospectus. We may extend the expiration date by giving oral or written notice to our subscription agent on or before the expiration date, followed by a press release no later than 9:00 a.m., Eastern Time, on the next business day after the previously scheduled expiration date.

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Non-Transferability of Rights	The subscription rights are not transferrable, other than by operation of law, and will not be quoted or listed for trading, as applicable, on the OTCQB or on any stock exchange or trading markets.

No Board Recommendation	Our board of directors is making no recommendation regarding your exercise of the subscription rights. You are urged to make your decision based on your own assessment of our business and the rights offering. Please see “Risk Factors” for a discussion of the risks involved in investing in our common stock.

Lambda Investors

Lambda Investors has advised us that it will exercise its basic subscription privilege in full and will purchase any shares of common stock that are not subscribed for by our other stockholders and warrantholders in the rights offering, subject to certain conditions being satisfied including the following:

•     the business, assets, financial condition, operations, results of operations and prospects of the Company are substantially as have been represented to Lambda Investors on August 29, 2014 in connection with the senior secured note and no change shall have occurred or is reasonably likely to occur solely with the passage of time that is or may be materially adverse to the Company; and

 •     the Company’s compliance with its obligations under the note, security agreement and other transaction documents relating to the loan by Lambda Investors.

We are obligated to use proceeds from the rights offering to repay the $1,750,000 loan from Lambda Investors, plus all accrued interest thereon, as well as an 8% sourcing/transaction fee ($140,000) in respect of the loan and an aggregate of $75,000 for reimbursement of Lambda Investors’ legal fees and other expenses incurred in connection with the loan and the rights offering.

See “The Rights Offering — Background of the Rights Offering — Participation of Lambda Investors.”

No Revocation	Once you submit the form of rights certificate to exercise any subscription rights, you may not revoke or change your exercise or request a refund of monies paid. All exercises of rights are irrevocable, even if you later learn information about us that you consider to be unfavorable. You should not exercise your subscription rights unless you are certain that you wish to purchase shares offered pursuant to this rights offering.

Extension, Cancellation and Amendment	We may extend the expiration date at any time after the record date, but in no event by more than 60 days from the date of this prospectus. If the rights offering is extended, subscriptions received prior to such extension will remain irrevocable. We may choose to extend the rights offering for any reason. For example, we may decide that changes in the market price of our common stock warrant an extension, or we may decide that the degree of stockholder participation in the rights offering is less than the level we desire. We may cancel the rights offering at any time prior to the expiration of the rights offering for any reason. In the event the rights offering is cancelled, all subscription payments received by the subscription agent will be returned, without interest or deduction, as soon as practicable. We also reserve the right to amend or modify the terms of the rights offering, as appropriate.

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Procedures for Exercising Rights	You may exercise your subscription rights by properly completing and executing your rights certificate and delivering it, together with the subscription price for each share for which you subscribe, to the subscription agent on or prior to the expiration date. If you use the mail, we recommend that you use insured, registered mail, return receipt requested.

Payment Adjustments	If you send a payment that is insufficient to purchase the number of shares requested, or if the number of shares requested is not specified in the rights certificate, the payment received will be applied to exercise your subscription rights to the extent of the payment. If the payment exceeds the amount necessary for the full exercise of your subscription rights, including any over-subscription privilege exercised and permitted, the excess will be returned to you promptly in cash. You will not receive interest or a deduction on any payments refunded to you under the rights offering.

How Rights Holders Can Exercise Rights Through Others	If you hold our common stock or warrants through a broker, custodian bank or other nominee, we will ask your broker, custodian bank or other nominee to notify you of the rights offering. If you wish to exercise your rights, you will need to have your broker, custodian bank or other nominee act for you. To indicate your decision, you should complete and return to your broker, custodian bank or other nominee the form entitled “Beneficial Owner Election Form.” You should receive this form from your broker, custodian bank or other nominee with the other rights offering materials. You should contact your broker, custodian bank or other nominee if you believe you are entitled to participate in the rights offering but you have not received this form.

How Foreign Stockholders or Warrantholders and Other Stockholders or Warrantholders Can Exercise Rights	The subscription agent will not mail rights certificates to you if you are a stockholder or warrantholder whose address is outside the United States or if you have an Army Post Office or a Fleet Post Office address. Instead, we will have the subscription agent hold the subscription rights certificates for your account. To exercise your subscription rights, you must notify the subscription agent prior to 11:00 a.m., Eastern Time, at least three business days prior to the expiration date, and establish to the satisfaction of the subscription agent that it is permitted to exercise your subscription rights under applicable law. If you do not follow these procedures in time, your rights will expire and will have no value.

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Possible Restrictions on Exercise by Stockholders or Warrantholders Residing in Certain States	We will not issue shares to any stockholder or warrantholder who is required to obtain prior clearance or approval from, or submit a notice to, any state or federal regulatory authority to acquire, own or control such shares if we determine that, as of the expiration date of the rights offering, such clearance or approval has not been satisfactorily obtained and any applicable waiting period has not expired.

Certain Material U.S. Federal Income Tax Considerations	A holder will not recognize income or loss for U.S. federal income tax purposes in connection with the receipt or exercise of subscription rights in the rights offering. For a detailed discussion, see “Certain Material U.S. Federal Income Tax Considerations.” You should consult your tax advisor as to the particular consequences to you of the rights offering.

Conditions to the Rights Offering	The completion of the rights offering is subject to the registration statement of which this prospectus is a part being declared effective by the SEC. In addition, we reserve the right to amend, extend, cancel, terminate or otherwise modify this rights offering at any time before completion of this rights offering for any reason. See “The Rights Offering — Conditions to the Rights Offering.”

Use of Proceeds

Assuming all the shares offered are sold, the gross proceeds from the rights offering will be approximately $3,000,000. Our estimated net proceeds from the rights offering will be $2,872,500, after deducting our estimated offering expenses of $127,500.

We are obligated to use proceeds from the rights offering to repay the $1,750,000 loan from Lambda Investors, plus all accrued interest thereon, as well as an 8% sourcing/transaction fee ($140,000) in respect of the loan and an aggregate of $75,000 for reimbursement of Lambda Investors’ legal fees and other expenses incurred in connection with the loan and the rights offering. The terms of the Lambda Investors note are discussed in more detail under the heading “The Rights Offering—Background of the Rights Offering—Loan from Lambda Investors.” We intend to use the remaining net proceeds, if any, for general corporate purposes, including working capital and operating expenses. Pending the application of any remaining net proceeds for these purposes, we intend to invest them generally in short-term, investment-grade, interest-bearing securities. See “Use of Proceeds.”

Issuance of Common Stock	If you purchase shares through the rights offering, we will issue the underlying shares to you as soon as practicable after the completion of the rights offering.

Shares Outstanding Before the Rights Offering	shares of our common stock were outstanding as of the record date.

Shares Outstanding After Completion of the Rights Offering	As of the record date, we had shares of our common stock issued and outstanding. We will issue 5,000,000 shares of our common stock in the rights offering if it is fully subscribed. Assuming all of the shares offered are sold and no additional shares of our common stock are issued and no outstanding options or warrants are exercised prior to the completion of the rights offering, approximately shares of our common stock will be outstanding immediately after the completion of the rights offering.

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Subscription Agent	Continental Stock Transfer & Trust Company.

Fees and Expenses	We will pay the fees and all of our expenses related to the rights offering. We will also pay Lambda Investors an aggregate of $75,000 for reimbursement of legal fees and other expenses incurred in connection with the loan and the rights offering. See “Use of Proceeds.”

Trading Symbol	Shares of our common stock are currently listed for quotation on the OTCQB under the ticker symbol “NEPH” and the shares to be issued in connection with the rights offering will also be listed on the OTCQB under the same symbol. The subscription rights will not be listed or traded on any market.

Risk Factors	Participation in the rights offering and the purchase of shares involve substantial risks. See “Risk Factors” beginning on page 17 of this prospectus.

Additional Information	For additional information, please see the description of this offering contained in this prospectus under the heading “The Rights Offering” or contact John C. Houghton at (201) 343-5202, ext. 101.

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QUESTIONS AND ANSWERS RELATING TO THE RIGHTS OFFERING

What is the rights offering?

We are distributing, at no charge, to holders of our common stock and warrants non-transferable subscription rights to purchase shares. You will receive one subscription right for each share of common stock and/or each share of common stock underlying a warrant you owned as of 5:00 p.m., Eastern Time, on                        , the record date. The subscription rights will be evidenced by rights certificates. Each subscription right will entitle the holder to a basic subscription privilege and an over-subscription privilege.

What is the basic subscription privilege?

The basic subscription privilege gives our stockholders the opportunity to purchase                   of a share of our common stock at a subscription price of $0.60 per share. You may exercise your basic subscription privilege for some or all of your rights, or you may choose not to exercise your rights.

If you choose to exercise your rights, there is no minimum number of shares you must purchase. We will not issue any fractional shares. Instead we will round up any fractional shares to the nearest whole share.

What is the over-subscription privilege?

If you exercise your basic subscription privilege in full, you may also exercise an over-subscription privilege to subscribe for additional shares not subscribed for by other rights holders in the offering at the same subscription price of $0.60 per share. If an insufficient number of shares is available to fully satisfy all over-subscription privilege requests, the available shares will be allocated proportionately among rights holders who exercise their over-subscription privileges based on the number of shares each such holder subscribed for under the basic subscription privilege. The subscription agent will return any excess payments by mail without interest or deduction promptly after expiration of the subscription period.

Why are we conducting the rights offering?

We are conducting the rights offering to raise capital for our operations. Without additional capital, we may not have sufficient funds to continue our operations. With the proceeds from the note we issued to Lambda Investors, we estimate that we will be able to fund our operations into the first quarter of 2015. The rights offering is expected to close on                        , 2014. Upon the closing of the rights offering, we must first use proceeds to repay the $1,750,000 loan from Lambda Investors, plus all accrued interest thereon, as well as an 8% sourcing/transaction fee ($140,000) in respect of the loan and an aggregate of $75,000 for reimbursement of Lambda Investors’ legal fees and other expenses incurred in connection with the loan and the rights offering. We intend to use the remaining net proceeds, if any, for general corporate purposes, including working capital and operating expenses. Pending the application of any remaining net proceeds for these purposes, we intend to invest them generally in short-term, investment-grade, interest-bearing securities.

How was the $0.60 per share subscription price determined?

As a condition to making the loan, Lambda Investors required that we undertake a rights offering to raise additional funds to meet our ongoing financial requirements and to repay the loan. In its loan proposal, Lambda Investors specified a rights offering of 5,000,000 shares of our common stock, and that it be made at a subscription price of $0.60 per share to encourage our other stockholders and warrantholders to participate. The loan and the rights offering, as proposed by Lambda Investors, including the $0.60 per share subscription price, were approved by a special committee of our independent directors (none of whom are affiliated with Lambda Investors) after consideration of the financing alternatives available to us.

The $0.60 per share subscription price is not necessarily related to our book value, net worth or any other established criteria of value and may or may not be considered the fair value of our common stock being offered in the rights offering. We did not consult with any financial or other advisor in determining the subscription price.

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Am I required to exercise the subscription rights I receive in the rights offering?

No. You may exercise any number of your subscription rights, or you may choose not to exercise any subscription rights. However, if you choose not to fully exercise your basic subscription privilege and other stockholders fully exercise their basic subscription privileges, the percentage of our common stock owned by these other stockholders will increase relative to your ownership percentage, and your voting and other rights will likewise be significantly diluted. In addition, if you do not exercise your basic subscription privilege in full, you will not be entitled to subscribe to purchase additional shares pursuant to the over-subscription privilege and your ownership percentage in our common stock and related voting and other rights will be further diluted relative to those stockholders that do.

How soon must I act to exercise my subscription rights?

The subscription rights may be exercised at any time beginning on the date of this prospectus and prior to 5:00 p.m., Eastern Time, on the expiration date, which is                         , 2014. We may extend the expiration date, but in no event by more than 60 days from the date of this prospectus, by giving oral or written notice to our subscription agent on or before the expiration date, followed by a press release no later than 9:00 a.m., Eastern Time, on the next business day after the previously scheduled expiration date. If you elect to exercise any rights, the subscription agent must actually receive all required documents and payments from you prior to the expiration of the subscription period. Although we have the option of extending the expiration of the subscription period, we currently do not intend to do so.

May I transfer my subscription rights?

No, you may not sell, transfer or assign your subscription rights to anyone else because they are not transferable, other than by operation of law.

May I revoke, change or cancel my election to exercise my subscription rights?

Once you submit the form of rights certificate to exercise any subscription rights, you may not revoke, change or cancel your exercise or request a refund of monies paid. All exercises of rights are irrevocable, even if you later learn information about us that you consider to be unfavorable. You should not exercise your subscription rights unless you are certain that you wish to purchase shares offered pursuant to this rights offering.

May our board of directors extend, cancel or amend the rights offering?

Yes. We may extend the expiration date at any time. If the rights offering is extended, subscriptions received prior to such extension will remain irrevocable. We may choose to extend the rights offering for any reason, but in no event by more than 60 days from the date of this prospectus. For example, we may decide that changes in the market price of our common stock warrant an extension, or we may decide that the degree of stockholder participation in the rights offering is less than the level we desire. We may cancel the rights offering at any time prior to the expiration of the rights offering for any reason. In the event the rights offering is cancelled, all subscription payments received by the subscription agent will be returned, without interest or deduction, as soon as practicable. We also reserve the right to amend or modify the terms of the rights offering, as appropriate.

Are we requiring a minimum subscription to complete the rights offering?

No. There is no minimum subscription requirement to consummate the rights offering.

If the rights offering is not completed, will my subscription payment be refunded to me?

Yes. The subscription agent will hold all funds it receives in a segregated bank account until completion of the rights offering. If the rights offering is not completed, the subscription agent will return, without interest or deduction, as soon as practicable, all subscription payments. If you own shares in “street name,” it may take longer for you to receive payment because the subscription agent will return payments through the record holder of the shares.

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Has our board of directors made a recommendation to our stockholders regarding the rights offering?

No. Our board of directors is making no recommendation regarding your exercise of the subscription rights. Stockholders and warrantholders who exercise subscription rights risk investment loss on new money invested. We cannot assure you that the market price for our common stock will be above the per share subscription price or that anyone purchasing shares at the subscription price will be able to sell the underlying shares in the future at the same price or a higher price. You are urged to make your decision based on your own assessment of our business and the rights offering. Among other things, you should carefully consider the risks described under the heading “Risk Factors” in this prospectus.

Are there any conditions to the rights offering?

Yes. The registration statement of which this prospectus is a part must be declared effective by the SEC.

What happens to warrants and options that are outstanding?

As of the record date, warrants to purchase                      shares of our common stock were outstanding.

Also, in connection with the August 2014 loan from Lambda Investors, the Company agreed to amend the expiration date of all existing warrants held by Lambda Investors from March 21, 2019 to the date which is the five year anniversary of the closing of this rights offering. Immediately prior to the rights offering, Lambda Investors has outstanding warrants to purchase an aggregate of 11,742,100 shares of common stock, at an exercise price of $0.30 per share and an aggregate of 2,782,577 shares of common stock at an exercise price of $0.40 per share.

The rights offering will have no effect on any of our outstanding options.

Will members of the board of directors and management be permitted to participate in the rights offering?

Yes. Members of our board and executive management team who own shares of common stock and/or warrants on the record date have the same basic subscription and over-subscription privileges as other stockholders. We caution you that the board of directors or members of the executive management team do not make any recommendation regarding your exercise of subscription rights.

Have any stockholders committed or indicated that they intend to purchase any shares in the rights offering?

Lambda Investors has advised us that it will exercise its basic subscription privilege in full and will purchase any shares of common stock that are not subscribed for by our other stockholders in the rights offering, if any, subject to certain conditions being satisfied, including the following:

•	the business, assets, financial condition, operations, results of operations and prospects of the Company are substantially as have been represented to Lambda Investors on August 29, 2014 in connection with the senior secured note and no change shall have occurred or is reasonably likely to occur solely with the passage of time that is or may be materially adverse to the Company; and

•	the Company’s compliance with its obligations under the note, security agreement and other transaction documents relating to the loan by Lambda Investors.

We are obligated to use proceeds from the rights offering to repay the $1,750,000 loan from Lambda Investors, plus all accrued interest thereon, as well as an 8% sourcing/transaction fee ($140,000) in respect of the loan and an aggregate of $75,000 for reimbursement of Lambda Investors’ legal fees and other expenses incurred in connection with the loan and the rights offering.

See “The Rights Offering—Background of the Rights Offering—Participation of Lambda Investors.”

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What will happen if I choose not to exercise my subscription rights?

If you do not exercise any subscription rights, the number of shares of our common stock you own will not change as a result of the rights offering; however, due to the fact that shares will be purchased by other stockholders and warrantholders, including Lambda Investors, your percentage ownership of our Company will be significantly diluted after the completion of the rights offering.

How do I exercise my subscription rights?

You may exercise your subscription rights by properly completing and executing your rights certificate and delivering it, together with the subscription price for each share for which you subscribe, to the subscription agent on or prior to 5:00 p.m., Eastern Time, on the expiration date. If you use the mail, we recommend that you use insured, registered mail, return receipt requested. If you hold shares of our common stock through a broker, custodian bank or other nominee, see “The Rights Offering — Beneficial Owners.”

What should I do if I want to participate in the rights offering, but my shares or warrants are held in the name of my broker, custodian bank or other nominee?

If you hold your shares of our common stock or warrants in the name of a broker, custodian bank or other nominee, we will ask your broker, custodian bank or other nominee to notify you of the rights offering. If you wish to exercise your rights, you will need to have your broker, custodian bank or other nominee act for you. To indicate your decision, you should complete and return to your broker, custodian bank or other nominee the form entitled “Beneficial Owner Election Form.” You should receive this form from your broker, custodian bank or other nominee with the other rights offering materials. You should contact your broker, custodian bank or other nominee if you believe you are entitled to participate in the rights offering but you have not received this form.

What should I do if I want to participate in the rights offering, but I am a stockholder or warrantholder with a foreign address or a stockholder or warrantholder with an APO or FPO address?

The subscription agent will not mail rights certificates to you if you are a stockholder or warrantholder whose address is outside the United States or if you have an Army Post Office or a Fleet Post Office address. Instead, we will have the subscription agent hold the subscription rights certificates for your account. To exercise your subscription rights, you must notify the subscription agent prior to 11:00 a.m., Eastern Time, at least three business days prior to the expiration date, and establish to the satisfaction of the subscription agent that it is permitted to exercise your subscription rights under applicable law. If you do not follow these procedures in time, your rights will expire and will have no value. See “The Rights Offering — Foreign Stockholders and Warrantholders.”

When will I receive my new shares?

As soon as practicable after the closing of the rights offering, the subscription agent will arrange for the issuance of the shares of common stock purchased in the rights offering. Subject to state or foreign securities laws and regulations, we have the discretion to delay distribution of any shares you may have elected to purchase by exercise of your rights in order to comply with state or foreign securities laws.

How many shares of our common stock will be outstanding after the rights offering?

As of the record date, we had                   shares of our common stock issued and outstanding. We plan to issue up to an aggregate of 5,000,000 shares of our common stock in the rights offering pursuant to our stockholders’ and/or warrantholders’ basic subscription privileges, their over-subscription privileges and Lambda Investors’ commitment, subject to the conditions described herein, to purchase any shares that are not subscribed for by our other stockholders and warrantholders. Assuming all 5,000,000 shares offered are sold, no additional shares of our common stock are issued and no outstanding options or warrants are exercised prior to the completion of the rights offering, approximately                     shares of our common stock will be outstanding immediately after the completion of the rights offering.

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How much money will the company receive from the rights offering?

There is no minimum subscription requirement that must be met for us to close the rights offering. Assuming all the shares of common stock offered are sold, the gross proceeds from the rights offering will be $3,000,000. It is estimated that the expenses of the rights offering will be $127,500, and an estimated $2.1 million of the proceeds will be used to pay the principal, interest and fees associated with the note to Lambda Investors.

Are there risks in exercising my subscription rights?

Yes. The exercise of your subscription rights involves substantial risks. Exercising your subscription rights involves the purchase of shares of our common stock. The purchase of shares should be considered as carefully as you would consider any other equity investment. Among other things, you should carefully consider the risks described under the heading “Risk Factors” in this prospectus.

If the rights offering is not completed, will my subscription payment be refunded to me?

Yes. The subscription agent will hold all funds it receives in a segregated bank account until completion of the rights offering. If the rights offering is not completed, all subscription payments received by the subscription agent will be returned, without interest or deduction, as soon as practicable. If you own shares in “street name,” it may take longer for you to receive payment because payments will be returned through the record holder of your shares.

Will the subscription rights be listed on a stock exchange or national market?

No. The subscription rights to purchase our common stock will not be listed for trading on any stock exchange or market or on the OTCQB.

Will the rights offering affect the listing of the common stock?

No. Our common stock will continue to trade on the OTCQB under the ticker symbol “NEPH,” and the shares of common stock issued in the rights offering will also be quoted on the OTCQB under the same ticker symbol.

May stockholders and/or warrantholders in all states participate in the rights offering?

The issuance and exercise of subscription rights is subject to compliance with state securities laws and regulations. Although we intend to distribute the rights to all stockholders and warrantholders, we reserve the right in some states to require stockholders and warrantholders, if they wish to participate, to state and agree upon exercise of their respective rights that they are acquiring the shares for investment purposes only, and that they have no present intention to resell or transfer any shares acquired. This rights offering is not being made and our securities are not being offered in any jurisdiction where the offer is not permitted under applicable local laws. We have the right, in our sole discretion, to not effect registration or qualification of the subscription rights in any state or other jurisdiction, or take any other action required by any state or other jurisdiction to allow the offer to take place in that state or jurisdiction. If you reside in a state or other jurisdiction in which registration, qualification or other action is necessary with which we choose not to comply, you will not be eligible to participate in the rights offering.

What fees or charges apply if I purchase shares?

We are not charging any fee or sales commission to issue subscription rights to you or to issue shares to our stockholders upon the exercise of subscription rights. If you exercise your subscription rights through the record holder of your shares, you are responsible for paying any fees your record holder may charge you.

What are the material U.S. federal income tax consequences of exercising subscription rights?

The receipt and exercise of subscription rights pursuant to the basic subscription privilege and/or the over-subscription privilege should generally not be taxable for U.S. federal income tax purposes. You should, however, seek specific tax advice from your tax advisor in light of your particular circumstances and as to the applicability and effect of any other tax laws. See “Certain Material U.S. Federal Income Tax Considerations.”

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To whom should I send my forms and payment?

If your shares are held in the name of a broker, dealer or other nominee, then you should send your subscription documents, rights certificate, and subscription payment to that record holder. If you are the record holder, then you should send your subscription documents, rights certificate, and subscription payment by hand delivery, first class mail or courier service to: Continental Stock Transfer & Trust Company, the subscription agent for the rights offering, as follows:

Continental Stock Transfer & Trust Company
17 Battery Place, 8th Floor
New York, NY 10004
Attn: Reorganization Department

You also may submit payment by wire transfer of immediately available funds as follows:

JPMorgan Chase
ABA # 021-000021
Continental Stock Transfer & Trust Company as agent for Nephros, Inc.
Acct # 475-508351 FBO Nephros, Inc. Subscription

You are solely responsible for completing delivery to the subscription agent of your subscription documents, rights certificate and payment. We urge you to allow sufficient time for delivery of your subscription materials to the subscription agent.

What if I have other questions?

If you have any questions or need further information or assistance concerning the method of subscribing or about the rights offering, please contact John C. Houghton, our President, Chief Executive Officer and Acting Chief Financial Officer, at (201) 343-5202, ext. 101.

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RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully the following information about these risks, together with the other information contained in this prospectus, before you decide whether to buy our securities. The occurrence of any of the following risks could have a material adverse effect on our business, financial condition and results of operations.

Risks Related to Our Company

Our former independent registered public accounting firm, in its audit report related to our financial statements for the fiscal year ended December 31, 2013, expressed substantial doubt about our ability to continue as a going concern.

Our former independent registered public accounting firm has included an explanatory paragraph in its report on our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2013 expressing doubt as to our ability to continue as a going concern. The accompanying financial statements have been prepared assuming that we will continue as a going concern. However, there can be no assurance that we will be able to do so. Our recurring losses and difficulty in generating sufficient cash flow to meet our obligations and sustain our operations raise substantial doubt about our ability to continue as a going concern, and our consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. Based on our current cash flow projections, we will need to raise additional funds through either the licensing or sale of our technologies or the additional public or private offerings of our securities. However, there is no guarantee that we will be able to obtain further financing, or do so on reasonable terms. If we are unable to raise additional funds on a timely basis, or at all, we would be materially adversely affected.

If we do not receive capital from the rights offering or from another source, we may be forced to cease operations.

We are in immediate need of capital. We expect that the $1.75 million in proceeds from the senior secured note issued to Lambda Investors LLC will allow us to fund our operations into the first quarter of 2015. If we do not successfully complete the rights offering by March 2015, we expect that we will not have sufficient resources to fund our operations and may be required to cease and wind down operations unless we can find another source of financing at such time, which we believe would be difficult and may not be possible on acceptable terms or at all.

Our secured note with Lambda Investors LLC affects our business operations and contains provisions which restrict our ability to execute certain strategic transactions.

On August 29, 2014, we issued a senior secured note to Lambda Investors LLC in the principal amount of $1.75 million. We expect that the proceeds from the August 2014 note will allow us to fund our operations into the first quarter of 2015. The note bears interest at the rate of 12% per annum and matures on February 28, 2015, at which time all principal and accrued interest will be due. If we do not pay principal and interest under the note when due, the interest rate increases to 16% per annum. The note is secured by a first priority lien on all of our property, including our intellectual property. In the event of a default, our outstanding indebtedness could become immediately due and payable and, if outstanding indebtedness is not immediately satisfied from cash resources, Lambda Investors could realize on the collateral to secure such indebtedness. Currently, we do not have sufficient cash to satisfy the indebtedness.

As long as indebtedness remains outstanding under the senior secured note with Lambda Investors, we will be subject to certain covenants which, among other items, restrict our ability to merge with another company, sell a material amount of our assets, incur any additional indebtedness, repay any existing indebtedness, or declare or pay any dividends in cash, property or securities. These restrictions significantly impact our future alternatives to enter into strategic transactions and limit our ability to obtain additional or other financing because our assets have been pledged as collateral for repayment of our indebtedness. We have agreed to prepay amounts due under the note with the cash proceeds from (a) a rights offering, (b) any other equity or debt financing, or (c) the issuance or incurrence of any other indebtedness or the sale of any assets outside the ordinary course of business, in each case prior to the maturity date. In addition, the net proceeds of any offering, financing, asset disposition or other external liquidity generating transaction would need to be first applied to our existing indebtedness which, while reducing our level of indebtedness, cannot be assured to be sufficient for our continuing cash requirements and cash needs.

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In the event that we default under the senior secured note or we are unable to repay the indebtedness when it becomes due, Lambda Investors could foreclose on all of our property and assets. If this were to occur, our stockholders could lose all or a portion of their investment in the Company.

We have a history of operating losses and a significant accumulated deficit, and we may not achieve or maintain profitability in the future.

We have not been profitable since our inception in 1997. As of June 30, 2014 and December 31, 2013, we had accumulated deficits of approximately $102,642,000 and approximately $101,228,000, respectively, primarily as a result of historical operating losses. We expect to continue to incur additional losses for the foreseeable future as a result of a high level of operating expenses, significant up-front expenditures, including the cost of clinical trials, production and marketing activities and very limited revenue from the sale of our products. We began sales of our first product in March 2004, and we may never realize sufficient revenues from the sale of our products or be profitable. Each of the following factors, among others, may influence the timing and extent of our profitability, if any:

•	the market acceptance of our technologies and products in each of our target markets;

•	our ability to effectively and efficiently manufacture, market and distribute our products;

•	our ability to sell our products at competitive prices which exceed our per unit costs; and

•	our ability to continue to develop products and maintain a competitive advantage in our industry.

If we violate any provisions of the FDC Act or any other statutes or regulations, then we could be subject to enforcement actions by the FDA or other governmental agencies.

We face a significant compliance burden under the Food, Drug and Cosmetic Act (FDC Act) and other applicable statutes and regulations which govern the testing, labeling, storage, record keeping, distribution, sale, marketing, advertising and promotion of our medically approved products.

On October 30, 2013, we initiated a voluntary recall of our point of use (POU) and DSU in-line ultrafilters used in hospital water treatment applications. We initiated the voluntary recall of these POU filters because the FDA informed us that promotional materials for these non-medical water filtration products were determined to promote claims which constitute marketing the product as a medical device. In addition, we received reports from one customer of high bacterial counts that may be associated with the breakage of fiber in four filters. According to the reports received, one death and one infection may have occurred due to the failure mode associated with this voluntary recall. Investigation into these reports is ongoing. Prior to receiving the complaints mentioned previously, we received 29 additional complaints of high bacterial counts that may be associated with the breakage of filter fiber, since we began marketing the products. We have had no reports of adverse events associated with these 29 complaints. We have recalled all production lots of these POU filters, and have also requested that customers remove and discard certain labeling/promotional materials for the products. We initiated the voluntary recall of the DSU in-line ultrafilter because the FDA informed us that promotional materials for these non-medical water filtration products were determined to promote claims which constitute marketing the product as a medical device.

If we violate the FDC Act or other regulatory requirements (either with respect to our POU or DSU ultrafilters or otherwise) at any time during or after the product development and/or approval process, we could be subject to enforcement actions by the FDA or other agencies, including:

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•	fines;

•	injunctions;

•	civil penalties;

•	recalls or seizures of products;

•	total or partial suspension of the production of our products;

•	withdrawal of any existing approvals or pre-market clearances of our products;

•	refusal to approve or clear new applications or notices relating to our products;

•	recommendations that we not be allowed to enter into government contracts; and

•	criminal prosecution.

Any of the above could have a material adverse effect on our business, financial condition and results of operations.

We cannot assure you that our products will be safe or that there will not be product-related deaths, serious injuries or product malfunctions. Further, we are required under applicable law to report any circumstances relating to our medically approved products that could result in deaths or serious injuries. These circumstances could trigger recalls, class action lawsuits and other events that could cause us to incur expenses and may also limit our ability to generate revenues from such products.

We cannot assure you that our products will be safe or that there will not be product-related deaths or serious injuries or product malfunctions, which could trigger recalls, class action lawsuits and other events that could cause us to incur significant expenses, limit our ability to market our products and generate revenues from such products or cause us reputational harm.

In particular, the voluntary recalls of the POU and DSU in-line ultrafilters used in hospital water treatment applications announced on October 30, 2013 and the related circumstances could subject us to claims or proceedings by consumers, the FDA or other regulatory authorities which may adversely impact our sales and revenues.

Under the FDC Act, we are required to submit medical device reports, or MDRs, to the FDA to report device-related deaths, serious injuries and malfunctions of medically approved products that could result in death or serious injury if they were to recur. Depending on their significance, MDRs could trigger events that could cause us to incur expenses and may also limit our ability to generate revenues from such products, such as the following:

•	information contained in the MDRs could trigger FDA regulatory actions such as inspections, recalls and patient/physician notifications;

•	because the reports are publicly available, MDRs could become the basis for private lawsuits, including class actions; and

•	if we fail to submit a required MDR to the FDA, the FDA could take enforcement action against us.

If any of these events occur, then we could incur significant expenses and it could become more difficult for us to market and sell our products and to generate revenues from sales. Other countries may impose analogous reporting requirements that could cause us to incur expenses and may also limit our ability to generate revenues from sales of our products.

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Product liability associated with the production, marketing and sale of our products, and/or the expense of defending against claims of product liability, could materially deplete our assets and generate negative publicity which could impair our reputation.

The production, marketing and sale of kidney dialysis and water-filtration products have inherent risks of liability in the event of product failure or claim of harm caused by product operation. In particular, the voluntary recalls of the POU and DSU in-line ultrafilters used in hospital water treatment applications announced on October 30, 2013 and the related circumstances could subject us to claims or proceedings by consumers, the FDA or other regulatory authorities which may adversely impact our sales and revenues. Furthermore, even meritless claims of product liability may be costly to defend against. Although we have acquired product liability insurance for our products, we may not be able to maintain or obtain this insurance on acceptable terms or at all. Because we may not be able to obtain insurance that provides us with adequate protection against all potential product liability claims, a successful claim in excess of our insurance coverage could materially deplete our assets. Moreover, even if we are able to obtain adequate insurance, any claim against us could generate negative publicity, which could impair our reputation and adversely affect the demand for our products, our ability to generate sales and our profitability.

Some of the agreements that we may enter into with manufacturers of our products and components of our products may require us:

•	to obtain product liability insurance; or

•	to indemnify manufacturers against liabilities resulting from the sale of our products.

For example, the agreement with our contract manufacturer, or CM, requires that we obtain and maintain certain minimum product liability insurance coverage and that we indemnify our CM against certain liabilities arising out of our products that they manufacture, provided they do not arise out of our CM’s breach of the agreement, negligence or willful misconduct. If we are not able to obtain and maintain adequate product liability insurance, then we could be in breach of these agreements, which could materially adversely affect our ability to produce our products and generate revenues. Even if we are able to obtain and maintain product liability insurance, if a successful claim in excess of our insurance coverage is made, then we may have to indemnify some or all of our manufacturers for their losses, which could materially deplete our assets.

We face significant challenges in obtaining market acceptance of our products, which could adversely affect our potential sales and revenues.

Our products are new to the market, and we do not yet have an established market or customer base for our products. Acceptance of our products in the marketplace by both potential users, including chronic renal failure patients, and potential purchasers, including nephrologists, dialysis clinics and other health care providers, is uncertain, and our failure to achieve sufficient market acceptance will significantly limit our ability to generate revenue and be profitable. Market acceptance will require substantial marketing efforts and the expenditure of significant funds by us to inform dialysis patients and nephrologists, dialysis clinics and other health care providers of the benefits of using our products. We may encounter significant clinical and market resistance to our products and our products may never achieve market acceptance. We may not be able to build key relationships with physicians, clinical groups and government agencies, pursue or increase sales opportunities in Europe or elsewhere, or be the first to introduce hemodiafiltration therapy in the United States. Product orders may be cancelled, patients or customers currently using our products may cease to do so and patients or customers expected to begin using our products may not. Factors that may affect our ability to achieve acceptance of our chronic renal failure therapy products in the marketplace include whether:

•	such products will be safe for use;

•	such products will be effective;

•	such products will be cost-effective;

•	we will be able to demonstrate product safety, efficacy and cost-effectiveness;

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•	there are unexpected side effects, complications or other safety issues associated with such products; and

•	government or third party reimbursement for the cost of such products is available at reasonable rates, if at all.

Acceptance of our water filtration products in the marketplace is also uncertain, and our failure to achieve sufficient market acceptance and sell such products at competitive prices will limit our ability to generate revenue and be profitable. Our water filtration products and technologies may not achieve expected reliability, performance and endurance standards. Our water filtration products and technology may not achieve market acceptance, including among hospitals, or may not be deemed suitable for other commercial, military, industrial or retail applications.

Many of the same factors that may affect our ability to achieve acceptance of our chronic renal failure therapy products in the marketplace will also apply to our water filtration products, except for those related to side effects, clinical trials and third party reimbursement.

If we are not able to successfully scale-up production of our products, then our sales and revenues will suffer.

In order to commercialize our products, we need to be able to produce them in a cost-effective way on a large scale to meet commercial demand, while maintaining extremely high standards for quality and reliability. If we fail to successfully commercialize our products, then we will not be profitable.

We expect to rely on a limited number of independent manufacturers to produce our products. Our manufacturers’ systems and procedures may not be adequate to support our operations and may not be able to achieve the rapid execution necessary to exploit the market for our products. Our manufacturers could experience manufacturing and control problems as they begin to scale-up our future manufacturing operations, if any, and we may not be able to scale-up manufacturing in a timely manner or at a commercially reasonable cost to enable production in sufficient quantities. If we experience any of these problems with respect to our manufacturers’ initial or future scale-ups of manufacturing operations, then we may not be able to have our products manufactured and delivered in a timely manner. Our products are new and evolving, and our manufacturers may encounter unforeseen difficulties in manufacturing them in commercial quantities or at all.

If we cannot develop adequate distribution, customer service and technical support networks, then we may not be able to market and distribute our products effectively and/or customers may decide not to order our products and, in either case, our sales and revenues will suffer.

Our strategy requires us to distribute our products and provide a significant amount of customer service and maintenance and other technical service. To provide these services, we have begun, and will need to continue, to develop a network of distribution and a staff of employees and independent contractors in each of the areas in which we intend to operate. We cannot assure that we will be able to organize and manage this network on a cost-effective basis. If we cannot effectively organize and manage this network, then it may be difficult for us to distribute our products and to provide competitive service and support to our customers, in which case customers may be unable, or decide not, to order our products and our sales and revenues will suffer.

We have limited experience selling our products to healthcare facilities, and we might be unsuccessful in increasing our sales.

Our business strategy depends in part on our ability to sell our products to hospitals and other healthcare facilities that include dialysis clinics. We have limited experience with respect to sales and marketing. If we are unsuccessful at manufacturing, marketing and selling our products, our operations and potential revenues will be materially adversely affected.

We cannot sell our products, including certain modifications thereto, until we obtain the requisite regulatory approvals and clearances in the countries in which we intend to sell our products. If we fail to receive, or experience a significant delay in receiving, such approvals and clearances, then we may not be able to get our products to market and enhance our revenues.

Our business strategy depends in part on our ability to get our products into the market as quickly as possible. We have obtained a Conformité Européene, or CE, mark, which demonstrates compliance with the relevant European Union requirements and is a regulatory prerequisite for selling our products in the European Union and certain other countries that recognize CE marking (collectively, “European Community”), for our OLpur mid dilution hemodiafilter series product and our Dual Stage Ultrafilter (“DSU”). We have not yet obtained the CE mark for any of our other products. On April 30, 2012, we announced that we received clearance from the FDA to market our OLpūr MD220 Hemodiafilter and OLpūr H2H Module for use with a hemodialysis machine that provides ultrapure dialysate in accordance with current ANSI/AAMI/ISO standards, for the treatment of chronic renal failure patients. We have not begun to broadly market these products and are actively seeking a commercialization partner in the U.S.

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There is no assurance that any existing products that have not yet been approved, or any new products developed by us in the future, will be approved for marketing. The clearance and/or approval processes can be lengthy and uncertain and each requires substantial commitments of our financial resources and our management’s time and effort. We may not be able to obtain further CE marking or regulatory approval for any of our existing or new products in a timely manner or at all. Even if we do obtain regulatory approval, approval may be only for limited uses with specific classes of patients, processes or other devices. Our failure to obtain, or delays in obtaining, the necessary regulatory clearance and/or approvals would prevent us from selling our affected products in the applicable regions. If we cannot sell some of our products in such regions, or if we are delayed in selling while waiting for the necessary clearance and/or approvals, our ability to generate revenues from these products will be limited.

We intend to market our products globally. Requirements pertaining to the sale of our products vary widely from country to country. It may be very expensive and difficult for us to meet the requirements for the sale of our products in many countries. As a result, we may not be able to obtain the required approvals in a timely manner, if at all. If we cannot sell our products in a particular region, then the size of our potential market could be reduced, which would limit our potential sales and revenues.

Clinical studies that may be required for our products are costly and time-consuming, and their outcome is uncertain.

Before obtaining regulatory approvals for the commercial sale of any of our products, other than those for which we have already received marketing approval in the United States and elsewhere, we must demonstrate through clinical studies that our products are safe and effective.

For products other than those for which we have already received marketing approval, if we do not prove in clinical trials that our products are safe and effective, we will not obtain marketing approvals from the applicable regulatory authorities. In particular, one or more of our products may not exhibit the expected medical benefits, may cause harmful side effects, may not be effective in treating dialysis patients or may have other unexpected characteristics that preclude regulatory approval for any or all indications of use or limit commercial use if approved. The length of time necessary to complete clinical trials varies significantly and is difficult to predict. Factors that can cause delay or termination of our clinical trials include:

•	slower than expected patient enrollment due to the nature of the protocol, the proximity of subjects to clinical sites, the eligibility criteria for the study, competition with clinical trials for similar devices or other factors;

•	lower than expected retention rates of subjects in a clinical trial;

•	inadequately trained or insufficient personnel at the study site to assist in overseeing and monitoring clinical trials;

•	delays in approvals from a study site’s review board, or other required approvals;

•	longer treatment time required to demonstrate effectiveness;

•	lack of sufficient supplies of the product;

•	adverse medical events or side effects in treated subjects; and

•	lack of effectiveness of the product being tested.

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Even if we obtain positive results from clinical studies for our products, we may not achieve the same success in future studies of such products. Data obtained from clinical studies are susceptible to varying interpretations that could delay, limit or prevent regulatory approval. In addition, we may encounter delays or rejections based upon changes in regulatory policy for device approval during the period of product development and regulatory review of each submitted new device application. Moreover, regulatory approval may entail limitations on the indicated uses of the device. Failure to obtain requisite governmental approvals or failure to obtain approvals of the scope requested will delay or preclude our licensees or marketing partners from marketing our products or limit the commercial use of such products and will have a material adverse effect on our business, financial condition and results of operations.

In addition, some or all of the clinical trials we undertake may not demonstrate sufficient safety and efficacy to obtain the requisite regulatory approvals, which could prevent or delay the creation of marketable products. Our product development costs will increase if we have delays in testing or approvals, if we need to perform more, larger or different clinical trials than planned or if our trials are not successful. Delays in our clinical trials may harm our financial results and the commercial prospects for our products. Additionally, we may be unable to complete our clinical trials if we are unable to obtain additional capital.

We may be required to design and conduct additional clinical trials.

We may be required to design and conduct additional clinical trials to further demonstrate the safety and efficacy of our products, which may result in significant expense and delay. Regulatory agencies may require new or additional clinical trials because of inconclusive results from current or earlier clinical trials, a possible failure to conduct clinical trials in complete adherence to certain regulatory standards, the identification of new clinical trial endpoints, or the need for additional data regarding the safety or efficacy of our products. It is possible that regulatory authorities may not ultimately approve our products for commercial sale in any jurisdiction, even if we believe future clinical results are positive.

Significant additional governmental regulation could subject us to unanticipated delays which would adversely affect our sales and revenues.

Our business strategy depends in part on our ability to get our products into the market as quickly as possible. Additional laws and regulations, or changes to existing laws and regulations that are applicable to our business may be enacted or promulgated, and the interpretation, application or enforcement of the existing laws and regulations may change. We cannot predict the nature of any future laws, regulations, interpretations, applications or enforcements or the specific effects any of these might have on our business. Any future laws, regulations, interpretations, applications or enforcements could delay or prevent regulatory approval or clearance of our products and our ability to market our products. Moreover, changes that result in our failure to comply with the requirements of applicable laws and regulations could result in the types of enforcement actions by the FDA and/or other agencies as described above, all of which could impair our ability to have manufactured and to sell the affected products.

Protecting our intellectual property in our technology through patents may be costly and ineffective. If we are not able to adequately secure or enforce protection of our intellectual property, then we may not be able to compete effectively and we may not be profitable.

Our future success depends in part on our ability to protect the intellectual property for our technology through patents. We will only be able to protect our products and methods from unauthorized use by third parties to the extent that our products and methods are covered by valid and enforceable patents or are effectively maintained as trade secrets. Our 18 granted U.S. patents will expire at various times from 2018 to 2027, assuming they are properly maintained.

The protection provided by our patents, and patent applications if issued, may not be broad enough to prevent competitors from introducing similar products into the market. Our patents, if challenged or if we attempt to enforce them, may not necessarily be upheld by the courts of any jurisdiction. Numerous publications may have been disclosed by, and numerous patents may have been issued to, our competitors and others relating to methods and devices for dialysis of which we are not aware and additional patents relating to methods and devices for dialysis may be issued to our competitors and others in the future. If any of those publications or patents conflict with our patent rights, or cover our products, then any or all of our patent applications could be rejected and any or all of our granted patents could be invalidated, either of which could materially adversely affect our competitive position.

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Litigation and other proceedings relating to patent matters, whether initiated by us or a third party, can be expensive and time-consuming, regardless of whether the outcome is favorable to us, and may require the diversion of substantial financial, managerial and other resources. An adverse outcome could subject us to significant liabilities to third parties or require us to cease any related development, product sales or commercialization activities. In addition, if patents that contain dominating or conflicting claims have been or are subsequently issued to others and the claims of these patents are ultimately determined to be valid, then we may be required to obtain licenses under patents of others in order to develop, manufacture, use, import and/or sell our products. We may not be able to obtain licenses under any of these patents on terms acceptable to us, if at all. If we do not obtain these licenses, we could encounter delays in, or be prevented entirely from using, importing, developing, manufacturing, offering or selling any products or practicing any methods, or delivering any services requiring such licenses.

If we file patent applications or obtain patents in foreign countries, we will be subject to laws and procedures that differ from those in the United States. Such differences could create additional uncertainty about the level and extent of our patent protection. Moreover, patent protection in foreign countries may be different from patent protection under U.S. laws and may not be as favorable to us. Many non-U.S. jurisdictions, for example, prohibit patent claims covering methods of medical treatment of humans, although this prohibition may not include devices used for such treatment.

If we are not able to secure and enforce protection of our trade secrets through enforcement of our confidentiality and non-competition agreements, then our competitors may gain access to our trade secrets, we may not be able to compete effectively and we may not be profitable. Such protection may be costly and ineffective.

We attempt to protect our trade secrets, including the processes, concepts, ideas and documentation associated with our technologies, through the use of confidentiality agreements and non-competition agreements with our current employees and with other parties to whom we have divulged such trade secrets. If these employees or other parties breach our confidentiality agreements and non-competition agreements, or if these agreements are not sufficient to protect our technology or are found to be unenforceable, then our competitors could acquire and use information that we consider to be our trade secrets and we may not be able to compete effectively. Policing unauthorized use of our trade secrets is difficult and expensive, particularly because of the global nature of our operations. The laws of other countries may not adequately protect our trade secrets.

If we are not able to maintain sufficient quality controls, then the approval or clearance of our products by the European Union, the FDA or other relevant authorities could be withdrawn, delayed or denied and our sales and revenues will suffer.

Approval or clearance of our products could be withdrawn, delayed or denied by the European Union, the FDA and the relevant authorities of other countries if our manufacturing facilities do not comply with their respective manufacturing requirements. The European Union imposes requirements on quality control systems of manufacturers, which are inspected and certified on a periodic basis and may be subject to additional unannounced inspections. Failure by our manufacturers to comply with these requirements could prevent us from marketing our products in the European Community. The FDA also imposes requirements through quality system requirements, or QSR, regulations, which include requirements for good manufacturing practices, or GMP. Failure by our manufacturers to comply with these requirements could prevent us from obtaining FDA approval of our products and from marketing such products in the United States. Although the manufacturing facilities and processes that we use to manufacture our OLpur MDHDF filter series have been inspected and certified by a worldwide testing and certification agency (also referred to as a notified body) that performs conformity assessments to European Union requirements for medical devices, they have not been inspected by the FDA. A “notified body” is a group accredited and monitored by governmental agencies that inspects manufacturing facilities and quality control systems at regular intervals and is authorized to carry out unannounced inspections. We cannot be sure that any of the facilities or processes we use will comply or continue to comply with their respective requirements on a timely basis or at all, which could delay or prevent our obtaining the approvals we need to market our products in the European Community and the United States.

To market our products in the European Community, the United States and other countries, where approved, manufacturers of such products must continue to comply or ensure compliance with the relevant manufacturing requirements. Although we cannot control the manufacturers of our products, we may need to expend time, resources and effort in product manufacturing and quality control to assist with their continued compliance with these requirements. If violations of applicable requirements are noted during periodic inspections of the manufacturing facilities of our manufacturers, then we may not be able to continue to market the products manufactured in such facilities and our revenues may be materially adversely affected.

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We may face significant risks associated with international operations, which could have a material adverse effect on our business, financial condition and results of operations.

We expect to manufacture and to market our products globally. Our international operations are subject to a number of risks, including the following:

•	fluctuations in exchange rates of the United States dollar could adversely affect our results of operations;

•	we may face difficulties in enforcing and collecting accounts receivable under some countries’ legal systems;

•	local regulations may restrict our ability to sell our products, have our products manufactured or conduct other operations;

•	political instability could disrupt our operations;

•	some governments and customers may have longer payment cycles, with resulting adverse effects on our cash flow; and

•	some countries could impose additional taxes or restrict the import of our products.

Any one or more of these factors could increase our costs, reduce our revenues, or disrupt our operations, which could have a material adverse effect on our business, financial condition and results of operations.

Risks Related to the Rights Offering

The rights offering may reduce your percentage ownership in the Company.

If you own stock and no warrants of the Company, even if you fully exercise your basic subscription privilege, you may experience dilution to your percentage ownership of our outstanding shares of common stock as a result of the rights offering. Current stockholders may be diluted on an actual basis even if they exercise their basic subscription privilege to the extent that warrantholders fully or partially exercise their subscription privileges.

If you choose not to exercise your subscription rights, you will retain your current number of shares of common stock and/or warrants. However, if you choose not to exercise your subscription rights and all of the shares offered are sold to other stockholders and/or warrantholders, you will experience significant dilution in your percentage ownership and voting rights in our company.

Lambda Investors will continue to be able to exercise substantial control over matters requiring stockholder approval upon completion of the rights offering and will likely increase its ownership percentage.

As of the record date, Lambda Investors beneficially owned approximately          % of the outstanding shares of our common stock (which includes warrants to purchase an aggregate of                      shares of our common stock). Subject to the satisfaction of certain conditions described herein, Lambda Investors has advised us that it will exercise its basic subscription privilege in full and will purchase any shares of common stock that are not subscribed for by our other stockholders in the rights offering, if any. See “The Rights Offering — Background of the Rights Offering — Participation of Lambda Investors.” Lambda Investors may acquire, through the exercise of its basic subscription privilege and its purchase of any shares that remain unsubscribed for in the rights offering, as many shares of our common stock as it chooses up to an aggregate of all of the shares offered in the rights offering. As a result, it is likely that Lambda Investors will substantially increase its percentage ownership of the Company both on an actual and fully-diluted basis.

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Even assuming a successful completion of the rights offering, we may need additional capital in the future.

If we raise $3,000,000 in gross proceeds from the rights offering, we expect that we will be able to operate into the third quarter of 2015. However, we cannot assure you that we will be able to operate until that time. After the proceeds from the rights offering are exhausted, we will likely need additional capital. There can be no assurance that we will be able to raise additional capital at that time. If we are unable to raise capital when needed, we may not be able to execute our business strategy and accomplish our objectives, we may be forced to cease operations, and you will lose all or some part of your investment in our company.

The subscription price determined for the rights offering is not an indication of the fair value of our common stock.

As a condition to making the loan, Lambda Investors required that we undertake a rights offering to raise additional funds to meet our ongoing financial requirements and to repay the loan. In its loan proposal, Lambda Investors specified a rights offering of up to 5,000,000 shares of our common stock, and that it be made at a subscription price of $0.60 per share to encourage our other stockholders to participate. The loan and the rights offering, as proposed by Lambda Investors, including the $0.60 per share subscription price, were approved by a special committee of our independent directors (none of whom are affiliated with Lambda Investors) after consideration of the financing alternatives available to us.

The special committee considered, among other things, that we are not currently in a position to attract an outside investor or investors with a stock offering at a more favorable discount to the current trading price of our stock. The $0.60 per share subscription price is not necessarily related to our book value, net worth or any other established criteria of value and may or may not be considered the fair value of our common stock being offered in the rights offering. We did not consult with any financial or other advisor in determining the subscription price. After the date of this prospectus, our common stock may trade at prices above or below the subscription price.

The market price of our common stock is volatile and may decline before or after the subscription rights expire.

The market price of our common stock could be subject to wide fluctuations in response to numerous factors, some of which are beyond our control. Once you exercise your subscription rights, you may not revoke them. We cannot assure you that the market price of our common stock will not decline after you elect to exercise your subscription rights. If you exercise your subscription rights and, afterwards, the public trading market price of our common stock decreases below the subscription price, you will have committed to buying shares of our common stock at a price above the prevailing market price and could have an immediate unrealized loss. Our common stock is quoted on the OTCQB Marketplace operated by the OTC Markets Group, Inc., or OTCQB, under the ticker symbol “NEPH,” and the last reported sales price of our common stock on the OTCQB on                          , 2014 was $           per share. Moreover, we cannot assure you that following the exercise of your subscription rights you will be able to sell your common stock at a price equal to or greater than the subscription price. Until shares are delivered upon expiration of the rights offering, you will not be able to sell the shares of our common stock that you purchase in the rights offering.

Our management will have broad discretion over the use of the net proceeds from the rights offering; you may not agree with how we use the proceeds, and we may not invest the proceeds successfully.

We must first use proceeds from the rights to repay the $1,750,000 loan from Lambda Investors, plus all accrued interest thereon, as well as an 8% sourcing/transaction fee ($140,000) in respect of the loan and an aggregate of $75,000 for reimbursement of Lambda Investors’ legal fees and other expenses incurred in connection with the loan and the rights offering. We intend to use the remaining net proceeds, if any, for general corporate purposes, including working capital and operating expenses. Pending the application of any remaining net proceeds for these purposes, we intend to invest them generally in short-term, investment-grade, interest-bearing securities. Market factors may require our management to allocate portions of the proceeds for other purposes. Accordingly, you will be relying on the judgment of our management with regard to the use proceeds from the rights offering, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the proceeds will be invested in a way that does not yield a favorable, or any, return for us.

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We may cancel the rights offering at any time prior to the expiration of the rights offering, and neither we nor the subscription agent will have any obligation to you except to return your subscription payments.

We may, in our sole discretion, decide to cancel the rights offering prior to the expiration of the rights offering. If the rights offering is cancelled, all subscription payments received by the subscription agent will be returned, without interest or deduction, as soon as practicable.

If you do not act promptly and follow the subscription instructions, your exercise of subscription rights will be rejected.

Stockholders and warrantholders wishing to purchase shares in the rights offering must act promptly to ensure that all required forms and payments are actually received by the subscription agent prior to the expiration of the rights offering at 5:00 p.m., Eastern Time, on                             , 2014. If you are a beneficial owner of shares, you must act promptly to ensure that your broker, dealer, custodian bank or other nominee acts for you and that all required forms and payments are actually received by the subscription agent prior to the expiration of the subscription period. We are not responsible if your broker, dealer, custodian bank or nominee fails to ensure that all required forms and payments are actually received by the subscription agent prior to the expiration of the subscription period. If you fail to complete and sign the required subscription forms, send an incorrect payment amount or otherwise fail to follow the subscription procedures that apply to your exercise in the rights offering prior to the expiration of the subscription period, the subscription agent may, depending on the circumstances, reject your subscription or accept it only to the extent of the payment received. Neither we nor the subscription agent will undertake to contact you concerning an incomplete or incorrect subscription form or payment, nor are we under any obligation to correct such forms or payment. We have the sole discretion to determine whether a subscription exercise properly complies with the subscription procedures.

You will not receive interest on subscription funds, including any funds ultimately returned to you.

You will not earn any interest on your subscription funds while they are being held by the subscription agent pending the closing of this rights offering. In addition, if we cancel the rights offering, or if you exercise your over-subscription privilege and are not allocated all of the shares for which you over-subscribe, neither we nor the subscription agent will have any obligation with respect to the subscription rights except to return, without interest, any subscription payments to you.

Risks Related to Owning Our Common Stock

There currently is a limited trading market for our common stock.

Our common stock currently does not meet all of the requirements for initial listing on a registered stock exchange. Our common stock is quoted on the OTCQB. Trading in our common stock on the OTCQB has been very limited. As a result, an investor may find it difficult to dispose of or to obtain accurate quotations as to the market value of our common stock, and our common stock may be less attractive for margin loans, for investment by financial institutions, as consideration in future capital raising transactions or other purposes. There is no guarantee that we will ever become listed on the Nasdaq Capital Market, or any other exchange, or that a liquid trading market for our common stock will develop.

Our common stock could be further diluted as a result of the issuance of additional shares of common stock, warrants or options.

In the past we have issued common stock and warrants in order to raise money. We have also issued stock options and restricted stock as compensation for services and incentive compensation for our employees, directors and consultants. We have shares of common stock reserved for issuance upon the exercise of certain of these securities and may increase the shares reserved for these purposes in the future. Our issuance of additional common stock, convertible securities, options and warrants could affect the rights of our stockholders, could reduce the market price of our common stock or could result in adjustments to exercise prices of outstanding warrants (resulting in these securities becoming exercisable for, as the case may be, a greater number of shares of our common stock), or could obligate us to issue additional shares of common stock.

Market sales of large amounts of our common stock, or the potential for those sales even if they do not actually occur, may have the effect of depressing the market price of our common stock, the supply of common stock available for resale could be increased which could stimulate trading activity and cause the market price of our common stock to drop, even if our business is doing well. Furthermore, the issuance of any additional shares of our common stock or securities convertible into our common stock could be substantially dilutive to holders of our common stock if they do not invest in future offerings.

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In connection with the rights offering, holders of our common stock and warrants that choose not to fully exercise their basic subscription privilege will be diluted as a result of the rights offering if other shareholders fully exercise their basic subscription privileges, and such affected holders’ voting and other rights will likewise be diluted.

The prices at which shares of our common stock trade have been and will likely continue to be volatile.

In the two years ended June 30, 2014, our common stock has traded at prices ranging from a high of $1.98 to a low of $0.30 per share. Due to the lack of an active trading market for our common stock, you should expect the prices at which our common stock might trade to continue to be highly volatile. The expected volatile price of our stock will make it difficult to predict the value of your investment, to sell your shares at a profit at any given time, or to plan purchases and sales in advance. A variety of other factors might also affect the market price of our common stock. These include, but are not limited to:

•	achievement or rejection of regulatory approvals by our competitors or us;

•	publicity regarding actual or potential clinical or regulatory results relating to products under development by our competitors or us;

•	delays or failures in initiating, completing or analyzing clinical trials or the unsatisfactory design or results of these trials;

•	announcements of technological innovations or new commercial products by our competitors or us;

•	developments concerning proprietary rights, including patents;

•	regulatory developments in the United States and foreign countries;

•	economic or other crises and other external factors;

•	period-to-period fluctuations in our results of operations;

•	threatened or actual litigation;

•	changes in financial estimates by securities analysts; and

•	sales of our common stock.

We are not able to control many of these factors, and we believe that period-to-period comparisons of our financial results will not necessarily be indicative of our future performance.

In addition, the stock market in general, and the market for biotechnology companies in particular, has experienced extreme price and volume fluctuations in recent years that might have been unrelated or disproportionate to the operating performance of individual companies. These broad market and industry factors might seriously harm the market price of our common stock, regardless of our operating performance. Securities class action litigation has often been instituted against companies following periods of volatility in the overall market and in the market price of a company’s securities. This litigation, if instituted against us, could result in very substantial costs, divert our management’s attention and resources and harm our business, operating results and financial condition.

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We have never paid dividends and do not intend to pay cash dividends.

We have never paid dividends on our common stock and currently do not anticipate paying cash dividends on our common stock for the foreseeable future. Consequently, any returns on an investment in our common stock in the foreseeable future will have to come from an increase in the value of the stock itself. As noted above, the lack of an active trading market for our common stock will make it difficult to value and sell our common stock. While our dividend policy will be based on the operating results and capital needs of our business, it is anticipated that all earnings, if any, will be retained to finance our future operations.

Because we are subject to the “penny stock” rules, you may have difficulty in selling our common stock.

Our common stock is subject to regulations of the SEC relating to the market for penny stocks. Penny stock, as defined by the Penny Stock Reform Act, is any equity security not traded on a national securities exchange that has a market price of less than $5.00 per share. The penny stock regulations generally require that a disclosure schedule explaining the penny stock market and the risks associated therewith be delivered to purchasers of penny stocks and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors. The broker-dealer must make a suitability determination for each purchaser and receive the purchaser’s written agreement prior to the sale. In addition, the broker-dealer must make certain mandated disclosures, including the actual sale or purchase price and actual bid offer quotations, as well as the compensation to be received by the broker-dealer and certain associated persons. The regulations applicable to penny stocks may severely affect the market liquidity for your common stock and could limit your ability to sell your securities in the secondary market.

Several provisions of the Delaware General Corporation Law, our fourth amended and restated certificate of incorporation, as amended, and our second amended and restated bylaws could discourage, delay or prevent a merger or acquisition, which could adversely affect the market price of our common stock.

Several provisions of the Delaware General Corporation Law, our fourth amended and restated certificate of incorporation, as amended, and our second amended and restated bylaws could discourage, delay or prevent a merger or acquisition that stockholders may consider favorable, and the market price of our common stock could be reduced as a result. These provisions include:

•	authorizing our board of directors to issue “blank check” preferred stock without stockholder approval;

•	providing for a classified board of directors with staggered, three-year terms;

•	prohibiting us from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder unless certain provisions are met;

•	prohibiting cumulative voting in the election of directors;

•	limiting the persons who may call special meetings of stockholders; and

•	establishing advance notice requirements for nominations for election to our board of directors or for proposing matters that can be acted on by stockholders at stockholder meetings.

As a smaller reporting company with little or no name recognition and with several risks and uncertainties that could impair our business operations, we are not likely to generate widespread interest in our common stock. Without widespread interest in our common stock, our common stock price may be highly volatile and an investment in our common stock could decline in value.

Unlike many companies with publicly traded securities, we have little or no name recognition in the investment community. We are a relatively new company and very few investors are familiar with either our company or our products. We do not have an active trading market in our common stock, and one might never develop, or if it does develop, might not continue.

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Additionally, the market price of our common stock may fluctuate significantly in response to many factors, many of which are beyond our control. Risks and uncertainties, including those described elsewhere in this “Risk Factors” section could impair our business operations or otherwise cause our operating results or prospects to be below expectations of investors and market analysts, which could adversely affect the market price of our common stock. As a result, investors in our common stock may not be able to resell their shares at or above their purchase price and could lose all of their investment.

Securities class action litigation is often brought against public companies following periods of volatility in the market price of such company’s securities. We may become subject to this type of litigation in the future. Litigation of this type could be extremely expensive and divert management’s attention and resources from running our company.

If we fail to maintain an effective system of internal controls over financial reporting, we may not be able to accurately report our financial results, which could have a material adverse effect on our business, financial condition and the market value of our securities.

Effective internal controls over financial reporting are necessary for us to provide reliable financial reports. If we cannot provide reliable financial reports, our reputation and operating results may be harmed.

If management is unable to express a favorable opinion on the effectiveness of our internal controls, we could lose investor confidence in the accuracy and completeness of our financial reports. Any failure to achieve and maintain effective internal controls could have an adverse effect on our business, financial position and results of operations.

Our directors, executive officers and Lambda Investors LLC control a significant portion of our stock and, if they choose to vote together, could have sufficient voting power to control the vote on substantially all corporate matters.

As of August 31, 2014, our directors, executive officers and Lambda Investors beneficially owned approximately 47% of our outstanding common stock, representing approximately 60% on a fully-diluted basis. In connection with the rights offering, holders of our common stock and warrants that choose not to fully exercise their basic subscription privilege will be diluted as a result of the rights offering if Lambda Investors fully exercises its subscription privileges, and, consequently, such affected holders’ voting and other rights will likewise be diluted. If our stockholders do not exercise their subscription privileges in full, Lambda Investors will increase its ownership percentage and obtain greater voting power as a result of purchasing shares that are not subscribed for in the rights offering.

As a result of this ownership, Lambda Investors has the ability to exert significant influence over our policies and affairs, including the election of directors. Lambda Investors, whether acting alone or acting with other stockholders, could have the power to elect all of our directors and to control the vote on substantially all other corporate matters without the approval of other stockholders. Furthermore, such concentration of voting power could enable Lambda Investors, whether acting alone or acting with other stockholders, to delay or prevent another party from taking control of our company even where such change of control transaction might be desirable to other stockholders. The interests of Lambda Investors in any matter put before the stockholders may differ from those of any other stockholder.

Future sales of our common stock could cause the market price of our common stock to decline.

The market price of our common stock could decline due to sales of a large number of shares in the market, including sales of shares by Lambda Investors or any other large stockholder, or the perception that such sales could occur. These sales could also make it more difficult or impossible for us to sell equity securities in the future at a time and price that we deem appropriate to raise funds through future offerings of common stock. Future sales of our common stock by stockholders could depress the market price of our common stock.

Shares eligible for future sale may adversely affect the market.

From time to time, certain of our stockholders may be eligible to sell all or some of their shares of common stock by means of ordinary brokerage transactions in the open market pursuant to Rule 144 promulgated under the Securities Act, subject to certain limitations. In general, pursuant to Rule 144, non-affiliate stockholders may sell freely after holding their shares for six months and affiliates may sell freely after holding their shares for one year, in each case, subject to current public information, notice and other requirements. Any substantial sales of our common stock pursuant to Rule 144 may have a material adverse effect on the market price of our common stock.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus constitute “forward-looking statements”. Such statements include statements regarding the efficacy and intended use of our technologies under development, the timelines for bringing such products to market and the availability of funding sources for continued development of such products and other statements that are not historical facts, including statements which may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond our control. Actual results may differ materially from the expectations contained in the forward-looking statements. Factors that may cause such differences include, but are not limited to, the risks that:

•	we may not be able to find a strategic partner to successfully market our HDF system;

•	our HDF system may not be accepted by patients or health care providers in the U.S. marketplace;

•	we may not be able to continue as a going concern;

•	a default under the terms of the secured note with Lambda Investors LLC would result in the lender foreclosing upon substantially all of our assets and could result in our inability to continue business operations;

•	we may not be able to complete the contemplated rights offering which could result in our inability to continue business operations;

•	even if we are able to complete the rights offering, we may not have sufficient capital to successfully implement our business plan;

•	restrictions in the secured note and related security agreement, which require the prior consent of the lender, may restrict our ability to operate our business, sell the company or sell our assets;

•	the voluntary recalls of point of use and DSU in-line ultrafilters used in hospital water treatment applications announced on October 30, 2013 and the related circumstances could subject us to claims or proceedings by consumers, the FDA or other regulatory authorities which may adversely impact our sales and revenues;

•	we face significant challenges in obtaining market acceptance of our products, which could adversely affect our potential sales and revenues;

•	there are product-related deaths or serious injuries or product malfunctions, which could trigger recalls, class action lawsuits and other events that could cause us to incur expenses and may also limit our ability to generate revenues from such products;

•	we face potential liability associated with the production, marketing and sale of our products, and/or the expense of defending against claims of product liability, could materially deplete our assets and generate negative publicity which could impair our reputation;

•	to the extent our products or marketing materials are found to violate any provisions of the FDC Act or any other statutes or regulations then we could be subject to enforcement actions by the FDA or other governmental agencies;

•	we may not be able to obtain funding if and when needed or on terms favorable to us in order to continue operations;

•	we may not have sufficient capital to successfully implement our business plan;

•	we may not be able to effectively market our products;

•	we may not be able to sell our water filtration products or chronic renal failure therapy products at competitive prices or profitably;

•	we may encounter problems with our suppliers, manufacturers and distributors;

•	we may encounter unanticipated internal control deficiencies or weaknesses or ineffective disclosure controls and procedures;

•	we may not obtain appropriate or necessary regulatory approvals to achieve our business plan;

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•	products that appeared promising to us in research or clinical trials may not demonstrate anticipated efficacy, safety or cost savings in subsequent pre-clinical or clinical trials;

•	we may not be able to secure or enforce adequate legal protection, including patent protection, for our products; and

•	we may not be able to achieve sales growth in key geographic markets.

More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements, including the forward-looking statements in this prospectus, is set forth in our filings with the SEC, including our periodic reports filed with the SEC. We urge you to read those documents free of charge at the SEC’s website at www.sec.gov. We do not undertake to publicly update or revise our forward-looking statements as a result of new information, future events or otherwise, except as required by law.

USE OF PROCEEDS

Assuming all the shares offered are sold, the gross proceeds from the rights offering will be $3,000,000, with net proceeds, after deducting estimated offering expenses of $127,500, of approximately $2,872,500. We are conducting the rights offering in part to raise capital for our operations. Without additional capital, we currently anticipate that we will not be able to continue our operations beyond the first quarter of 2015.

We are obligated to use proceeds from the rights offering to repay the $1,750,000 loan from Lambda Investors, plus all accrued interest thereon, as well as an 8% sourcing/transaction fee ($140,000) in respect of the loan and an aggregate of $75,000 for reimbursement of Lambda Investors’ legal fees and other expenses incurred in connection with the loan and the rights offering. The terms of the Lambda Investors note are discussed in more detail under the heading “The Rights Offering — Background for the Rights Offering — Loan from Lambda Investors.” We intend to use the remaining net proceeds, if any, for general corporate purposes, including working capital and operating expenses. Pending the application of any remaining net proceeds for these purposes, we intend to invest them generally in short-term, investment-grade, interest-bearing securities.

Our management will retain broad discretion in the allocation of the net proceeds of this offering.

DETERMINATION OF OFFERING PRICE

As a condition to making the loan, Lambda Investors required that we undertake a rights offering to raise additional funds to meet our ongoing financial requirements and to repay the loan. In its loan proposal, Lambda Investors specified a rights offering of up to 5,000,000 shares of our common stock, and that it be made at a subscription price of $0.60 per share to encourage our other stockholders to participate. The loan and the rights offering, as proposed by Lambda Investors, including the $0.60 per share subscription price, were approved by a special committee of our independent directors (none of whom are affiliated with Lambda Investors) after consideration of the financing alternatives available to us.

The $0.60 per share subscription price is not necessarily related to our book value, net worth or any other established criteria of value and may or may not be considered the fair value of our common stock included in the shares being offered in the rights offering. We did not consult with any financial or other advisor in determining the subscription price.

After the date of this prospectus, our common stock may trade at prices above or below the subscription price. The subscription price does not necessarily bear any relationship to any established criteria for value. You should not consider the subscription price as an indication of value of our company or our common stock. You should not assume or expect that, after the rights offering, our shares of common stock will trade at or above the subscription price in any given time period. The market price of our common stock may decline during or after the rights offering, and you may not be able to sell the shares of our common stock purchased during the rights offering at a price equal to or greater than the subscription price. You should obtain a current quote for our common stock before exercising your subscription rights and make your own assessment of our business and financial condition, our prospects for the future, and the terms of this rights offering. On                         , 2014, the closing sale price of our common stock on the OTCQB was $                per share.

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DILUTION

If you invest in our common stock in this offering, your ownership interest will be diluted to the extent of the difference between the $0.60 offering price per share and the pro forma net tangible book value per share. Our historical net tangible book value (deficit) as of June 30, 2014 was approximately $216,000, or approximately $0.01 per share. Historical net tangible book value per share is determined by dividing our net tangible book value by the actual number of outstanding shares of common stock. Dilution in historical net tangible book value per share represents the difference between the amount per share paid by the purchaser of shares of common stock in this offering and the pro forma net tangible book value per share of common stock immediately after the closing of this offering.

After giving effect to the assumed sale of 5,000,000 shares in the rights offering, with an offering price of $0.60 per share, and after deducting estimated offering expenses payable by us of $127,500, our pro forma net tangible book value as of June 30, 2014 would have been approximately $2,873,500, or $0.10 per share of common stock. This would represent dilution of $0.50 per share for each share purchased in the offering.

The shares outstanding as of June 30, 2014 used to calculate the information in this section exclude the following items:

•	2,424,612 shares issuable upon the exercise of stock options outstanding on June 30, 2014; and
•	16,763,301 shares issuable upon the exercise of warrants outstanding on June 30, 2014.

DIVIDEND POLICY

We have neither paid nor declared dividends on our common stock since our inception. We do not anticipate paying any dividends on our common stock in the foreseeable future. We expect to retain future earnings, if any, for use in our development activities and the operation of our business. The payment of any future dividends will be subject to the discretion of our board of directors and will depend, among other things, upon our results of operations, financial condition, cash requirements, prospects and other factors that our board of directors may deem relevant. Additionally, our ability to pay future dividends may be restricted by the terms of any debt financing, tax considerations and applicable law.

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CAPITALIZATION

The following table sets forth our historical and pro forma cash and cash equivalents and capitalization as of June 30, 2014. The pro forma information gives effect to an assumed $3,000,000 equity raise from this rights offering and the $1,750,000 loan from Lambda Investors. For purposes of this table, we have assumed that the rights offering is fully subscribed, resulting in $3,000,000 in gross proceeds. This table should be read in conjunction with our consolidated financial statements and the notes thereto included in this prospectus.

	June 30, 2014
	Actual	Pro Forma(1)
Cash and cash equivalents	$225,000	$2,882,500
Accounts payable and accrued expenses	$1,263,000	$1,263,000
Deferred revenue	$873,000	$873,000
Promissory note(2)	$-	$-
Total liabilities	$2,136,000	$2,136,000
Stockholders’ equity:
Preferred stock, $0.001 par value: 5,000,000 shares authorized on an actual and pro forma basis; no shares issued and outstanding on an actual and pro forma basis	$-	$-
Common stock, $0.001 par value: 90,000,000 and 90,000,000 shares authorized on an actual and pro forma basis; 25,226,104 and 30,226,104 shares issued and outstanding on an actual and pro forma basis(3)	$25,000	$25,500
Additional paid-in capital	$102,761,000	$105,633,000
Accumulated other comprehensive income	$72,000	$72,000
Accumulated deficit	$(102,642,000)	$(102,857,000)
Total stockholders’ equity	$216,000	$2,873,500
Total capitalization	$2,352,000	$5,009,500

(1)           Gives pro forma effect to $3,000,000 of gross proceeds from the rights offering, less $127,500 of offering costs and other fees and expenses in connection with the loan by Lambda Investors.

(2)           Gives pro forma effect to $1,750,000 of gross proceeds from the loan by Lambda Investors. We are obligated to use proceeds of the rights offering to prepay all amounts due under this note. See “Use of Proceeds.”

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(3)           In addition to the issued shares as disclosed above, as of June 30, 2014, we had 16,763,301 and 2,424,612 shares of common stock issuable upon exercise of outstanding warrants and options on an actual and pro forma as adjusted basis, respectively.

MARKET FOR OUR COMMON STOCK

Our common stock is quoted on the OTCQB Marketplace operated by the OTC Markets Group, Inc., or OTCQB, under the symbol “NEPH.” The following table sets forth the high and low bid and ask prices for our common stock as reported on the OTCQB for each quarter listed. Such over the counter market quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

Quarter Ended	High		Low
March 31, 2012		$1.09	$0.44
June 30, 2012		$3.19	$0.80
September 30, 2012		$1.98	$1.15
December 31, 2012		$1.12	$1.02
March 31, 2013		$1.49	$0.73
June 30, 2013		$1.25	$0.63
September 30, 2013		$1.71	$0.85
December 31, 2013		$1.25	$0.31
March 31, 2014		$0.75	$0.30
June 30, 2014		$1.29	$0.35
September 30, 2014		$1.19	0.76
October 1 to	$

As of August 31, 2014, there were approximately 34 holders of record and approximately 2,500 beneficial holders of our common stock.

On                      , 2014, the last reported sale price of our common stock on the OTCQB was $             per share.

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THE RIGHTS OFFERING

Background of the Rights Offering

Need for Capital

On June 30, 2014, we had cash and cash equivalents totaling approximately $225,000 and tangible assets of approximately $563,000. We expect that the $1,750,000 we raised in August 2014 through the issuance of the note to Lambda Investors will allow us to operate into the first quarter of 2015. We must seek and obtain additional financing to fund our operations. For the past three years, we have significantly reduced expenses while attempting to properly capitalize our company.

Fundraising Activities and Impact on Our Stockholders

In May 2013, we announced the completion of a rights offering that resulted in gross proceeds of $3.0 million. A portion of the proceeds was used for the repayment of a $1.3 million note, plus all accrued interest thereon ($46,800), issued to Lambda Investors in February 2013 in connection with its loan to Nephros, the payment of an 8% sourcing/transaction fee ($104,000) in respect of the note and an aggregate of $100,000 for reimbursement of Lambda Investors’ legal fees incurred in connection with the loan and the rights offering. Based on holders of subscription rights who exercised their basic subscription rights in full and subscribed for additional shares of common stock pursuant to the over-subscription privilege by Lambda Investors and other investors, the May 2013 rights offering was fully subscribed. We issued a total of 5,000,000 shares of common stock to the holders of subscription rights who validly exercised their subscription rights and paid the subscription price in full, including pursuant to the exercise of the over-subscription privilege. In connection with the May 2013 rights offering, we temporarily reduced the exercise price for the warrants issued in March 2011 from $0.40 per share to $0.30 per share. We received gross proceeds of approximately $206,000 from holders of these warrants who validly exercised their warrants during the period that we temporarily reduced the exercise price on those warrants. Nephros issued a total of 687,793 shares of common stock to these warrant holders.

In March 2014, the Company announced the completion of a rights offering that resulted in gross proceeds of $2.1 million. The aggregate net proceeds were approximately $581,000, after deducting the repayment of the November 2013 $1.5 million senior secured note, plus $61,000 of accrued interest thereon, issued to Lambda Investors LLC, the payment of an 8% sourcing transaction fee of $120,000, with respect to the November 2013 senior secured note and an aggregate of $75,000 for reimbursement of Lambda Investors’ legal fees and other expenses incurred in connection with the November 2013 senior secured note and the March 2014 rights offering. The Company issued a total of 7,140,822 shares of common stock to the holders of subscription rights who validly exercised their subscription rights, which represented 77% of the total shares offered in the March 2014 rights offering.

Since then, we have been actively attempting to raise additional funding without success. We considered the unfavorable terms we might be required to agree to in order to raise capital from third party investors against our need for capital and our current stockholders’ interests.

At present we have an immediate need for capital. For all of the reasons stated above, we have no other alternative for financing in the immediate term in which it is required. If we do not raise capital through the rights offering, we will likely need to initiate wind down proceedings, and our common stockholders most likely would receive nothing in a bankruptcy.

We believe the August 2014 loan from Lambda Investors and this rights offering provide several benefits to our stockholders:

•	the Lambda Investors loan provides us with the immediate funds we need to continue our business and affords us the time needed to raise additional funds through the rights offering;

•	the rights offering allows all of our stockholders and warrantholders to participate on terms that would not otherwise be available to many of them;

•	subject to the satisfaction of certain conditions, including compliance with all obligations under the note, security agreement and the other transaction documents relating to the note and no material adverse change having occurred with respect to the business, assets, and financial condition of the Company, Lambda Investors has advised us that it will exercise its basic subscription privilege in full and will purchase any shares of common stock that are not subscribed for by our other stockholders and warrantholders in the rights offering, if any.

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We believe that stockholders and warrantholders who participate fully in the rights offering will suffer less dilution than they would likely experience in alternative financings. Stockholders and warrantholders who do not participate in the rights offering will suffer substantial dilution. See “Dilution.”

Loan from Lambda Investors

We carefully considered our capital needs and the short time that our cash would allow us to continue operations. Given the imminent shortage of funds and our inability to complete any alternative financing within the necessary time, a special committee of our independent directors (none of whom are affiliated with Lambda Investors) requested that our largest investor, Lambda Investors, loan us funds and propose a means for capitalizing our company.

On August 29, 2014, we issued a senior secured note to Lambda Investors LLC in the principal amount of $1.75 million. We expect that the proceeds from the August 2014 note will allow us to fund our operations into the first quarter of 2015. The note bears interest at the rate of 12% per annum and matures on February 28, 2015, at which time all principal and accrued interest will be due. However, we have agreed to prepay amounts due under the note with the cash proceeds from (a) a rights offering, (b) any other equity or debt financing, or (c) the issuance or incurrence of any other indebtedness or the sale of any assets outside the ordinary course of business, in each case prior to the maturity date. If we do not pay principal and interest under the note when due, the interest rate increases to 16% per annum. In connection with the note, we have agreed to pay Lambda Investors an 8%, or $140,000, sourcing/transaction fee. In addition, we will pay Lambda Investors’ legal fees and other expenses incurred in connection with the note and the rights offering in the amount of $75,000. As additional consideration, we agreed to amend the expiration date of the existing warrants held by Lambda Investors from March 21, 2019 to the date which is the five year anniversary of the closing of this rights offering. Certain warrants held by Lambda Investors have an exercise price of $0.30 per share and have full ratchet anti-dilution protection. The full ratchet anti-dilution protection for these warrants will not be triggered in connection with the rights offering as the $0.60 per share offering price is greater than the $0.30 exercise price for these warrants. In addition, we have undertaken to conduct the rights offering described in this prospectus.

Participation of Lambda Investors

As required under the terms of the note, we are conducting this rights offering to raise up to $3,000,000 from our existing stockholders and warrantholders.

Lambda Investors has advised us that it will exercise its basic subscription privilege in full and will purchase any shares of common stock that are not subscribed for by our other stockholders and warrantholders in the rights offering, if any, subject to conditions being satisfied including the following:

•	the business, assets, financial condition, operations, results of operations and prospects of the Company are substantially as have been represented to Lambda Investors on August 29, 2014 in connection with the senior secured note and no change shall have occurred or is reasonably likely to occur solely with the passage of time that is or may be materially adverse to the Company; and

•	the Company’s compliance with its obligations under the note, security agreement and other transaction documents relating to the loan by Lambda Investors.

We are obligated to use proceeds from the rights offering to repay the $1,750,000 loan from Lambda Investors, plus all accrued interest thereon, as well as an 8% sourcing/transaction fee ($140,000) in respect of the loan and an aggregate of $75,000 for reimbursement of Lambda Investors’ legal fees incurred in connection with the loan and the rights offering.

In connection with the August 2014 loan from Lambda Investors, we entered into a registration rights agreement with Lambda Investors whereby we are required to register with the SEC for resale the shares of our common stock purchased by Lambda Investors in this rights offering. See “Plan of Distribution” and “Certain Relationships and Related Transactions” for a description of the registration rights agreement with Lambda Investors. A copy of the registration rights agreement with Lambda Investors has been filed as an exhibit to the Company’s Current Report on Form 8-K filed with the SEC on September 3, 2014.

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As of August 31, 2014, Lambda Investors is our largest stockholder and beneficially owns approximately 47% of our outstanding common stock and, on a fully-diluted basis, owns approximately 60% of our outstanding common stock. Certain warrants held by Lambda Investors have an exercise price of $0.30 per share and have full ratchet anti-dilution protection. The full ratchet anti-dilution protection for these warrants will not be triggered in connection with the rights offering as the $0.60 per share offering price is greater than the $0.30 exercise price for these warrants. In connection with the proposed rights offering, we agreed to amend the expiration date of the existing warrants held by Lambda Investors from March 21, 2019 to the date which is the five year anniversary of the closing of this rights offering.

The shares beneficially owned by Lambda Investors may be deemed beneficially owned by Wexford Capital LP, which is the managing member of Lambda Investors. Arthur Amron, one of our directors, is a partner and general counsel of Wexford Capital and Paul A. Mieyal, another of our directors, is a vice president of Wexford Capital.

Reasons for the Rights Offering

As a condition to making the loan, Lambda Investors required that we undertake a rights offering to raise additional funds to meet our ongoing financial requirements and to repay the loan. In its loan proposal, Lambda Investors specified a rights offering of 5,000,000 shares of our common stock, and that it be made at a subscription price of $0.60 per share to encourage our other stockholders and warrantholders to participate. A special committee of our independent directors (none of whom are affiliated with Lambda Investors) approved the loan and the rights offering after carefully evaluating our imminent need for additional capital. The special committee considered alternative capital raising methods that could be available to us and analyzed, among other things, the low likelihood of effecting another form of financing, as well as the length of time necessary to complete any such alternative financings. It also considered the costs and expenses associated with alternative financings. The special committee also considered the dilution that would be caused by the rights offering as well as by alternative financings.

The Subscription Rights

We are distributing to holders of our common stock and warrants, at no charge, one non-transferable subscription right for each share of our common stock owned as of 5:00 p.m., Eastern Time, on the record date, either as a holder of record or, in the case of shares held of record by brokers, dealers, custodian banks or other nominees on a stockholder’s behalf, as a beneficial owner of such shares. Each subscription right entitles you to purchase                     of a share at a subscription price of $0.60 per share.

Basic Subscription Privilege

For each share and/or each share of common stock underlying a warrant that you own, you will have a basic subscription privilege to buy                         of a share from us at a subscription price of $0.60 per share. You may exercise your basic subscription privilege for some or all of your rights, or you may choose not to exercise your rights. If you choose to exercise your rights, there is no minimum number of shares you must purchase, but you may not purchase fractional shares. Subject to the satisfaction of certain conditions, including compliance with all obligations under the note, security agreement and the other transaction documents relating to the note, and no material adverse change having occurred with respect to our business, assets, and financial condition, Lambda Investors has advised us that it will exercise its basic subscription privilege in full and will purchase any shares of common stock that are not subscribed for by our other stockholders and warrantholders in the rights offering, if any. We will not issue any fractional shares. Instead we will round up any fractional shares to the nearest whole share.

Over-Subscription Privilege

If you exercise your basic subscription privilege in full, you may also exercise an over-subscription privilege to subscribe for additional shares not subscribed for by other rights holders in the offering at the same subscription price of $0.60 per share. If an insufficient number of shares is available to fully satisfy all over-subscription requests, the available shares will be allocated proportionately among rights holders who exercise their over-subscription privileges based on the number of shares each such holder subscribed for under the basic subscription privilege. The subscription agent will return any excess payments by mail without interest or deduction promptly after expiration of the subscription period. Subject to the satisfaction of certain conditions, including compliance with all obligations under the note, security agreement and the other transaction documents relating to the note, and no material adverse change having occurred with respect to our business, assets, and financial condition, Lambda Investors has advised us that it will purchase any shares of common stock that are not subscribed for by our other stockholders and warrantholders in the rights offering, if any.

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Expiration of Rights Offering and Extensions, Amendments and Termination

You may exercise your subscription rights at any time prior to 5:00 p.m., Eastern Time, on                              , 2014, the expiration date for the rights offering, subject to extension at our sole discretion, but in no event by more than 60 days from the date of this prospectus. If you do not exercise your subscription rights before the expiration date of the rights offering, your subscription rights will expire and will have no value. We will not be required to issue shares to you if the subscription agent receives your rights certificate or payment after the expiration date, regardless of when you sent the rights certificate and payment.

We may extend the expiration date at any time. If the rights offering is extended, subscriptions received prior to such extension will remain irrevocable. We may choose to extend the rights offering for any reason. For example, we may decide that changes in the market price of our common stock warrant an extension, or we may decide that the degree of stockholder participation in the rights offering is less than the level we desire. We may cancel the rights offering at any time prior to the expiration of the rights offering for any reason. In the event the rights offering is cancelled, all subscription payments received by the subscription agent will be returned, without interest or deduction, as soon as practicable. We also reserve the right to amend or modify the terms of the rights offering, as appropriate.

We may extend the expiration date by giving oral or written notice to our subscription agent on or before the expiration date, followed by a press release no later than 9:00 a.m., Eastern Time, on the next business day after the previously scheduled expiration date.

Conditions to the Rights Offering

As a condition to the rights offering, the registration statement of which this prospectus is a part must be declared effective by the SEC.

Method of Exercising Subscription Rights

The exercise of subscription rights is irrevocable and may not be cancelled or modified. Your subscription rights will not be considered exercised unless the subscription agent receives from you, your broker, custodian or nominee, as the case may be, all of the required documents properly completed and executed and your full subscription price payment in cash at or prior to 5:00 p.m., Eastern time, on                             , 2014, the expiration date of the rights offering. Rights holders may exercise their rights as follows:

Subscription by Registered Holders or Warrantholders

Rights holders who are registered holders of our common stock or individuals with warrants to purchase our common stock may exercise their subscription privileges by properly completing and executing the rights certificate together with any required signature guarantees and forwarding it, together with payment in full in cash, of the subscription price for each share of the common stock for which they subscribe, to the subscription agent at the address set forth under the subsection entitled “— Delivery of Subscription Materials and Payment,” on or prior to the expiration date.

Subscription by DTC Participants

Banks, trust companies, securities dealers and brokers that hold shares of our common stock or warrants on the rights offering record date as nominee for more than one beneficial owner may, upon proper showing to the subscription agent, exercise their subscription privileges on the same basis as if the beneficial owners were record holders on the rights offering record date through the Depository Trust Company, or DTC. Such holders may exercise these rights through DTC’s PSOP Function on the “agents subscription over PTS” procedure and instructing DTC to charge their applicable DTC account for the subscription payment for the new shares or indicating to DTC that such holder intends to pay for such rights through the delivery to the Company by the holder of an equivalent amount of principal and accrued and unpaid interest of indebtedness owed by the Company to such holder, or a combination thereof, and deliver such amount to the subscription agent. DTC must receive the subscription instructions and payment for the new shares by the rights expiration date.

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Subscription by Beneficial Owners

Rights holders who are beneficial owners of shares of our common stock or warrants and whose shares or warrants are registered in the name of a broker, custodian bank or other nominee, and rights holders who hold common stock or warrant certificates and would prefer to have an institution conduct the transaction relating to the rights on their behalf, should instruct their broker, custodian bank or other nominee or institution to exercise their rights and deliver all documents and payment on their behalf, prior to the expiration date. A rights holder’s subscription rights will not be considered exercised unless the subscription agent receives from such rights holder, its broker, custodian, nominee or institution, as the case may be, all of the required documents and such holder’s full subscription price payment.

Payment Method

Payments must be made in full in U.S. currency by:

•	check or bank draft payable to “Continental Stock Transfer & Trust Company (acting as subscription agent for Nephros, Inc.),” drawn on a U.S. bank;

•	U.S. Postal money order payable to “Continental Stock Transfer & Trust Company (acting as subscription agent for Nephros, Inc.),” or

•	wire transfer of immediately available funds directly to the account maintained by Continental Stock Transfer & Trust Company as agent for Nephros, Inc., for purposes of accepting subscriptions in the rights offering, at JPMorgan Chase, ABA # 021-000021, Account # 475-508351 FBO Nephros, Inc. Subscription, with reference to the rights holder’s name.

Rights certificates received after 5:00 p.m., Eastern Time, on                                        , 2014, the expiration date of the rights offering, will not be honored, and we will return your payment to you as soon as practicable, without interest or deduction.

The subscription agent will be deemed to have received payment upon:

•	clearance of any uncertified check deposited by the subscription agent;

•	receipt by the subscription agent of any certified check or bank draft, drawn on a U.S. bank;

•	receipt by the subscription agent of any U.S. Postal money order; or

•	receipt by the subscription agent of any appropriately executed wire transfer.

You should read the instruction letter accompanying the rights certificate carefully and strictly follow it. DO NOT SEND RIGHTS CERTIFICATES OR PAYMENTS TO US. We will not consider your subscription received until the subscription agent has received delivery of a properly completed and duly executed rights certificate and payment of the full subscription amount. The risk of delivery of all documents and payments is on you or your nominee, not us or the subscription agent.

The method of delivery of subscription rights certificates and payment of the subscription amount to the subscription agent will be at the risk of the holders of subscription rights. If sent by mail, we recommend that you send those certificates and payments by overnight courier or by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the subscription agent and clearance of payment before the expiration of the subscription period. Because uncertified personal checks may take at least five or more business days to clear, we urge you to pay or arrange for payment by means of certified check made payable to “Continental Stock Transfer & Trust Company (acting as subscription agent for Nephros, Inc.)” to avoid missing the opportunity to exercise your subscription rights should you decide to exercise them.

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Payment Adjustments

If you send a payment that is insufficient to purchase the number of shares requested, or if the number of shares requested is not specified in the rights certificate, the payment received will be applied to exercise your subscription rights to the extent of the payment. If the payment exceeds the amount necessary for the full exercise of your subscription rights, the excess will be returned to you promptly in cash. You will not receive interest or a deduction on any payments refunded to you under the rights offering.

Medallion Guarantee May Be Required

Your signature on each subscription rights certificate must be guaranteed by an eligible institution, such as a member firm of a registered national securities exchange or a member of the Financial Industry Regulatory Authority, Inc., or a commercial bank or trust company having an office or correspondent in the United States, subject to standards and procedures adopted by us, unless:

•	your subscription rights certificate provides that shares are to be delivered to you as record holder of those subscriptions rights; or

•	you are an eligible institution.

Subscription Price

As a condition to making the loan, Lambda Investors required that we undertake a rights offering to raise additional funds to meet our ongoing financial requirements and to repay the loan. In its loan proposal, Lambda Investors specified a rights offering of up to 5,000,000 shares our common stock, and that it be made at a subscription price of $0.60 per share to encourage our other stockholders to participate. The loan and the rights offering, as proposed by Lambda Investors, including the $0.60 per share subscription price, were approved by a special committee of our independent directors (none of whom are affiliated with Lambda Investors) after consideration of the financing alternatives available to us.

The $0.60 per share subscription price is not necessarily related to our book value, net worth or any other established criteria of value and may or may not be considered the fair value of our common stock being offered in the rights offering. We did not consult with any financial or other advisor in determining the subscription price.

We cannot assure you that the market price of our common stock will not decline during or after the rights offering. We also cannot assure you that you will be able to sell shares of our common stock purchased during the rights offering at a price equal to or greater than the $0.60 subscription price per share. We urge you to obtain a current quote for our common stock before exercising your subscription rights or subscribing for a share.

Withdrawal and Termination

We reserve the right to withdraw the rights offering prior to the expiration of the rights offering for any reason. We may terminate the rights offering, in whole or in part, if at any time before completion of the rights offering there is any judgment, order, decree, injunction, statute, law or regulation entered, enacted, amended or held to be applicable to the rights offering that in the sole judgment of our board of directors would or might make the rights offering or its completion, whether in whole or in part, illegal or otherwise restrict or prohibit completion of the rights offering. We may waive any of these conditions and choose to proceed with the rights offering even if one or more of these events occur. If we terminate the rights offering, in whole or in part, all affected subscription rights will expire without value, and all excess subscription payments received by the subscription agent will be returned, without interest, as soon as practicable.

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Cancellation Rights

Our board of directors may cancel the rights offering at any time prior to the time the rights offering expires for any reason. If we cancel the rights offering, we will issue a press release notifying stockholders of the cancellation and all subscription payments received by the subscription agent will be returned, without interest or deduction, as soon as practicable.

Subscription Agent

The subscription agent for this rights offering is Continental Stock Transfer & Trust Company. We will pay all fees and expenses of the subscription agent related to the rights offering and have also agreed to indemnify the subscription agent from certain liabilities that it may incur in connection with the rights offering.

Delivery of Subscription Materials and Payment

All subscription rights certificates, payments of the subscription price (unless submitted by wire transfer) and/or nominee holder certifications, to the extent applicable to your exercise of rights, must be delivered to Continental Stock Transfer & Trust Company as follows:

If delivery by hand/mail/overnight courier:

Continental Stock Transfer & Trust Company
17 Battery Place, 8th Floor
New York, NY 10004
(917) 262-2378

Your delivery other than in the manner or to the address listed above will not constitute valid delivery.

You should direct any questions or requests for assistance concerning the method of subscribing for shares or for additional copies of this prospectus to the information agent.

Fees and Expenses

We will pay all fees charged by the subscription agent. You are responsible for paying any other commissions, fees, taxes or other expenses incurred in connection with the exercise of the subscription rights or subscribing for shares. Neither the subscription agent nor we will pay such expenses.

Notice to Nominees

If you are a broker, custodian bank or other nominee holder that holds shares of our common stock or warrants for the account of others on the record date, you should notify the beneficial owners of the shares for whom you are the nominee of the rights offering as soon as possible to learn their intentions with respect to exercising their subscription rights. You should obtain instructions from the beneficial owner, as set forth in the instructions we have provided to you for your distribution to beneficial owners. If the beneficial owner so instructs, you should complete the appropriate rights certificate and submit it to the subscription agent with the proper subscription payment. If you hold shares of our common stock or warrants for the account(s) of more than one beneficial owner, you may exercise the number of subscription rights to which all beneficial owners in the aggregate otherwise would have been entitled had they been direct holders of our common stock or warrants on the record date, provided that you, as a nominee record holder, make a proper showing to the subscription agent by submitting the form entitled “Nominee Holder Certification,” which is provided with your rights offering materials. If you did not receive this form, you should contact the subscription agent to request a copy.

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Beneficial Owners

If you are a beneficial owner of shares of our common stock or warrants or will receive your subscription rights through a broker, custodian bank or other nominee, we will ask your broker, custodian bank or other nominee to notify you of the rights offering. If you wish to exercise your subscription rights, you will need to have your broker, custodian bank or other nominee act for you. To indicate your decision with respect to your subscription rights, you should complete and return to your broker, custodian bank or other nominee the form entitled “Beneficial Owner Election Form.” You should receive this form from your broker, custodian bank or other nominee with the other rights offering materials. If you wish to obtain a separate subscription rights certificate, you should contact the nominee as soon as possible and request that a separate subscription rights certificate be issued to you. You should contact your broker, custodian bank or other nominee if you do not receive this form, but you believe you are entitled to participate in the rights offering. We are not responsible if you do not receive the form from your broker, custodian bank or nominee or if you receive it without sufficient time to respond.

Non-Transferability of Subscription Rights

Your subscription rights are not transferable, other than by operation of law, and may be exercised only by you. You may not sell, transfer or assign your subscription rights to anyone else.

Validity of Subscriptions

We will resolve all questions regarding the validity and form of the exercise of your subscription rights, including time of receipt and eligibility to participate in the rights offering. Our determination will be final and binding. Once made, subscriptions and directions are irrevocable, and we will not accept any alternative, conditional or contingent subscriptions or directions. We reserve the absolute right to reject any subscriptions or directions not properly submitted or the acceptance of which would be unlawful. You must resolve any irregularities in connection with your subscriptions before the subscription period expires, unless waived by us in our sole discretion. Neither the subscription agent nor we shall be under any duty to notify you or your representative of defects in your subscriptions. A subscription will be considered accepted, subject to our right to withdraw or terminate the rights offering, only when a properly completed and duly executed rights certificate and any other required documents and the full subscription payment have been received by the subscription agent. Our interpretations of the terms and conditions of the rights offering will be final and binding.

Segregated Account; Return of Funds

The subscription agent will hold funds received in payment for shares in a segregated account pending completion of the rights offering. The subscription agent will hold this money in escrow until the rights offering is completed or is withdrawn and canceled. If the rights offering is canceled for any reason, all subscription payments received by the subscription agent will be returned, without interest or penalties, as soon as practicable.

Certificates for Shares of Common Stock

As soon as practicable after the completion of the rights offering, the subscription agent will arrange for issuance to each subscriber of the shares of common stock purchased in the rights offering.

Stockholder Rights

You will have no rights as a holder of the shares of our common stock you purchase in the rights offering, if any, until certificates representing the shares of our common stock are issued to you or your account at your record holder is credited with the shares of our common stock purchased in the rights offering. You will have no right to revoke your subscriptions after your rights certificate or the “Beneficial Owner Election Form,” the full subscription payment and any other required documents have been delivered to the subscription agent.

State Securities Law Matters

The issuance and exercise of subscription rights is subject to compliance with state securities laws and regulations. Although we intend to distribute the rights to all stockholders and warrantholders, we reserve the right in some states to require stockholders and warrantholders, if they wish to participate, to state and agree upon exercise of their respective rights that they are acquiring the shares for investment purposes only, and that they have no present intention to resell or transfer any shares acquired. This rights offering is not being made and our securities are not being offered in any jurisdiction where the offer is not permitted under applicable local laws. We have the right, in our sole discretion, to not effect registration or qualification of the subscription rights in any state or other jurisdiction, or take any other action required by any state or other jurisdiction to allow the offer to take place in that state or jurisdiction. If you reside in a state or other jurisdiction in which registration, qualification or other action is necessary with which we choose not to comply, you will not be eligible to participate in the rights offering.

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Foreign Stockholders and Warrantholders

We will not mail this prospectus or rights certificates to stockholders and warrantholders with addresses that are outside the United States or that have an army post office or foreign post office address. The subscription agent will hold these rights certificates for their account. To exercise subscription rights, our foreign stockholders and warrantholders and stockholders and warrantholders that have an army post office or foreign post office address must notify us prior to 11:00 a.m., Eastern Time, at least five business days prior to the expiration of the rights offering and demonstrate to our satisfaction that the exercise of such subscription rights does not violate the laws of the jurisdiction of such stockholder.

No Revocation or Change

Once you submit the form of rights certificate to exercise any subscription rights, you are not allowed to revoke or change the exercise or request a refund of monies paid. All exercises of subscription rights are irrevocable, even if you learn information about us that you consider to be unfavorable. You should not exercise your subscription rights unless you are certain that you wish to purchase shares at the subscription price.

No Recommendation to Rights Holders

Our board of directors is making no recommendation regarding your exercise of the subscription rights. You are urged to make your decision based on your own assessment of our business and the rights offering. Please see “Risk Factors” for a discussion of some of the risks involved in investing in the shares.

Listing

The subscription rights will not be listed for trading on the OTCQB or any stock exchange or market. The shares of our common stock issuable upon exercise of the subscription rights and upon exercise of the warrants will be listed on the OTCQB under the ticker symbol “NEPH.”

Shares of Our Common Stock Outstanding After Completion of the Rights Offering

As of the record date, we had                          shares of our common stock issued and outstanding. If all of the shares offered are sold, we will issue up to 5,000,000 shares of our common stock in the rights offering. Assuming all of the shares offered are sold and no additional shares of our common stock are issued and no outstanding options or warrants are exercised prior to the completion of the rights offering, approximately                                        shares of our common stock will be outstanding immediately after the completion of the rights offering.

Additional Information

If you have any questions or need further information or assistance concerning the method of subscribing or about the rights offering, please contact John C. Houghton at (201) 343-5202, ext 101.

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PLAN OF DISTRIBUTION

On or about                                            , 2014, we will distribute the rights, rights certificates and copies of this prospectus to individuals who owned shares of our common stock and/or owned warrants on the record date. We have not employed any brokers, dealers or underwriters in connection with the solicitation or exercise of rights in the rights offering and no commissions, fees or discounts will be paid in connection with the rights offering. While certain of our directors, officers and other employees may solicit responses from you, those directors, officers and other employees will not receive any commissions or compensation for their services other than their normal compensation. We have agreed to pay the subscription agent and the information agent customary fees plus certain expenses in connection with the rights offering.

If you wish to exercise your subscription rights and subscribe for shares in the rights offering, you should complete the subscription rights certificate and return it with payment in cash and/or securities, as provided herein, for the shares subscribed, to the subscription agent, Continental Stock Transfer & Trust Company, at the following address:

If delivering by Hand/Mail/Overnight Courier:
Continental Stock Transfer & Trust Company
17 Battery Place, 8th Floor
New York, NY 10004
(917) 262-2378

You may also pay for your subscription of shares by wire transfer of immediately available funds as follows:

JPMorgan Chase
ABA # 021-000021
Continental Stock Transfer & Trust Company as agent for Nephros, Inc.
Acct # 475508351 FBO Nephros, Inc. Subscription

You should direct any questions or requests for assistance concerning the method of subscribing for shares to John C. Houghton at (201) 343-5202, ext. 101.

You are solely responsible for completing delivery to the subscription agent of your subscription documents, rights certificate and payment. We urge you to allow sufficient time for delivery of your subscription materials to the subscription agent. See “The Rights Offering — Method of Exercising Subscription Rights.”

Subject to the satisfaction of certain conditions, including compliance with all obligations under the note, security agreement and the other transaction documents relating to the note and no material adverse change having occurred with respect to the business, assets, and financial condition of the Company, Lambda Investors has advised us that it will exercise its basic subscription privilege in full and will purchase any shares of common stock that are not subscribed for by our other stockholders in the rights offering, if any. See “The Rights Offering — Background of the Rights Offering — Participation of Lambda Investors.”

We are not entering into any other similar agreements with respect to the purchase of any shares not subscribed for through exercise of subscription privileges by our stockholders. See “The Rights Offering — Background of the Rights Offering — Participation of Lambda Investors.” We are obligated to use proceeds from the rights offering to repay the $1,750,000 loan from Lambda Investors, plus all accrued interest thereon, as well as an 8% sourcing/transaction fee ($140,000) in respect of the loan and an aggregate of $75,000 for reimbursement of Lambda Investors’ legal fees and other expenses incurred in connection with the loan and the rights offering.

We have entered into a registration rights agreement with Lambda Investors in connection with the rights offering. The registration rights agreement covers the shares of our common stock sold to Lambda Investors. See “Certain Relationships and Related Transactions” for a description of the registration rights agreement with Lambda Investors.

Other than as described herein, we do not know of any existing agreements between any stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares of common stock.

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The issuance and exercise of subscription rights is subject to compliance with state securities laws and regulations. Although we intend to distribute the subscription rights to all stockholders and warrantholders, we reserve the right in some states to require stockholders and warrantholders, if they wish to participate, to state and agree upon exercise of their respective rights that they are acquiring the shares for investment purposes only, and that they have no present intention to resell or transfer any shares acquired. Our securities are not being offered in any jurisdiction where the offer is not permitted under applicable local laws. We have the right, in our sole discretion, to not effect registration or qualification of the subscription rights in any state or other jurisdiction.

We have not entered into any agreements regarding stabilization activities with respect to our securities.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

The following discussion includes forward-looking statements about our business, financial condition, and results of operations, including discussions about management’s expectations for our business. These statements represent projections, beliefs and expectations based on current circumstances and conditions and in light of recent events and trends, and you should not construe these statements either as assurances of performances or as promises of a given course of action. Instead, various known and unknown factors are likely to cause our actual performance and management’s actions to vary, and the results of these variances may be both material and adverse. A list of the known material factors that may cause our results to vary, or may cause management to deviate from its current plans and expectations, is included herein under “Risk Factors” and Item 1A “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2013. The following discussion should also be read in conjunction with the consolidated financial statements and notes included herein.

Going Concern

Our former independent registered public accounting firm has included an explanatory paragraph in their report on our financial statements included in this prospectus and in our Annual Report on Form 10-K for the year ended December 31, 2013 which expressed doubt as to our ability to continue as a going concern. The accompanying financial statements have been prepared assuming that we will continue as a going concern, however, there can be no assurance that we will be able to do so. Our recurring losses and difficulty in generating sufficient cash flow to meet our obligations and sustain our operations raise substantial doubt about our ability to continue as a going concern, and our consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Business Overview

Nephros is a commercial stage medical device company that develops and sells high performance liquid purification filters. Our filters, which we call ultrafilters, are primarily used in dialysis centers for the removal of biological contaminants from water, bicarbonate concentrate and/or blood. Because our ultrafilters capture contaminants as small as 0.005 microns in size, they minimize exposure to a wide variety of bacteria, viruses, fungi, parasites, and endotoxins.

Our ultrafilters use proprietary hollow fiber technology. We believe the hollow fiber design allows our ultrafilters to optimize the three elements critical to filter performance:

☐	Filtration - as low as 0.005 microns
☐	Flow rate - minimal disruption
☐	Filter life - up to 12 months

We were founded in 1997 by healthcare professionals affiliated with Columbia University Medical Center/New York-Presbyterian Hospital to develop and commercialize an alternative method to hemodialysis (HD). We have extended our filtration technologies to meet the demand for liquid purification in other areas, in particular water purification.

The following trends, events and uncertainties may have a material impact on our potential sales, revenue and income from operations:

•	the market acceptance of our products in the United States and of our technologies and products in each of our target markets;

•	our ability to effectively and efficiently manufacture, market and distribute our products;

•	our ability to sell our products at competitive prices which exceed our per unit costs;

•	the consolidation of dialysis clinics into larger clinical groups; and

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•	the current U.S. healthcare plan is to bundle reimbursement for dialysis treatment which may force dialysis clinics to change therapies due to financial reasons.

To the extent we are unable to succeed in accomplishing the foregoing, our sales could be lower than expected and dramatically impair our ability to generate income from operations.

Recently Adopted Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board issued Accounting Standards Update (“ASU”) 2014-09, "Revenue from Contracts with Customers," related to revenue recognition. The underlying principle of the new standard is that a business or other organization will recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects what it expects in exchange for the goods or services. The standard also requires more detailed disclosures and provides additional guidance for transactions that were not addressed completely in prior accounting guidance. ASU 2014-09 provides alternative methods of initial adoption, and it is effective for annual reporting periods beginning after December 15, 2016, and interim periods within those annual periods. Early adoption is not permitted. We are currently reviewing the revised guidance and assessing the potential impact on our consolidated financial statements.

Critical Accounting Policies and Estimates

Our discussion and analysis of our financial condition and results of operations are based on our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of financial statements in accordance with generally accepted accounting principles in the United States requires application of management’s subjective judgments, often requiring the need to make estimates about the effect of matters that are inherently uncertain and may change in subsequent periods. Our actual results may differ substantially from these estimates under different assumptions or conditions. While our significant accounting policies are described in more detail in the notes to consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2013, we believe that the following accounting policies require the application of significant judgments and estimates.

Revenue Recognition

Revenue is recognized in accordance with Accounting Standards Codification ("ASC") Topic 605. Four basic criteria must be met before revenue can be recognized: (i) persuasive evidence that an arrangement exists; (ii) delivery has occurred or services have been rendered; (iii) the fee is fixed or determinable; and (iv) collectability is reasonably assured.

The Company recognizes revenue related to product sales when delivery is confirmed by its external logistics provider and the other criteria of ASC Topic 605 are met. Product revenue is recorded net of returns and allowances. All costs and duties relating to delivery are absorbed by the Company. Shipments for all products are currently received directly by the Company’s customers.

Deferred revenue on the accompanying June 30, 2014 condensed consolidated balance sheet is approximately $873,000 and is related to the License Agreement with Bellco, which is being deferred through December 31, 2021, the remainder of the expected obligation period. The Company has recognized approximately $2,203,000 of revenue related to the License Agreement to date and approximately $448,000 for the six months ended June 30, 2014.

Stock-Based Compensation

We account for stock-based compensation in accordance with ASC 718 by recognizing the fair value of stock-based compensation in net income. The fair value of our stock option awards are estimated using a Black-Scholes option valuation model. This model requires the input of highly subjective assumptions and elections including expected stock price volatility and the estimated life of each award. In addition, the calculation of compensation costs requires that we estimate the number of awards that will be forfeited during the vesting period. The fair value of stock-based awards is amortized over the vesting period of the award. For stock awards that vest based on performance conditions (e.g. achievement of certain milestones), expense is recognized when it is probable that the condition will be met.

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Accounts Receivable

We provide credit terms to our customers in connection with purchases of our products. We periodically review customer account activity in order to assess the adequacy of the allowances provided for potential collection issues and returns. Factors considered include economic conditions, each customer’s payment and return history and credit worthiness. Adjustments, if any, are made to reserve balances following the completion of these reviews to reflect our best estimate of potential losses.

Inventory Reserves

Our inventory reserve requirements are based on factors including the products’ expiration date and estimates for the future sales of the product. If estimated sales levels do not materialize, we will make adjustments to our assumptions for inventory reserve requirements.

Accrued Expenses

We are required to estimate accrued expenses as part of our process of preparing financial statements. This process involves identifying services which have been performed on our behalf, and the level of service performed and the associated cost incurred for such service as of each balance sheet date in our consolidated financial statements. Examples of areas in which subjective judgments may be required include costs associated with services provided by contract organizations for the preclinical development of our products, the manufacturing of clinical materials, and clinical trials, as well as legal and accounting services provided by professional organizations. In connection with such service fees, our estimates are most affected by our understanding of the status and timing of services provided relative to the actual levels of services incurred by such service providers. The majority of our service providers invoice us monthly in arrears for services performed. In the event that we do not identify certain costs, which have begun to be incurred, or we under- or over-estimate the level of services performed or the costs of such services, our reported expenses for such period would be too low or too high. The date on which certain services commence, the level of services performed on or before a given date and the cost of such services are often determined based on subjective judgments. We make these judgments based upon the facts and circumstances known to us in accordance with generally accepted accounting principles.

Results of Operations

Fluctuations in Operating Results

Our results of operations have fluctuated significantly from period to period in the past and are likely to continue to do so in the future. We anticipate that our annual and quarterly results of operations will be impacted for the foreseeable future by several factors including the progress and timing of expenditures related to our research and development efforts, as well as marketing expenses related to product launches.  Due to these fluctuations, we believe that the period to period comparisons of our operating results are not a good indication of our future performance.

Six Months Ended June 30, 2014 Compared to the Six Months Ended June 30, 2013

Revenues

Total net revenues for the six months ended June 30, 2014 were approximately $915,000 compared to approximately $1,096,000 for the six months ended June 30, 2013.  Total net revenues decreased approximately $181,000, or 17%, arising from approximately $270,000 of lower water filter sales partially offset by an increase of approximately $89,000 in licensing revenue related to the Bellco license agreement compared to the 2013 period.

Cost of Goods Sold

Cost of goods sold was approximately $248,000 for the six months ended June 30, 2014 compared to approximately $421,000 for the six months ended June 30, 2013. The decrease of approximately $173,000, or 41%, during the six months ended June 30, 2014 compared to the same period in 2013 is primarily due to the reduction in sales volume.

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Gross Margin

Gross margin percentage for water filters of 47% and 43% for the six months ended June 30, 2014 and 2013, respectively, increased slightly due to a decrease in expense recognized for product samples and testing for the six months ended June 30, 2014 compared to the 2013 period. This percentage excludes license revenues for which there is no related cost of goods sold.

Research and Development

Research and development expenses were approximately $343,000 and $483,000 respectively, for the six months ended June 30, 2014 and June 30, 2013, respectively. This decrease of approximately $140,000, or 29%, is primarily due to a decrease in research and development costs primarily related to our OLpūr H2H Module. The expenses related to our OLpūr H2H Module were incurred in the six month period ended June 30, 2013. Similar expenses were not incurred in the six month period ended June 30, 2014.

Depreciation and Amortization Expense

Depreciation and amortization expense was approximately $110,000 for the six months ended June 30, 2014 compared to approximately $114,000 for the six months ended June 30, 2013. Approximately $106,000 and $109,000, respectively, of the depreciation and amortization expense for the six months ended June 30, 2014 and 2013 is due to amortization related to the asset recognized in conjunction with the Medica License and Supply Agreement which began on April 23, 2012. The remaining $4,000 is depreciation on equipment and tools, which is unchanged for the six months ended June 30, 2014 compared to the same period in 2013.

Selling, General and Administrative Expenses

Selling, general and administrative expenses were approximately $1,412,000 for the six months ended June 30, 2014 compared to approximately $1,714,000 for the six months ended June 30, 2013, a decrease of approximately $302,000 or 18%. The decrease is primarily due to decreases in personnel costs of approximately $158,000 primarily related to the absence of a chief financial officer in the six months ended June 30, 2014 compared to the 2013 period, decreases in legal fees of approximately $65,000, decreases in professional services costs of approximately $10,000 and decreases in other expenses of approximately $69,000 during the six months ended June 30, 2014 compared to the same period in 2013.

Interest Expense

Interest expense was approximately $70,000 for the six months ended June 30, 2014 and relates primarily to interest on the November 2013 senior secured note issued to Lambda Investors LLC of approximately $37,000 and interest of approximately $32,000 related to outstanding payables due to a vendor. Interest expense was approximately $47,000 for the six months ended June 30, 2013 as a result of the February 2013 senior secured note outstanding as of June 30, 2013.

Gain on Sale of Equipment

There was no disposal of equipment in the six months ended June 30, 2014 and a gain of approximately $2,000 was recognized for the six months ended June 30, 2013 related to the sale of fully depreciated equipment.

Amortization of Debt Discount

The Company accounts for debt issuance costs in accordance with ASC Topic 835, which requires that costs paid directly to the issuer of the notes be reported in the balance sheet as a debt discount and amortized over the term of the associated debt. Amortization of debt discount of approximately $142,000 for the six months ended June 30, 2014, was due to fees paid to Lambda Investors LLC in connection with the November 2013 senior secured note. Amortization of debt discount of approximately $204,000 for the six months ended June 30, 2013 was due to fees paid to Lambda Investors LLC in connection with the February 2013 senior secured note.

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Other Expense

Other expense in the amounts of approximately $4,000 for the six months ended June 30, 2014 relate to foreign currency losses on invoices paid to an international suppler. Other expense in the amount of approximately $27,000 for the six months ended June 30, 2013 was due to approximately $14,000 related to warrant inducement expense and approximately $13,000 of foreign currency losses on invoices paid to an international supplier.

The Fiscal Year Ended December 31, 2013 Compared to the Fiscal Year Ended December 31, 2012

Revenues

Total revenues for the year ended December 31, 2013 were approximately $1,740,000 compared to approximately $1,807,000 for the year ended December 31, 2012.  Total revenues decreased approximately $67,000, or 4%, as a result of decreases of approximately $117,000 related to the Office of Naval Research, whose contract ended as of March 2012, and approximately $216,000 related to the sales credits recorded to reflect the impact of a voluntary product recall of point of use filters (POU) announced on October 30, 2013. These decreases were partially offset by an increase of approximately $31,000 related to the Bellco license agreement as well as underlying increases in total water filter sales.  Total water filter sales increased by 23% from $1,005,000 in 2012 to $1,240,000 in 2013 reflecting growth in key business segments of dialysis water and hospital water.  Dialysis water and hospital water sales increased by approximately 66% and 25%, respectively.  These increases were partially offset by decreases in military water sales of approximately 83%.

Revenues were not significantly impacted by inflation or changing prices for the years ended December 31, 2013 or 2012.

Cost of Goods Sold

Cost of goods sold was approximately $898,000 for the year ended December 31, 2013 compared to approximately $737,000 for the year ended December 31, 2012. The increase of approximately $161,000, or 22%, in cost of goods sold was related to the increase in inventory reserves of approximately $210,000, $203,000 of which is a result of the October 2013 voluntary product recall and an increase in cost of goods sold of approximately $119,000 related to increased sales of water filters in key business segments during the year ended December 31, 2013. The increases were partially offset by a decrease in sales related to the Office of Naval Research combined with the impact of a voluntary product recall of point of use filters (POU) of approximately $168,000.

Research and Development

Research and development expenses were approximately $826,000 and $632,000, respectively, for the years ended December 31, 2013 and December 31, 2012. This increase of approximately $194,000, or 31%, is primarily due to an increase in research and development material and other project costs primarily related to our OLpūr H2H Module of approximately $104,000 and an increase in personnel related costs of approximately $88,000 during the year ended December 31, 2013 compared to the year ended December 31, 2012.

Depreciation and Amortization Expense

Depreciation and amortization expense was approximately $223,000 for the year ended December 31, 2013 compared to approximately $151,000 for the year ended December 31, 2012, representing an increase of 48%. The increase of approximately $72,000 is due to amortization related to the asset recognized in conjunction with the License and Supply Agreement that began in the second quarter of the year ended December 31, 2012.

Selling, General and Administrative Expenses

Selling, general and administrative expenses were approximately $3,110,000 for the year ended December 31, 2013 compared to approximately $3,620,000 for the year ended December 31, 2012, representing a decrease of $510,000 or 14%. The decrease is primarily due to a decrease in legal and professional services expenses.  In the twelve months ended December 31, 2013, approximately $229,000 of legal and professional services expenses were recorded in equity as a result of the May 2013 rights offering and approximately $204,000 were recorded as amortization of debt discount as they were fees paid in relation to the February 2013 senior secured note.  In addition, travel and other expenses decreased approximately $130,000 during the year ended December 31, 2013 compared to the year ended December 30, 2012.  These decreases were partially offset by an increase in personnel related expenses of approximately $53,000, primarily a result of increased expenses related to bonus and stock-based compensation expense.

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Interest Income

There was no interest income recognized for the year ended December 31, 2013 compared to approximately $2,000 for the year ended December 31, 2012. The decrease reflects the impact of having less cash on hand during the year ended December 31, 2013 compared to the year ended December 31, 2012.

Interest Expense

Interest expense for the year ended December 31, 2013 was $94,000.  There was no interest expense recognized for the year ended December 31, 2012. Interest expense for the year ended December 31, 2013 primarily relates to interest on the February 2013 senior secured note and November 2013 senior secured note each issued to Lambda Investors LLC of approximately $71,000 and interest of approximately $21,000 related to outstanding payables due to a vendor.

Amortization of Debt Issuance Costs

The Company accounts for debt issuance costs in accordance with ASC 835, which requires that costs paid directly to the issuer of the notes be reported in the balance sheet as a debt discount and amortized over the term of the associated debt. Amortization of debt discounts of approximately $257,000 for the year ended December 31, 2013, was due to fees paid to Lambda Investors LLC of approximately $204,000 and approximately $53,000 as a result of the issuance of the February 2013 senior secured note and the November 2013 senior secured note, respectively.

Other Income/Expense

Other income (expense), net, of approximately $33,000 includes approximately $50,000 of other expense for the year ended December 31, 2013, primarily due to approximately $36,000 related to foreign currency losses and approximately $14,000 related to the May 2013 rights offering warrant modification.  Other expense was partially offset by other income of approximately $17,000, which consisted primarily of a refund of approximately $15,000 received as a result of the Steris agreement termination.

Other expense in the amount of approximately $14,000 for the year ended December 31, 2012 was primarily the result of approximately $18,000 related to the write-offs of vendor invoices which are no longer due. Other expense was partially offset by $4,000 related to foreign currency losses on invoices paid to an international supplier.

Off-Balance Sheet Arrangements

We did not engage in any off-balance sheet arrangements during the years ended December 31, 2013 and December 31, 2012 or the six months ended June, 2014.

Liquidity and Capital Resources

Our future liquidity sources and requirements will depend on many factors, including:

•	the availability of additional financing, through the sale of equity securities or otherwise, on commercially reasonable terms or at all;

•	the costs involved in connection with the voluntary recalls of our point of use and DSU in-line ultrafilters used in hospital water treatment applications announced on October 30, 2013 and the related circumstances;

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•	the market acceptance of our products, and our ability to effectively and efficiently produce and market our products;

•	the continued progress in and the costs of clinical studies and other research and development programs;

•	the costs involved in filing and enforcing patent claims and the status of competitive products; and

•	the cost of litigation, including potential patent litigation and any other actual or threatened litigation.

We expect to put our current capital resources to the following uses:

•	for the marketing and sales of our water-filtration products;

•	to pursue business development opportunities with respect to our chronic renal treatment system; and

•	for working capital purposes.

At June 30, 2014, we had cash and cash equivalents totaling approximately $225,000 and tangible assets of approximately $563,000. Tangible assets consist of total assets of approximately $2,352,000, reduced by other intangible assets (related to the Medica License and Supply Agreement) of approximately $1,789,000.

On February 19, 2014, the Company entered into the First Amendment to License Agreement (the “First Amendment”), by and between the Company and Bellco, which amends the License Agreement, entered into as of July 1, 2011 by and between the Company and Bellco.  Pursuant to the First Amendment, the Company and Bellco agreed to extend the term of the License Agreement through December 31, 2021. The First Amendment also expands the Territory covered by the License Agreement to include Sweden, Denmark, Norway, Finland, Korea, Mexico, Brazil, China and the Netherlands. The First Amendment further provides new minimum sales targets which, if not satisfied, will, at the discretion of the Company, result in conversion of the license to non-exclusive status. The Company has agreed to reduce the fixed royalty payment payable to the Company for the period beginning on January 1, 2015 through and including December 31, 2021. Beginning on January 1, 2015 through and including December 31, 2016, Bellco will pay us a royalty based on the number of units of Products sold per year in the Territory as follows: for the first 125,000 units sold,  €1.75 (approximately $2.40) per unit; thereafter, €1.25 (approximately $1.71) per unit.  In addition, the Company will receive a total of €450,000 (approximately $612,000) in upfront fees in connection with the First Amendment, half of which was paid on February 19, 2014, and the other half of which was paid on April 4, 2014. In addition, the First Amendment provides that, in the event that the Company pursues a transaction to sell, assign or transfer all right, title and interest to the licensed patents to a third party, the Company will provide Bellco with written notice thereof and a right of first offer with respect to the contemplated transaction for a period of thirty (30) days.  Anticipated payments from this License Agreement will be a positive source of cash flow to us.

On August 29, 2014, we issued a senior secured note to Lambda Investors LLC in the principal amount of $1.75 million. We expect that the proceeds from the August 2014 note will allow us to fund our operations into the first quarter of 2015.  This assumption excludes the impact of future cash receipts from operations.  Our cash flow currently is not, and historically has not been, sufficient to meet our obligations and commitments. We must seek and obtain additional financing to fund our operations. If we cannot raise sufficient capital, we will be forced to curtail our planned activities and operations or cease operations entirely. There can be no assurance that we will be able to raise sufficient capital on a timely basis or on satisfactory terms or at all.

Cash Flows for six months ended June 30, 2014 compared to the six months ended June 30, 2013

Net cash used in operating activities was approximately $867,000 for the six months ended June 30, 2014 (“2014 period”) compared to net cash used in operating activities of approximately $2,558,000 for the six months ended June 30, 2013 (“2013 period”). The most significant items contributing to this decrease of approximately $1,691,000 of cash used in operating activities during the six months ended June 30, 2014 compared to the six months ended June 30, 2013 are highlighted below:

•	during the 2014 period, our net loss decreased by approximately $498,000;

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•	during the 2013 period, our license and supply fee payable decreased by approximately $1,318,000 for which there was no comparable activity during the 2014 period;

•	our deferred revenue decreased by approximately $170,000 in the 2014 period compared to a decrease of approximately $359,000 in the 2013 period;

•	our inventory reserve increased by approximately $31,000 in the 2014 period for which there was no comparable activity during the 2013 period; and

•	our accounts payable and accrued expenses decreased by approximately $180,000 in the aggregate in the 2014 period compared to a decrease of approximately $316,000 in the aggregate in the 2013 period.

Offsetting the above changes are the following items:

•	our accounts receivable decreased by approximately $9,000 during the 2014 period compared to a decrease of approximately $577,000 during the 2013 period;

•	our inventory increased by approximately $32,000 during the 2014 period compared to a decrease of approximately $166,000 during the 2013 period; and

•	during the 2014 period, our amortization of debt discount decreased by approximately $62,000 compared to the 2013 period.

There was no cash provided by investing activities for the six months ended June 30, 2014. Cash provided by investing activities of approximately $2,000 for the six months ended June 30, 2013 resulted from proceeds from the sale of fully depreciated equipment.

Net cash provided by financing activities for the six months ended June 30, 2014 of $515,000 resulted from net proceeds of approximately $2,013,000 resulting from the issuance of common stock in the 2014 rights offering and approximately $1,000 of proceeds resulting from the exercise of warrants. These proceeds were offset by the payment of the November 2013 senior secured note of $1,500,000.

Net cash provided by financing activities for the six months ended June 30, 2013 of $2,806,000, net of equity issuance costs of approximately $229,000, resulted primarily from gross proceeds of $3.0 million related to the issuance of common stock related to the 2013 rights offering, proceeds from the issuance of the senior secured note of $1.3 million and approximately $239,000 of proceeds resulting from the exercise of warrants. Net cash provided by financing activities was partially offset by the repayment of the $1.3 million senior secured note and by the payment of approximately $204,000 in financing costs related to the February 2013 senior secured note.

Cash Flows for year ended December 31, 2013 compared to the year ended December 31, 2012

Net cash used in operating activities was approximately $3,583,000 for the year ended December 31, 2013 compared to approximately $1,547,000 for the year ended December 31, 2012. The most significant items contributing to this net increase of approximately $2,036,000 in cash used in operating activities during the year ended December 31, 2013 compared to the year ended December 31, 2012 are highlighted below:

•	during 2013, our net loss increased by approximately $436,000 compared to 2012;

•	during 2013, our accounts receivable decreased by approximately $820,000 compared to a decrease of approximately $1,006,000 during 2012;

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•	during 2013, our deferred revenue decreased by approximately $711,000 compared to an increase of approximately $680,000 during 2012; and

•	during 2013, our accounts payable and accrued expenses increased by approximately $59,000 in the aggregate compared to an increase of approximately $904,000 during 2012; and

•	during 2013, license and supply fee payable decreased by $1,318,000;

Offsetting the above changes are the following items:

•	during 2013, depreciation and amortization expense increased by approximately $72,000 compared to 2012;

•	during 2013, we recorded amortization of debt issuance costs of $257,000, whereas amortization of debt issuance costs in 2012 were $0;

•	during 2013, we recorded noncash interest expense of approximately $39,000, whereas noncash interest expense in 2012 was $0;

•	during 2013, our stock-based compensation expense, a non-cash expense, increased by approximately $132,000 compared to 2012;

•	during 2013, we recorded an inventory reserve of approximately $210,000 compared to $82,000 in 2012;

•	during 2013, we recognized a gain on the sale of property and equipment of approximately $3,000 compared to a gain of approximately $55,000 in 2012; and

•	during 2013, our inventory increased by approximately $60,000 compared to an increase of approximately $147,000 during 2012.

Net cash provided by investing activities for the year ended December 31, 2013 was approximately $3,000 related to the sale of fully depreciated manufacturing equipment.  Net cash used in investing activities for the year ended December 31, 2012 was $612,000 related to approximately $659,000 for the purchase of intangible assets associated with the Medica License and Supply Agreement and approximately $8,000 used for the purchase of equipment.  Cash used in investing activities for the year ended December 31, 2012 was partially offset by proceeds received of approximately $55,000 related to the sale of property and equipment.

Net cash provided by financing activities for the year ended December 31, 2013 of $4,120,000, net of equity issuance costs of approximately $229,000, resulted primarily from gross proceeds of $3.0 million related to the issuance of common stock related to the May 2013 rights offering, proceeds from the issuance of the February 2013 senior secured note and the November 2013 senior secured note of $2.8 million and approximately $248,000 of proceeds resulting from the exercise of warrants. Net cash provided by financing activities was partially offset by the repayment of the $1.3 million February 2013 senior secured note and payment of financing costs of $399,000.  Net cash provided by financing activities was approximately $503,000 for the year ended December 31, 2012 as a result of the exercise of warrants.

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Contractual Obligations and Commercial Commitments

The following tables summarize our approximate minimum contractual obligations and commercial commitments as of December 31, 2013:

	Payments Due in Period
	Total	Within 1 Year	Years 1 – 3	Years 4 – 5	More than 5 Years
Leases	$108,000	$100,000	$8,000	$—	$—
Employment Contracts	788,000	350,000	438,000	—	—
Total	$896,000	$450,000	$446,000	$—	$—

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BUSINESS

Overview

Nephros is a commercial stage medical device company that develops and sells high performance liquid purification filters. Our filters, which we call ultrafilters, are primarily used in dialysis centers for the removal of biological contaminants from water, bicarbonate concentrate and/or blood. Because our ultrafilters capture contaminants as small as 0.005 microns in size, they minimize exposure to a wide variety of bacteria, viruses, fungi, parasites, and endotoxins.

Our ultrafilters use proprietary hollow fiber technology. We believe the hollow fiber design allows our ultrafilters to optimize the three elements critical to filter performance:

☐	Filtration - as low as 0.005 microns
☐	Flow rate - minimal disruption
☐	Filter life - up to 12 months

We were founded in 1997 by healthcare professionals affiliated with Columbia University Medical Center/New York-Presbyterian Hospital to develop and commercialize an alternative method to hemodialysis (HD). We have extended our filtration technologies to meet the demand for liquid purification in other areas, in particular water purification.

Our Products

Presently, we offer ultrafilters for sale to customers in four markets:

☐	Dialysis Centers - Water/Bicarbonate: Filtration of water or bicarbonate concentrate used in hemodialysis devices

☐	Dialysis Centers - Blood: Clearance of toxins from blood using an alternative method to HD in patients with chronic renal failure

☐	Military and Outdoor Recreation: Highly compact, individual water purification devices used by soldiers and backpackers to produce drinking water in the field

☐	Commercial Facilities including Hospitals: Filtration of water for drinking and washing

Our Target Markets

Dialysis Centers - Water/Bicarbonate. To perform hemodialysis, all dialysis clinics have dedicated water purification systems to produce water and bicarbonate concentrate. Water and bicarbonate concentrate are essential ingredients for making dialysate, the liquid that removes waste material from the blood. Within the U.S., there are approximately 6,000 clinics with 100,000 dialysis machines providing over 50 million dialysis treatments to 400,000 patients annually.

Medicare is the main payer for dialysis treatment in the U.S. To be eligible for Medicare reimbursement, dialysis centers must meet the minimum standards for water and bicarbonate concentrate quality set by the Association for the Advancement of Medical Instrumentation (AAMI), the American National Standards Institute (ANSI) and the International Standards Organization (ISO). We anticipate that the stricter standards approved by these organizations in 2009 will be adopted by Medicare in the near future.

Published studies have shown that the use of ultrapure dialysate can reduce the overall need for erythropoietin stimulating agents (“ESA”), expensive drugs used in conjunction with HD. By reducing the level of dialysate contaminants, specifically cytokine-inducing substances that can pass into a patient’s blood stream, cytokine levels within a patient stay low, thus reducing systemic inflammation. When inflammation is low, inflammatory morbidities are reduced and a patient’s responsiveness to erythropoietin (“EPO”) is enhanced, consequently the overall need for ESA’s is reduced.

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We believe that our ultrafilters are attractive to dialysis centers because they exceed currently approved and newly proposed standards for water and bicarbonate concentrate purity, assist in achieving those standards and may help dialysis centers reduce costs associated with the amount of EPO required to treat a patient. Our in-line filters are easily installed into the fluid circuits supplying water and bicarbonate concentrate just prior to entering each dialysis machine.

During March 2014, we signed a non-exclusive distributor agreement with Mar Cor Purification, a wholly-owned subsidiary of Cantel Medical Corp., to distribute our dialysis ultrafilers to U.S. and Canadian dialysis clinics. On July 14, 2014, we received notification from Health Canada Therapeutic Products Directorate Medical Devices Bureau that we were successfully issued a license for our Single Stage Ultrafilter (“SSU”).

Dialysis Centers - Blood. The current standard of care in the U.S. for patients with chronic renal failure is HD, a process in which toxins are cleared via diffusion. Patients typically receive HD treatment at least 3 times weekly for 3-4 hours per treatment. HD is most effective in removing smaller, easily diffusible toxins. For patients with acute renal failure, the current standard of care in the U.S. is hemofiltration (“HF”), a process where toxins are cleared via convection. HF offers a much better removal of larger sized toxins when compared to HD. However, HF treatment is performed on a daily basis, and typically takes 12-24 hours.

Hemodiafiltration (“HDF”) is an alternative dialysis modality that combines the benefits of HD and HF into a single therapy by clearing toxins using both diffusion and convection. Though not widely used in the U.S., HDF is much more prevalent in Europe and is performed in approximately 16% of patients. Clinical experience and literature show the following multiple clinical and patient benefits of HDF:

☐	Enhanced clearance of middle and large molecular weight toxins
☐	Improved survival - up to a 35% reduction in mortality risk
☐	Reduction in the occurrence of dialysis-related amyloidosis
☐	Reduction in inflammation
☐	Reduction in medication such as EPO and phosphate binders
☐	Improved patient quality of life
☐	Reduction in number of hospitalizations and overall length of stay

However, like HF, HDF can be resource intensive and can require a significant amount of time to deliver one course of treatment.

We have developed a modified approach to HDF which is more patient-friendly, less resource-intensive, and can be used in conjunction with current HD machines. We refer to our approach as an online mid-dilution hemodiafiltration (mid-HDF) system and it consists of our OLpūr H2H Module and OLpūr MD 220 Hemodiafilter. The OLpūr H2H HDF Module and OLpūr MD 220 Hemodiafilter are cleared by the U.S. Food and Drug Administration (FDA) to market for use with a Ultrafiltration controlled hemodialysis machine that provides ultrapure dialysate in accordance with current ANSI/AAMI/ISO standards, for the treatment of patients with chronic renal failure in the United States. Our on-line mid-dilution HDF system is the only on-line mid-dilution HDF system of its kind to be cleared by the FDA to date.

We completed preparation of our OLpūr H2H HDF Modules and have manufactured lots of our OLpūr MD220 Hemodiafilters, H2H Substitution filters and H2H water filters. We also finalized our service contract to support the commercialization of our system in the field. On May 13, 2014, DaVita announced that they had commenced delivering and evaluating on-line mid-dilution hemodiafiltration treatments to select patients at DaVita’s North Colorado Springs Clinic.

We also anticipate evaluating our on-line mid-dilution HDF system at other clinics throughout the U.S. and although we have not begun to broadly market our on-line mid-dilution HDF system, we are actively seeking a commercialization partner in the U.S.

Military and Outdoor Recreation. Water is a key requirement for the warfighter to be fully mission-capable. The need for water supplies and immediate on-site water purification is critical to enhance the ability to operate in any environment. Currently, the military is heavily reliant on the use of bottled water to support its soldiers in the field. Bottled water is not always available, is very costly to move, resource intensive, and prone to constant supply disruptions. Soldiers conducting operations in isolated and rugged terrain must be able to use available local water sources when unable to resupply from bulk drinking water sources or bottled water. Therefore, the soldier needs the capability to purify water from indigenous water sources in the absence of available potable water. Soldiers must have the ability to remove microbiological contaminants in the water to Environmental Protection Agency (“EPA”) specified levels.

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We offer our individual water purification device (“IWPD”) in both in-line (HydraGuard in-line) and point-of-use (HydraGuard universal) configurations. Our IWPD allows a soldier in the field to derive drinking water from any fresh water source. This enables the warfighter to remain hydrated which will maintain mission effectiveness and unit readiness, and extend mission reach. Our IWPD is one of the few portable filters that has been validated by the military to meet the NSF Protocol P248 standard. It has also been approved by U.S. Army Public Health Command (“USAPHC”) and U.S. Army Test and Evaluation Command (“ATEC”) for deployment. To date, we have received purchase orders for approximately 2,000 IWPDs from individual units of the U.S. armed forces.

In February 2013, Nephros submitted its response to a U.S. Army request for proposal (RFP) relating to IWPDs (W911QY-13-R-0011). In March 2013, we received notification from the U.S. Army that the Government had completed the initial evaluation of our proposal and found Nephros to be within the competitive range to commence negotiations. We also received a request for 180 of our IWPDs to be used for testing during the Limited User Evaluation (“LUE”) phase of the source selection. On July 10, 2014, we received notification from the U.S. Army Contracting Command that discussions with offerors, who remain within the competitive range, had concluded. On August 29, 2014 we received Amendment 0005 to the IWPD solicitation, which notified offerors that the Government had cancelled the solicitation, as of the date of the amendment. Per subsequent discussions with the U.S. Army, they have informed us that they plan to re-visit the requirements for the IWPD and will re-solicit the requirements in a new RFP at a future date.

We continue to make our IWPD available to the U.S. military outside of the RFP. During 2013, we signed distributor agreements with W.S. Darley & Company, Source One Distribution Inc. and Atlantic Diving Supply, Inc. In July 2014, we were awarded a contract for both our HydraGuard in-line and HydraGuard universal IWPD’s in response to solicitation RFQ902286 from the U.S. Army. The HydraGuard inline and universal were recently listed on the Darley website and in their on-line catalogue. Also, in June 2014 and September 2014, we attended the Darley Defense Expo in Virginia Beach and Modern Day Marine respectively.

Commercial Facilities including Hospitals. In October 2013, we announced the voluntary recalls of our point of use (POU) and DSU in-line ultrafilters used in hospital water treatment applications. As a result, we recalled all production lots of our POU filters, and also requested that customers remove and discard certain labeling/promotional materials for the products. In addition, we also requested, for the DSU in-line ultrafilter, that customers remove and discard certain labeling/promotional materials for the product.  These voluntary recalls did not affect our dialysis products. We are working towards a resolution of the issues raised by the FDA and we are unable to predict at this time what additional effect this recall might have on our business, financial condition, future prospects or reputation or whether we may be subject to future actions from the FDA. On March 20, 2014, we requested termination of our product recall from the FDA.

According to the United States EPA, public drinking water systems consist of community and non-community systems. A community water system supplies water to the same population year-round. It serves at least 25 people at their primary residences or at least 15 residences that are primary residences e.g. municipalities, mobile home parks and sub-divisions.

Non-community water systems are composed of transient and non-transient water systems:

•	Transient non-community water systems provide water to 25 or more people for at least 60 days per year; however, not to the same people and not on a regular basis, e.g. gas stations and campgrounds.

•	Non-transient non-community water systems regularly supply water to at least 25 of the same people at least six months per year, but not year-round, e.g. office buildings, hospitals, schools, hotels and factories which have their own water systems.

We have launched our new NanoGuard-D and NanoGuard-S in-line ultrafilters for the filtration of water which is to be used for drinking and washing in non-transient non-community water systems, i.e. commercial properties.  The NanoGuard-D and NanoGuard-S trap particulates greater than 5nm in size and the water permeability (the ease at which water can pass through a membrane at a given pressure) of the membrane is higher than membranes with a similar pore size.  This provides improved flow performance relative to the physical size of the filter.  We anticipate that the filters will be used as a component of a facility water treatment system and also for filtering water to be used in ice machines.

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On June 30, 2014 we submitted to the U.S. Food and Drug Administration (“FDA”), for 510(k) clearance, the DSU-H and SSU-H Ultrafilters to filter EPA quality drinking water to remove microbiological contaminants and waterborne pathogens. On July 22, 2014, we were notified that our submission has been accepted for review.

Going Concern

The accompanying financial statements have been prepared assuming that we will continue as a going concern. Our recurring losses and difficulty in generating sufficient cash flow to meet our obligations and sustain our operations raise substantial doubt about our ability to continue as a going concern. Our consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

We have incurred significant losses in operations in each quarter since inception. For the years ended December 31, 2013 and 2012, we incurred net losses of $3,698,000 and $3,262,000, respectively. For the six months ended June 30, 2014, we incurred net losses of $1,414,000. In addition, we have not generated positive cash flow from operations for the years ended December 31, 2013 and 2012. To become profitable, we must increase revenue substantially and achieve and maintain positive gross and operating margins. If we are not able to increase revenue and gross and operating margins sufficiently to achieve profitability, our results of operations and financial condition will be materially and adversely affected.

On August 29, 2014, we issued a senior secured note to Lambda Investors LLC in the principal amount of $1.75 million. We expect that the proceeds from the August 2014 note will allow us to fund our operations into the first quarter of 2015. The note bears interest at the rate of 12% per annum and matures on February 28, 2015, at which time all principal and accrued interest will be due. However, we have agreed to prepay amounts due under the note with the cash proceeds from (a) a rights offering, (b) any other equity or debt financing, or (c) the issuance or incurrence of any other indebtedness or the sale of any assets outside the ordinary course of business, in each case prior to the maturity date. If we do not pay principal and interest under the note when due, the interest rate increases to 16% per annum. In connection with the note, we have agreed to pay Lambda Investors an 8%, or $140,000, sourcing/transaction fee. In addition, we will pay Lambda Investors’ legal fees and other expenses incurred in connection with the note and the rights offering in the amount of $75,000. As additional consideration, we agreed to amend the expiration date of the existing warrants held by Lambda Investors from March 21, 2019 to the date which is the five year anniversary of the closing of this rights offering. Certain warrants held by Lambda Investors have an exercise price of $0.30 per share and have full ratchet anti-dilution protection. The full ratchet anti-dilution protection for these warrants will not be triggered in connection with the rights offering as the $0.60 per share offering price is greater than the $0.30 exercise price for these warrants. In addition, we have undertaken to conduct the rights offering described in this prospectus.

There can be no assurance that our future cash flow will be sufficient to meet our obligations and commitments. If we are unable to generate sufficient cash flow from operations in the future to service our commitments, we will be required to adopt alternatives, such as seeking to raise debt or equity capital, curtailing its planned activities or ceasing its operations. There can be no assurance that any such actions could be effected on a timely basis or on satisfactory terms or at all, or that these actions would enable us to continue to satisfy its capital requirements.

Manufacturing and Suppliers

We have not and do not intend to in the near future, manufacture any of our products and components. With regard to the OLpūr MD190 and MD220, on June 27, 2011, we entered into a License Agreement, effective July 1, 2011, with Bellco, an Italy-based supplier of hemodialysis and intensive care products, for the manufacturing, marketing and sale of our patented mid-dilution dialysis filters (MD 190, MD 220), referred to herein as the Products. Under the agreement, we granted Bellco a license to manufacture, market and sell the Products under its own name, label and CE mark in Italy, France, Belgium, Spain and Canada on an exclusive basis, and to do the same on a non-exclusive basis in the United Kingdom and Greece and, upon our written approval, other European countries where we do not sell the Products as well as non-European countries (referred to as the “Territory”).

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On February 19, 2014, we entered into the First Amendment to License Agreement (the “First Amendment”), by and between us and Bellco, which amends the License Agreement, entered into as of July 1, 2011 by and between us and Bellco.  Pursuant to the First Amendment, we and Bellco agreed to extend the term of the License Agreement from December 31, 2016 to December 31, 2021. The First Amendment also expands the Territory covered by the License Agreement to include Sweden, Denmark, Norway, Finland, Korea, Mexico, Brazil, China and the Netherlands. The First Amendment further provides new minimum sales targets which, if not satisfied, will, at our discretion, result in conversion of the license to non-exclusive status. We have agreed to reduce the fixed royalty payment payable to us for the period beginning on January 1, 2015 through and including December 31, 2021. Beginning on January 1, 2015 through and including December 31, 2021, Bellco will pay us a royalty based on the number of units of Products sold per year in the Territory as follows: for the first 125,000 units sold in total, €1.75 (approximately $2.40) per unit; thereafter, €1.25 (approximately $1.71) per unit.  In addition, we received a total of €450,000 (approximately $612,000) in upfront fees in connection with the First Amendment, half of which was received on February 19, 2014 and the remaining half was received on April 4, 2014. In addition, the First Amendment provides that, in the event that we pursue a transaction to sell, assign or transfer all right, title and interest to the licensed patents to a third party, we will provide Bellco with written notice thereof and a right of first offer with respect to the contemplated transaction for a period of thirty (30) days.

Sales and Marketing

Under the Bellco license agreement, as discussed above, we granted Bellco a license to manufacture, market and sell the Products under its own name, label and CE mark in the Territory. In addition, if requested by us, Bellco will be required to sell the Products to our distributors in the Territory.

Our New Jersey office oversees global sales and marketing activity of our ultrafilter products. We are in discussions with several medical products and filtration products suppliers to act as non-exclusive distributors of our ultrafilter products to medical and non-medical institutions. In May 2012, we signed a non-exclusive U.S. distributor agreement with Vantage. In July 2012, we signed non-exclusive U.S. distributor agreements with TQM and Ameriwater. In February 2013, we signed a non-exclusive North American distributor agreement with Chem-aqua. In February 2014, we signed a non-exclusive North American distributor agreement with Mar Cor Purification.

For each prospective market for our ultrafilter products, we are pursuing alliance opportunities for joint product development and distribution. Our ultrafilter manufacturer in Europe shares certain intellectual property rights with us for one of our Dual Stage Ultrafilter (DSU) designs.

Research and Development

Our research and development efforts continue on several fronts directly related to our current product lines. We are also working on additional machine devices, next-generation user interface enhancements and other product enhancements.

We were awarded research contracts from the Office of Naval Research (ONR) for development of a potable dual-stage military water purifying filter. The initial research contract was awarded in 2006 for approximately $1 million and work was completed in August 2009. The second research contract was awarded in August 2009 and was an expansion of the 2006 ONR contract which is being performed as part of the Marine Corps Advanced Technology Demonstration (ATD) project. The primary objective of this expanded research program is to select concepts and functional prototype filter/pump units which were developed during the first phase of the project, and further develop them into smaller field-testable devices that can be used for military evaluation purposes. An advantage of our ultrafilter is the removal of viruses which are not removed with commercially available off-the-shelf microfilter devices. Such devices generally rely on a secondary chemical disinfection step to make the water safe to drink. The expanded contract also includes research geared toward improving membrane performance, improving device durability, developing larger squad-level water purifier devices, and investigating desalination filter/pump devices for emergency-use purposes.

Approximately $317,000 has been billed to the projects during the year ended December 31, 2012. Approximately $2,700,000 of revenue has been recognized on both research contracts.  The second research contract project ended in March 2012.

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In March 2010, we entered into a development agreement with STERIS Corporation to jointly develop filtration-based products for medical device applications. We received an initial payment upon entering into the agreement of $40,000 and were eligible to receive additional payments upon successful completion of product development milestones. During 2010, we completed the initial milestone under the joint collaboration agreement with STERIS Corporation and further milestones under the agreement during the first three quarters of 2011. Completion of these milestones resulted in aggregate payments to us of $100,000 during 2010, of which approximately $67,000 was recognized in 2010 and approximately $33,000 was recognized in 2011. In the fourth quarter of 2013, this development agreement was terminated and, in exchange, STERIS paid us $15,000.

Major Customers

For the years ended December 31, 2013 and 2012, three customers accounted for 86% and 68%, respectively, of the Company’s sales.  In addition, as of December 31, 2013 and 2012, those three customers accounted for 97% and 88%, respectively, of the Company’s accounts receivable.

Competition

With respect to the water filtration market, we expect to compete with companies that are well entrenched in the water filtration domain. These companies include Pall Corporation, which manufactures end-point water filtration systems, as well as 3M and Siemens. Our methods of competition in the water filtration domain include:

•	developing and marketing products that are designed to meet critical and specific customer needs more effectively than competitive devices;

•	offering unique attributes that illustrate our product reliability, “user-friendliness,” and performance capabilities;

•	selling products to specific customer groups where our unique product attributes are mission-critical; and

•	pursuing alliance opportunities for joint product development and distribution.

The dialyzer and renal replacement therapy market is subject to intense competition. Accordingly, our future success will depend on our ability to meet the clinical needs of physicians and nephrologists, improve patient outcomes and remain cost-effective for payers.

We compete with other suppliers of ESRD therapies, supplies and services. These suppliers include Fresenius Medical Care AG, and Baxter, currently two of the primary machine manufacturers in hemodialysis. At present, Fresenius Medical Care AG and Baxter also manufacture HDF machines.

The markets in which we sell our dialysis products are highly competitive. Our competitors in the sale of hemodialysis products include Baxter International Inc., Fresenius Medical Care AG, Asahi Kasei Medical Co. Ltd., B. Braun Melsungen AG, Nipro Medical Corporation Ltd., Nikkiso Co., Ltd., Terumo Medical Corporation and Toray Medical Co., Ltd.

Other competitive considerations include pharmacological and technological advances in preventing the progression of ESRD in high-risk patients such as those with diabetes and hypertension, technological developments by others in the area of dialysis, the development of new medications designed to reduce the incidence of kidney transplant rejection and progress in using kidneys harvested from genetically-engineered animals as a source of transplants.

We are not aware of any other companies using technology similar to ours in the treatment of ESRD. Our competition would increase, however, if companies that currently sell ESRD products, or new companies that enter the market, develop technology that is more efficient than ours. We believe that in order to become competitive in this market, we will need to develop and maintain competitive products and take and hold sufficient market share from our competitors. Therefore, we expect our methods of competing in the ESRD marketplace to include:

•	continuing our efforts to develop, have manufactured and sell products which, when compared to existing products, perform more efficiently and are available at prices that are acceptable to the market;

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•	displaying our products and providing associated literature at major industry trade shows in the United States;

•	initiating discussions with dialysis clinic medical directors, as well as representatives of dialysis clinical chains, to develop interest in our products;

•	pursuing alliance opportunities in certain territories for distribution of our products and possible alternative manufacturing facilities; and

•	entering into license agreements similar to the Bellco S.r.l. agreement to expand market share.

Intellectual Property

Patents

We protect our technology and products through patents and patent applications. In addition to the United States, we also applied for patents in other jurisdictions, such as the European Patent Office, Canada and Japan, to the extent we deem appropriate. We have built a portfolio of patents and applications covering our products, including their hardware design and methods of hemodiafiltration.

We believe that our patent strategy will provide a competitive advantage in our target markets, but our patents may not be broad enough to cover our competitors’ products and may be subject to invalidation claims. Our U.S. patents for the “Method and Apparatus for Efficient Hemodiafiltration” and for the “Dual-Stage Filtration Cartridge,” have claims that cover the OLpur MDHDF filter series and the method of hemodiafiltration employed in the operation of the products. Technological developments in ESRD therapy could reduce the value of our intellectual property. Any such reduction could be rapid and unanticipated. We have issued patents on our water filtration products and applications in process to cover various applications in residential, commercial, and remote environments.

As of December 31, 2013, we have eighteen issued U.S. patents, one issued Eurasian patent, seven Mexican patents, four South Korean patents, three Russian patents, six Chinese patents, nine French patents, nine German patents, five Israeli patents, seven Italian patents, three Spanish patents, nine United Kingdom patents, fourteen Japanese patents, three Hong Kong patents, nine Canadian patents, one Australian patent, two patents in Brazil, one patent in Sweden and one patent in Netherlands. Our issued U.S. patents expire between 2018 and 2027. In addition, we have three pending U.S. patent applications, four pending patent applications in Canada, five pending patent applications in the European Patent Office, two pending patent applications in Brazil, one pending patent application in China, four pending patent applications in Israel, two pending patent applications in India and one pending patent application in South Korea. Our pending patent applications relate to a range of dialysis technologies, including cartridge configurations, cartridge assembly, substitution fluid systems, and methods to enhance toxin removal.

Trademarks

As of December 31, 2013, we secured registrations of the trademarks CENTRAPUR, H2H, OLpur and the Arrows Logo in the European Union. Applications for these trademarks are pending registration in the United States. We also have applications for registration of a number of other marks pending in the United States Patent and Trademark Office.

Governmental Regulation

The research and development, manufacturing, promotion, marketing and distribution of our ESRD therapy products in the United States, Europe and other regions of the world are subject to regulation by numerous governmental authorities, including the FDA, the European Union and analogous agencies.

United States

The FDA regulates the manufacture and distribution of medical devices in the United States pursuant to the FDC Act. All of our ESRD therapy products are regulated in the United States as medical devices by the FDA under the FDC Act. Under the FDC Act, medical devices are classified in one of three classes, namely Class I, II or III, on the basis of the controls deemed necessary by the FDA to reasonably ensure their safety and effectiveness.

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•	Class I devices are medical devices for which general controls are deemed sufficient to ensure their safety and effectiveness. General controls include provisions related to (1) labeling, (2) producer registration, (3) defect notification, (4) records and reports and (5) quality service requirements, or QSR.

•	Class II devices are medical devices for which the general controls for the Class I devices are deemed not sufficient to ensure their safety and effectiveness and require special controls in addition to the general controls. Special controls include provisions related to (1) performance and design standards, (2) post-market surveillance, (3) patient registries and (4) the use of FDA guidelines.

•	Class III devices are the most regulated medical devices and are generally limited to devices that support or sustain human life or are of substantial importance in preventing impairment of human health or present a potential, unreasonable risk of illness or injury. Pre-market approval by the FDA is the required process of scientific review to ensure the safety and effectiveness of Class III devices.

Before a new medical device can be introduced to the market, FDA clearance of a pre-market notification under Section 510(k) of the FDC Act or FDA clearance of a pre-market approval, or PMA, application under Section 515 of the FDC Act must be obtained. A Section 510(k) clearance will be granted if the submitted information establishes that the proposed device is “substantially equivalent” to a legally marketed Class I or Class II medical device or to a Class III medical device for which the FDA has not called for pre-market approval under Section 515. The Section 510(k) pre-market clearance process is generally faster and simpler than the Section 515 pre-market approval process.

For any devices cleared through the Section 510(k) process, modifications or enhancements that could significantly affect the safety or effectiveness of the device or that constitute a major change to the intended use of the device will require a new Section 510(k) pre-market notification submission. Accordingly, if we do obtain Section 510(k) pre-market clearance for any of our ESRD therapy and DSU products, we will need to submit another Section 510(k) pre-market notification if we significantly affect that product’s safety or effectiveness through subsequent modifications or enhancements.

On July 1, 2009, we received FDA clearance of the DSU to be used to filter biological contaminants from water and bicarbonate concentrate used in hemodialysis procedures.

On June 30, 2010, we received a final decision letter from the FDA for our 510(k) submission which stated that the FDA could not reach a substantial equivalence determination for our hemodiafiltration (HDF) system. On August 11, 2011, Nephros filed a new 510(k) application with the FDA for clearance of the Company’s hemodiafiltration (HDF) system for end-stage renal disease. On April 30, 2012, the Company announced that it received 510(k) clearance from the FDA to market the OLpur H2H Module and OLpur MD220 Hemodiafilter for use with a UF controlled hemodialysis machine that provides ultrapure dialysate in accordance with current ANSI/AAMI/ISO standards, for the treatment of patients with chronic renal failure in the United States. On June 30, 2014, we submitted to the FDA,for 510(k) clearance, the DSU-H and SSU-H Ultrafilters to filter EPA quality drinking water to remove microbiological contaminants and waterborne pathogens. On July 22, 2014, we were notified that our submission has been accepted for review.

The FDC Act requires that medical devices be manufactured in accordance with the FDA’s current QSR regulations which require, among other things, that:

•	the design and manufacturing processes be regulated and controlled by the use of written procedures;

•	the ability to produce medical devices which meet the manufacturer’s specifications be validated by extensive and detailed testing of every aspect of the process;

•	any deficiencies in the manufacturing process or in the products produced be investigated;

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•	detailed records be kept and a corrective and preventative action plan be in place; and

•	manufacturing facilities be subject to FDA inspection on a periodic basis to monitor compliance with QSR regulations.

If violations of the applicable QSR regulations are noted during FDA inspections of our manufacturing facilities or the manufacturing facilities of our contract manufacturers, there may be a material adverse effect on our ability to produce and sell our products.

In addition to the requirements described above, the FDC Act requires that:

•	all medical device manufacturers and distributors register with the FDA annually and provide the FDA with a list of those medical devices which they distribute commercially;

•	information be provided to the FDA on death or serious injuries alleged to have been associated with the use of the products, as well as product malfunctions that would likely cause or contribute to death or serious injury if the malfunction were to recur; and

•	certain medical devices not cleared with the FDA for marketing in the United States meet specific requirements before they are exported.

European Union

The European Union began to harmonize national regulations comprehensively for the control of medical devices in member nations in 1993, when it adopted its Medical Devices Directive 93/42/EEC. The European Union directive applies to both the manufacturer’s quality assurance system and the product’s technical design and discusses the various ways to obtain approval of a device (dependent on device classification), how to properly CE Mark a device and how to place a device on the market.

The regulatory approach necessary to demonstrate to the European Union that the organization has the ability to provide medical devices and related services that consistently meet customer requirements and regulatory requirements applicable to medical devices requires the certification of a full quality management system by a notified body. Initially, we engaged TÜV Rheinland of North America, Inc. (“TÜV Rheinland”) as the notified body to assist us in obtaining certification to the International Organization for Standardization, or ISO, 13485/2003 standard, which demonstrates the presence of a quality management system that can be used by an organization for design and development, production, installation and servicing of medical devices and the design, development and provision of related services.

European Union requirements for products are set forth in harmonized European Union standards and include conformity to safety requirements, physical and biological properties, construction and environmental properties, and information supplied by the manufacturer. A company demonstrates conformity to these requirements, with respect to a product, by pre-clinical tests, biocompatibility tests, qualification of products and packaging, risk analysis and well-conducted clinical investigations approved by ethics committees.

Once a manufacturer’s full quality management system is determined to be in compliance with ISO 13485/2003 and other statutory requirements, and the manufacturer’s products conform to harmonized European standards, the notified body will recommend and document such conformity. The manufacturer will receive a CE marking and ISO certifications, and then may place a CE mark on the relevant products. The CE mark, which stands for Conformité Européenne, demonstrates compliance with the relevant European Union requirements. Products subject to these provisions that do not bear the CE mark cannot be imported to, or sold or distributed within, the European Union.

In July 2003, we received a certification from TÜV Rheinland that our quality management system conforms to the requirements of the European Community. At the same time, TÜV Rheinland approved our use of the CE marking with respect to the design and production of high permeability hemodialyzer products for ESRD therapy. In April 2010, we changed our notified body from TÜV Rheinland to BSI America, Inc. and expanded our scope to include design and development and production of water filters.

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Under the Bellco license agreement, as discussed above, we granted Bellco a license to manufacture, market and sell the Products under its own name, label and CE mark in the Territory. In addition, if requested by us, Bellco will be required to sell the Products to our distributors in the Territory.

Regulatory Authorities in Regions Outside of the United States and the European Union

We also plan to sell our ESRD therapy products in foreign markets outside the United States which are not part of the European Union. Requirements pertaining to medical devices vary widely from country to country, ranging from no health regulations to detailed submissions such as those required by the FDA. We believe the extent and complexity of regulations for medical devices such as those produced by us are increasing worldwide. We anticipate that this trend will continue and that the cost and time required to obtain approval to market in any given country will increase, with no assurance that such approval will be obtained. Our ability to export into other countries may require compliance with ISO 13485, which is analogous to compliance with the FDA’s QSR requirements. In November 2007 and May 2011, the Therapeutic Products Directorate of Health Canada, the Canadian health regulatory agency, approved our OLpur MD220 Hemodiafilter and our DSU, respectively for marketing in Canada. Other than the CE marking and Canadian approval of our OLpur MD220 Hemodiafilter and DSU products, we have not obtained any regulatory approvals to sell any of our products and there is no assurance that any such clearance or certification will be issued.

Reimbursement

In both domestic markets and markets outside of the United States, sales of our ESRD therapy products will depend in part, on the availability of reimbursement from third-party payers. In the United States, ESRD providers are reimbursed through Medicare, Medicaid and private insurers. In countries other than the United States, ESRD providers are also reimbursed through governmental and private insurers. In countries other than the United States, the pricing and profitability of our products generally will be subject to government controls. Despite the continually expanding influence of the European Union, national healthcare systems in its member nations, reimbursement decision-making included, are neither regulated nor integrated at the European Union level. Each country has its own system, often closely protected by its corresponding national government.

Product Liability and Insurance

The production, marketing and sale of kidney dialysis products have an inherent risk of liability in the event of product failure or claim of harm caused by product operation. We have acquired product liability insurance for our products in the amount of $5 million. A successful claim in excess of our insurance coverage could materially deplete our assets. Moreover, any claim against us could generate negative publicity, which could decrease the demand for our products, our ability to generate revenues and our profitability.

Some of our existing and potential agreements with manufacturers of our products and components of our products do or may require us (1) to obtain product liability insurance or (2) to indemnify manufacturers against liabilities resulting from the sale of our products. If we are not able to maintain adequate product liability insurance, we will be in breach of these agreements, which could materially adversely affect our ability to produce our products. Even if we are able to obtain and maintain product liability insurance, if a successful claim in excess of our insurance coverage is made, then we may have to indemnify some or all of our manufacturers for their losses, which could materially deplete our assets.

Employees

As of December 31, 2013, we employed a total of 8 employees, 7 of whom were full time and 1 who is employed on a part-time basis. We also have engaged 2 consultants on an ongoing basis. Of the 10 total employees and consultants, 3 are employed in a sales/marketing/customer support capacity, 3 in general and administrative and 4 in research and development.

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Properties

Our U.S. facilities are located at 41 Grand Avenue, River Edge, New Jersey, 07661 and consist of approximately 4,688 square feet of space. The term of the rental agreement is for one year commencing December 1, 2012 with a monthly cost of approximately $8,399. We use our facilities to house our corporate headquarters and research facilities.

Our facilities in Europe are currently located at A5 Clonlara Avenue, Baldonnell Business Park, Dublin, Ireland, and consist of approximately 500 square feet of space. The lease agreement was entered into on July 1, 2010. The lease term is renewable for 6 month terms with a 2 month notice to discontinue, on a rolling basis. Our monthly cost is 500 Euro (approximately $700).

We use our facilities to house our accounting, operations and customer service departments. We believe this space will be adequate to meet our needs. We do not own any real property for use in our operations or otherwise.

Legal Proceedings

There are no currently pending legal proceedings and, as far as we are aware, no governmental authority is contemplating any proceeding to which we are a party or to which any of our properties is subject.

Available Information

We make available free of charge on our website, www.nephros.com, our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and all amendments to those reports, as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. We provide electronic or paper copies of filings free of charge upon request. The public may read and copy any  materials filed with the SEC at the SEC’s Public Reference Room at 100 F Street N.E. Washington, D.C. 20549. The public may obtain information about the operation of the Public Reference Room by calling the SEC at 1800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file with the SEC at www.sec.gov.

MANAGEMENT

Director Classes

Our Board of Directors is currently composed of six directors. Our Board of Directors is divided into three classes. Each year, one class is elected to serve for three years. The business address for each director for matters regarding our company is 41 Grand Avenue, River Edge, New Jersey 07661.

In connection with our September 2007 financing, we entered into an investor rights agreement with the 2007 investors pursuant to which we agreed to take such corporate actions as may be required, among other things, to entitle Lambda Investors (i) to nominate two individuals having reasonably appropriate experience and background to our Board to serve as directors until their respective successor(s) are elected and qualified, (ii) to nominate each successor to the Lambda Investors nominees, provided that any successor shall have reasonably appropriate experience and background, and (iii) to direct the removal from the Board of any director nominated under the foregoing clauses (i) or (ii). Under the investor rights agreement, we are required to convene meetings of the Board of Directors at least once every three months. If we fail to do so, a Lambda Investors director will be empowered to convene such meeting.

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Class I Directors — Term Expiring 2015

Name	Age (as of 6/30/14)	Director Since	Business Experience For Last Five Years
Arthur H. Amron	57	2007	Arthur H. Amron has served as a director of our company since September 2007. Mr. Amron is a Partner of Wexford Capital LP, an SEC-registered investment advisor and serves as its General Counsel. Mr. Amron also actively participates in various private equity transactions, particularly in the bankruptcy and restructuring areas, and has served on the boards and creditors’ committees of a number of public and private companies in which Wexford has held investments. Mr. Amron has also served as a director of Rhino GP LLC, which is the general partner of Rhino Resource Partners LP, a publicly traded master limited partnership (NYSE-RNO), since October 2010. From 1991 to 1994, Mr. Amron was an Associate at Schulte Roth & Zabel LLP, specializing in corporate and bankruptcy law, and from 1984 to 1991, Mr. Amron was an Associate at Debevoise & Plimpton LLP specializing in corporate litigation and bankruptcy law. Mr. Amron holds a J.D. from Harvard University, a B.A. in Political Theory from Colgate University and is a member of the New York Bar. Among other experience, qualifications, attributes and skills, Mr. Amron’s legal training and experience in the capital markets, as well as his experience serving on boards of directors of other public companies, led to the conclusion of our Board that he should serve as a director of our company in light of our business and structure.

Matthew S. Rosenberg[1]	34	2014	Matthew S. Rosenberg has served as a director of our company since May 2014. Dr. Rosenberg was formerly at McKinsey & Company, a global management consulting firm, where he focused on the Healthcare Systems and Services Practice. Dr. Rosenberg specializes in driving impact for payors and providers through strategic, organizational and operational improvements, including managed care contracting, alternative reimbursement designs, and clinical operations improvement. Dr. Rosenberg received his A.B. in Economics from Harvard University and his M.D. from Yale University School of Medicine. Among other experience, qualifications, attributes and skills, Mr. Rosenberg’s extensive healthcare public policy experience led to the conclusion of our Board that he should serve as a director of our company in light of our business and structure.

Class II Directors — Term Expiring 2016

Name	Age (as of 6/30/14)	Director Since	Business Experience For Last Five Years
Paul A. Mieyal	44	2007	Paul A. Mieyal has served as a director of our company since September 2007. Dr. Mieyal has been a Vice President of Wexford Capital LP since October 2006. From January 2000 through September 2006, he was Vice President in charge of healthcare investments for Wechsler & Co., Inc., a private investment firm and registered broker-dealer. Dr. Mieyal is also a director of Nile Therapeutics, Inc., which is a publicly traded company. Dr. Mieyal received his Ph.D. in Pharmacology from New York Medical College, a B.A. in Chemistry and Psychology from Case Western Reserve University, and is a Chartered Financial Analyst. Dr. Mieyal served as acting Chief Executive Officer from April 6, 2010 until April 20, 2012. Among other experience, qualifications, attributes and skills, Dr. Mieyal’s pharmacology and chemistry education, his experience in investment banking in the healthcare industry, as well as his experience serving on boards of directors of other public companies, led to the conclusion of our Board that he should serve as a director of our company in light of our business and structure.

1 On May 16, 2014, the Board approved the appointment of Matthew S. Rosenberg. Mr. Rosenberg’s initial term will expire at our Annual Meeting of Stockholders to be held in 2015.

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John C. Houghton	51	2012	Mr. Houghton has over 25 years of commercialization experience in the pharmaceutical and medical device fields. He has direct experience in building out global commercial organizations including marketing, sales, sales operations, customer service, business analytics and new product development and has also been directly responsible for successfully licensing products and leading joint ventures and partnerships. Mr. Houghton most recently served as President and CEO of CorMedix Inc. (NYSE-Amex: CRMD), a pharmaceutical company focused on therapeutic products for the treatment of cardio-renal disease. While President and CEO, Mr. Houghton led the acquisition of the company’s product candidates and the completion of its initial public offering. Prior to assuming the role of President and CEO, he was the Chief Business Officer for CorMedix. Before joining CorMedix, Mr. Houghton established the global sales and marketing infrastructure for the Biotech division of Stryker Corp. (NYSE: SYK). Prior to Stryker, he worked with Aventis (NYSE: SNY) and predecessor companies for more than 14 years. During his time at Aventis he led the global marketing of Nasacort, served as commercial lead on the Aventis-Millennium inflammation collaboration, and functioned as the global new products commercialization head for respiratory, inflammation, cardiovascular, and metabolism products. Mr. Houghton received his B.Sc. from Liverpool John Moores University, United Kingdom. Mr. Houghton’s extensive experience in leadership roles in connection with sales and marketing in the pharmaceutical and medical device fields, as well as his management experience, led to the conclusion of our Board that he should serve as a director of our company in light of our business and structure.

Class III Directors — Term Expiring 2017

Name	Age (as of 6/30/14)	Director Since	Business Experience For Last Five Years
Lawrence J. Centella	73	2001	Lawrence J. Centella has served as a director of our company since January 2001. Mr. Centella serves as President of Renal Patient Services, LLC, a company that owns and operates dialysis centers, and has served in such capacity since June 1998. From 1997 to 1998, Mr. Centella served as Executive Vice President and Chief Operating Officer of Gambro Healthcare, Inc., an integrated dialysis company that manufactured dialysis equipment, supplied dialysis equipment and operated dialysis clinics. From 1993 to 1997, Mr. Centella served as President and Chief Executive Officer of Gambro Healthcare Patient Services, Inc. (formerly REN Corporation). Prior to that, Mr. Centella served as President of COBE Renal Care, Inc., Gambro Hospal, Inc., LADA International, Inc. and Gambro, Inc. Mr. Centella is also the founder of LADA International, Inc. Mr. Centella received a B.S. from DePaul University. Among other experience, qualifications, attributes and skills, Mr. Centella’s extensive experience in managing companies engaged in the business of dialysis centers and equipment, led to the conclusion of our Board that he should serve as a director of our company in light of our business and structure.

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Daron Evans	41	2013	Mr. Evans is a life sciences executive with over 20 years of financial leadership and operational experience. Mr. Evans is currently a Partner at SA Technologies, an operational consulting and software development firm, a Director on the Board of Zumbro Discovery, an early stage company developing a novel therapy for resistant hypertension, and a Director on the Board of Designtra, an architectural products e-commerce market place. Mr. Evans was most recently Chief Financial Officer of Nile Therapeutics, Inc., from 2007 until its merger with Capricor, Inc. in November 2013. From 2006 to 2007, he was Director of Business Assessment for Vistakon, a division of Johnson & Johnson Corp. From 2004 to 2006, he was Associate Director of Portfolio Management & Business Analytics at Scios, Inc. after its acquisition by Johnson & Johnson Corp. Mr. Evans was a co-founder of Applied Neuronal Network Dynamics, Inc. and served as its President from 2002 to 2004. From 1995 to 2002, Mr. Evans served in various roles at consulting firms Arthur D. Little and Booz Allen & Hamilton. Mr. Evans is the author of four U.S. patents. Mr. Evans received his Bachelor of Science in Chemical Engineering from Rice University, his Master of Science in Biomedical Engineering from a joint program at the University of Texas at Arlington and Southwestern Medical School and his MBA from the Fuqua School of Business at Duke University.

Board of Director Meetings

Our business is under the general oversight of the Board of Directors as provided by the laws of Delaware and our bylaws. During the fiscal year ended December 31, 2013, the Board of Directors held ten meetings and took action by unanimous written consent in lieu of a meeting two times. Each person who was a director during 2013 attended at least 75% of the Board of Directors meetings and the meetings of the committees on which he served.

Each of our directors is encouraged to be present at the annual meeting of our stockholders absent exigent circumstances that prevents his attendance. Where a director is unable to attend the annual meeting in person but is able to do so by electronic conferencing, we will arrange for the director’s participation by means where the director can hear, and be heard by, those present at the meeting. Two of our then four directors attended the 2013 annual meeting.

Selection of Nominees for the Board of Directors

The entire Board is responsible for nominating members for election to the Board and for filling vacancies on the Board that might occur between annual meetings of the stockholders. The Board is also responsible for identifying, screening, and recommending candidates for prospective Board membership. When formulating its membership recommendations, the Board also considers any qualified candidate for an open Board position timely submitted by our stockholders in accordance with our established procedures.

The Board will evaluate and recommend candidates for membership on the Board consistent with criteria, including: personal qualities and characteristics, accomplishments, and reputation in the business community; financial, regulatory, and business experience; current knowledge and contacts in the industry in which we do business; ability and willingness to commit adequate time to Board and committee matters; fit of the individual’s skills with those of other directors and potential directors in building a Board that is effective and responsive to our needs; independence; and any other factors the Board deems relevant, including diversity of viewpoints, background, experience, and other demographics. In addition, prior to nominating an existing director for re-election, the Board will consider and review an existing director’s Board and committee attendance and performance; length of Board service; experience, skills, and contributions that the existing director brings to the Board; and independence.

To identify nominees, the Board will rely on personal contacts as well as its knowledge of persons in our industry. We have not previously used an independent search firm to identify nominees.

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The Board will consider stockholder recommendations of candidates when the recommendations are properly submitted. Stockholder recommendations should be submitted to us under the procedures discussed in “Procedures For Security Holder Submission of Nominating Recommendations” which is available on our website at www.nephros.com, by clicking on the Investor Relations link, then the Corporate Governance link. Written notice of any nomination must be timely delivered to Nephros, Inc., 41 Grand Avenue, River Edge, New Jersey 07661, Attention: Board of Directors, c/o President, Chief Executive Officer and Acting Chief Financial Officer.

The Board uses a variety of methods for identifying and evaluating non-incumbent candidates for director. The Board regularly assesses the appropriate size and composition of the Board, the needs of the Board and the respective committees of the Board as well as the qualifications of candidates in light of these needs. The Board will solicit recommendations for nominees from persons that the Board believes are likely to be familiar with qualified candidates, including members of the Board, our management or a professional search firm. The evaluation of these candidates may be based solely upon information provided to the Board or may also include discussions with persons familiar with the candidate, an interview of the candidate or other actions the Board deems appropriate, including the use of third parties to review candidates.

Director Independence

Our Board of Directors has determined that all of the directors are “independent” within the meaning of the Nasdaq independence standards other than Mr. Houghton.

Committees

Our Board of Directors has established an Audit Committee and a Compensation Committee. These committees are each governed by a specific charter, each of which is available on our website at www.nephros.com, by clicking on the Investor Relations link, and then the Corporate Governance link. All members of these committees are independent directors.

The Board of Directors does not currently have a Nominating and Corporate Governance Committee given that the entire Board participates in discussions and decisions regarding identifying qualified individuals to become Board members, determining the composition of the Board and its committees, in monitoring a process to assess Board effectiveness and developing and implementing corporate procedures and policies.

Audit Committee

The Audit Committee is composed of Daron Evans (Chairman) and Lawrence J. Centella, neither of whom is our employee and each of whom has been determined by the Board of Directors to be independent under the Nasdaq listing standards. The purpose of the Audit Committee is to: (i) oversee accounting, auditing, and financial reporting processes; (ii) assess the integrity of our financial statements; (iii) ensure that our internal controls and procedures are designed to promote compliance with accounting standards and applicable laws and regulations; and (iv) appoint and evaluate the qualifications and independence of our independent registered public accounting firm. The Audit Committee held four meetings in 2013.

The Board of Directors has determined that all Audit Committee members are financially literate under the current listing standards of Nasdaq. The Board also determined that Mr. Evans qualifies as an “audit committee financial expert” as defined by the Securities and Exchange Commission, or SEC, rules adopted pursuant to the Sarbanes-Oxley Act of 2002 based on his extensive experience previously outlined.

Compensation Committee

The Compensation Committee is composed of directors Lawrence J. Centella (Chairman) and Paul A. Mieyal. Neither gentleman is our employee; however, Dr. Mieyal served as Acting Chief Executive Officer from April 6, 2010 until April 20, 2012. The purpose of the Compensation Committee is to: (i) assist the Board in discharging its responsibilities with respect to compensation of our executive officers and directors; (ii) evaluate the performance of our executive officers; (iii) assist the Board in developing succession plans for executive officers; and (iv) administer our stock and incentive compensation plans and recommend changes in such plans to the Board as needed. The Compensation Committee establishes the compensation of senior executives on an annual basis. The Compensation Committee held one meeting in 2013.

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The Compensation Committee reviews and approves, on an annual basis, the corporate goals and objectives with respect to the compensation of our executive officers. The Compensation Committee evaluates, at least once a year, our executive officers’ performance in light of these established goals and objectives, and, based upon these evaluations, recommends to the full Board the annual compensation of such executive officers, including salary, bonus, incentive, and equity compensation. In reviewing and recommending the compensation of the executive officers, the Compensation Committee may consider the compensation awarded to officers of similarly situated companies, our performance, the individuals’ performance, compensation given to our executive officers in past years or any other fact that the Compensation Committee deems appropriate. The Chief Executive Officer does not participate in the discussions and processes concerning his own compensation and is not present during any discussions regarding his own compensation. The Compensation Committee also reviews and recommends to the full Board appropriate director compensation programs for service as directors and committee members. The Compensation Committee has the authority to delegate any of its responsibilities to subcommittees as the Committee may deem appropriate.

Lawrence J. Centella and Paul A. Mieyal served as members of our Compensation Committee during all of 2013. Neither of these individuals was at any time during 2013 or at any other time an officer or employee of our company. Although Dr. Mieyal served as our Acting Chief Executive Officer until April 20, 2012, he received no employee compensation or employee benefits from us. No interlocking relationship exists between any member of our Compensation Committee and any member of any other company’s Board of Directors or Compensation Committee.

Board Leadership Structure and Oversight of Risk

The Board of Directors is responsible for providing oversight of our affairs. Until December 31, 2013, our Board leadership structure consisted of different persons serving the roles of Chairman of the Board and Chief Executive Officer. The Chairman of the Board, among other responsibilities, works with the Chief Executive Officer and the Board to prepare Board meeting agendas and schedules, acts as liaison to other members of the Board, and, in conjunction with our Chief Executive Officer, presides at Board meetings.

We believe that this Board leadership structure is an appropriate structure for us and our stockholders. This structure allows the Chief Executive Officer to focus his energy on strategy and management of the company and the Board to focus on oversight of strategic planning and risk management of the company.

In fiscal year 2013, James S. Scibetta served as the Chairman of the Board. On November 22, 2013, Mr. Scibetta informed our Board of Directors of his resignation as a director, effective December 31, 2013. Our Board of Directors has not yet appointed a Chairman of the Board to replace Mr. Scibetta.

As explained above, our Board of Directors has two committees—the Audit Committee and the Compensation Committee. Our Audit Committee is responsible for overseeing certain accounting related aspects of our risk management processes while our full Board of Directors focuses on overall risk management. The Audit Committee and the full Board of Directors focus on what they believe to be the most significant risks facing us and our general risk management strategy, and also attempt to ensure, together with the Chief Executive Officer, that risks undertaken by us are consistent with the Board’s appetite for risk. While the Board of Directors oversees our risk management, our management is responsible for day-to-day risk management processes. We believe this division of responsibilities at the present time is an appropriate approach for addressing the risks facing our company and that our Board leadership structure supports this approach. We can offer no assurance that this structure, or any other structure, will be effective in all circumstances.

Stockholder Communication with the Board

Stockholders may communicate with the Board of Directors, members of particular committees or to individual directors, by sending a letter to such persons in care of our President, Chief Executive Officer and Acting Chief Financial Officer at our principal executive offices. The President, Chief Executive Officer and Acting Chief Financial Officer has the authority to disregard any inappropriate communications or to take other appropriate actions with respect to any inappropriate communications. If deemed an appropriate communication, the President, Chief Executive Officer and Acting Chief Financial Officer will submit the correspondence to the Board of Directors or to any committee or specific director to whom the correspondence is directed. Procedures for sending communications to the Board of Directors can be found on our website at www.nephros.com, by clicking on the Investor Relations link, then the Corporate Governance link. Please note that all such communications must be accompanied by a statement of the type and amount of our securities that the person holds; any special interest, meaning an interest that is not derived from the proponent’s capacity as a stockholder, of the person in the subject matter of the communication; and the address, telephone number and e-mail address, if any, of the person submitting the communication.

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Code of Business Conduct and Code of Ethics

During the fiscal year ended December 31, 2004, we adopted a Code of Ethics and Business Conduct, which was amended and restated on April 2, 2007, for our employees, officers and directors that complies with SEC regulations. The Code of Ethics is available free of charge on our website at www.nephros.com, by clicking on the Investor Relations link, then the Corporate Governance link. We intend to timely disclose any amendments to, or waivers from, our code of ethics and business conduct that are required to be publicly disclosed pursuant to rules of the SEC by filing such amendment or waiver with the SEC.

Executive Officer

We currently have no executive officers other than John C. Houghton.

On May 29, 2013, Gerald J. Kochanski, Chief Financial Officer, Treasurer and Corporate Secretary of Nephros, Inc., resigned effective June 15, 2013. In connection with the resignation of Gerald J. Kochanski as the Company’s Chief Financial Officer, on August 9, 2013, the Board of Directors of the Company appointed John C. Houghton, President and Chief Executive Officer, to also serve as the Company’s Acting Chief Financial Officer and Principal Financial and Accounting Officer.

From April 6, 2010 until April 20, 2012, Paul A. Mieyal, a member of the Board of Directors, served as the Acting Chief Executive Officer. Upon the appointment of John C. Houghton, effective April 20, 2012, Paul A. Mieyal resigned as Acting Chief Executive Officer, but remains a member of the Board of Directors of the Company. Dr. Mieyal is a Vice President of Wexford Capital LP, the managing member of Lambda Investors LLC, which, as of August 31, 2014, beneficially owned approximately 47% of our outstanding common stock, representing approximately 60% on a fully-diluted basis.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the SEC. Officers, directors and 10% stockholders are also required by SEC rules to furnish us with copies of all such forms that they file. Based solely on a review of the copies of such forms received by us, or written representations from reporting persons, we believe that during fiscal year 2013, all of our officers, directors and 10% stockholders complied with applicable Section 16(a) filing requirements except as follows: (i) Lambda Investors LLC did not timely file one Form 4 relating to shares issued to Lambda Investors LLC upon exercise of nontransferable subscription rights in the May 2013 rights offering; and (ii) each of Messrs. Amron, Mieyal, Kochanski, Centella, Scibetta and Houghton did not timely file one Form 4 reporting a grant of stock options and restricted stock by the Board.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

On June 30, 2014, KPMG LLP acquired certain assets of Rothstein-Kass, P.A. (d/b/a Rothstein Kass & Company, P.C.) and certain of its affiliates (“Rothstein Kass”), the independent registered public accounting firm that had been engaged by Nephros, Inc. (the “Company”) as the principal accountant to audit the Company’s consolidated financial statements. As a result of this transaction, Rothstein Kass resigned as the independent registered public accounting firm for the Company, effective June 30, 2014. The audit reports of Rothstein Kass on the Company’s consolidated financial statements for the years ended December 31, 2013 and 2012 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles, except for an explanatory paragraph describing the uncertainty as to the Company’s ability to continue as a going concern.

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During the Company’s two most recent fiscal years ended December 31, 2013 and through the subsequent interim period preceding Rothstein Kass’ resignation, the Company did not have any disagreements with Rothstein Kass on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Rothstein Kass, would have caused them to make reference to the subject matter of the disagreements in connection with their reports. In addition, during the two most recent fiscal years ended December 31, 2013 and through the subsequent interim period preceding Rothstein Kass’ resignation, no reportable events, as set forth in Item 304(a)(1)(v) of Regulation S-K, have occurred.

On July 7, 2014, the Audit Committee of the Company’s Board of Directors approved the engagement of, and engaged, WithumSmith+Brown, PC as the Company’s new principal independent certified public accountants to audit the Company’s consolidated financial statements for the year ending December 31, 2014.

There have been no disagreements with our accountants during 2013 or 2012.

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EXECUTIVE COMPENSATION

The following table sets forth all compensation earned in the fiscal years ended December 31, 2013 and 2012 by our Named Executive Officers.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Stock Awards(2) ($)	Option Awards(2) ($)	All Other Compensation(3) ($)	Total
John C. Houghton(4)	$2013	$350,000	—	$47,040	$23,625	$31,652	$452,317
President and Chief Executive Officer	$2012	$—	—	$—	$1,125,267	$20,674	$1,388,697

Gerald J. Kochanski(5)	$2013	$92,672	$—	$—	$—	$14,105	$106,777
Chief Financial Officer	$2012	$202,027	$40,038	$—	$14,761	$23,200	$280,026

(1)         The amounts in this column reflect decisions approved by our Compensation Committee and are based on an analysis of the executive’s contribution to our company during fiscal years 2013 and 2012.

(2)         The amount reported is the aggregate grant date fair value of the options granted, computed in accordance with FASB ASC Topic 718. The assumptions used in determining the grant date fair values of the option awards are set forth in Note 2 of these consolidated financial statements.

(3)         See table below for details on “All Other Compensation.”

(4)         Mr. Houghton was appointed President and Chief Executive Officer effective April 20, 2012. On August 9, 2013, the Board of Directors of the Company appointed Mr. Houghton to also serve as the Company’s Acting Chief Financial Officer and Principal Financial and Accounting Officer.

(5)         On May 29, 2013, Gerald J. Kochanski, Chief Financial Officer, Treasurer and Corporate Secretary of Nephros, Inc., resigned effective June 15, 2013. In connection with the resignation of Gerald J. Kochanski as the Company’s Chief Financial Officer, on August 9, 2013, the Board of Directors of the Company appointed John C. Houghton, President and Chief Executive Officer, to also serve as the Company’s Acting Chief Financial Officer and Principal Financial and Accounting Officer.

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All Other Compensation

Name	Year	Matching 401K Plan Contribution	Health Insurance Paid by Company	Life Insurance Paid by the Company	Consulting Fees	Director Fees	Company Paid Transportation Expense	Total Other Compensation
John C. Houghton	2013	$14,000	$15,732	$1,920	—	—	—	$31,652
	2012	$9,710	$9,564	$1,400				$20,674

Gerald J. Kochanski	2013	$3,707	$5,886	$4,512	—	—		$14,105
	2012	$8,220	$9,536	$5,444	—	—	—	$23,200

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Option Holdings and Fiscal Year-End Option Values

The following table shows information concerning unexercised options outstanding as of December 31, 2013 for our named executive officers.

Outstanding Equity Awards at Fiscal Year-End 2013

		Option Awards(2)				Restricted Stock Awards
Name	Grant Date(1)	Number of Securities Underlying Unexercised Options (#) Exercisable(2)	Number of Securities Underlying Unexercised Options (#) Unexercisable(2)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Restricted Stock that Have Not Vested (#)	Market Value of Shares of Restricted Stock that Have Not Vested ($)
John C. Houghton	April 20, 2012	295,313	379,687	$0.95	4/20/22	-0-	-0-
John C. Houghton	July 3, 2012	145,053	186,497	$1.89	7/3/22
John C. Houghton	May 23, 2013	-0-	37,500	$0.71	5/23/23
Gerald J. Kochanski	April 1, 2008	12,500	-0-	$15.00	4/1/18	-0-	-0-
Gerald J. Kochanski	Jan 6, 2009	1,250	-0-	$2.60	1/6/19
Gerald J. Kochanski	Dec 31, 2009	2,834	-0-	$15.40	12/31/19
Gerald J. Kochanski	Mar 24, 2011	200,000	-0-	$0.51	3/24/21
Gerald J. Kochanski	Feb 16, 2012	5,000	-0-	$0.83	2/16/22

(1)         For better understanding of this table, we have included an additional column showing the grant date of stock options.

(2)         Stock options became exercisable in accordance with the vesting schedule below:

Grantee	Grant Date	Vesting

John C. Houghton	April 20, 2012	14,063 vest monthly until March 20, 2016.

John C. Houghton	July 3, 2012	6,907 vest monthly until March 20, 2016.

John C. Houghton	May 23, 2013	9,375 vest annually until May 23, 2017.

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Advisory Vote on Executive Compensation

Our Board of Directors recognizes the fundamental interest our stockholders have in the compensation of our executive officers. At the Company’s 2014 Annual Meeting, our stockholders approved with approximately 98% voting, on an advisory basis, in favor of the compensation of the Company’s named executive officers as disclosed in the compensation tables and related narrative disclosure in the proxy statement for the 2014 Annual Meeting. Based on the results of such advisory vote and our review of our compensation policies and decisions, we believe that our existing compensation policies and decisions are consistent with our compensation philosophy and objectives disclosed in the compensation tables and related narrative disclosure and adequately align the interests of our named executive officers with the long term goals of the Company. In addition, based on a separate advisory vote of our stockholders at the Company’s 2014 Annual Meeting relating to the frequency of the advisory vote on the compensation of the Company’s NEOs, the Company’s stockholders indicated their approval of the Board’s recommendation to hold a non-binding advisory vote on the Company’s executive compensation once every two years. The Company has determined that it will hold another non-binding advisory vote on executive compensation at the Company’s 2016 annual meeting and will also provide stockholders with an opportunity to indicate their preference for the frequency of future non-binding advisory votes on executive compensation.

Employment and Change in Control Agreements

We have used employment agreements as a means to attract and retain executive officers. These are more fully discussed below. We believe that these agreements provide our executive officers with the assurance that their employment is a long-term arrangement and provide us with the assurance that the officers’ services will be available to us for the foreseeable future.

Agreement with Mr. John C. Houghton

On April 20, 2012, we entered into an Employment Agreement, effective as of April 20, 2012, with Mr. Houghton (“Employment Agreement”). The Employment Agreement has a term of four years, ending on April 20, 2016. The Employment Agreement provides that Mr. Houghton’s annual base salary will be $350,000. Mr. Houghton will be eligible to receive a target discretionary bonus of 30% of annual base salary, as determined by us. The targets with respect to the bonus for the year ending December 31, 2012 were mutually agreed upon between Mr. Houghton and the Compensation Committee of the Board within 60 days following April 20, 2012 and such bonus was appropriately prorated for such annual period. The targets for each subsequent annual period will be mutually agreed upon at the beginning of each calendar year between Mr. Houghton and the Compensation Committee.

Upon execution of the Employment Agreement, we granted Mr. Houghton options to purchase 675,000 shares of our common stock pursuant to our 2004 Stock Incentive Plan (the “Plan”). In addition, we were required to grant Mr. Houghton options to purchase an additional 331,550 shares of our common stock.

The Employment Agreement further provided that, subject to Mr. Houghton meeting and maintaining the director eligibility requirements of the Board, Mr. Houghton would be nominated for election as a director at each stockholders meeting during his employment at which his term as a director would otherwise expire.

The Employment Agreement provides that upon the occurrence of a change in control (as defined in the Employment Agreement), all of Mr. Houghton’s unvested stock options will vest and become exercisable immediately and, unless all such options are cashed-out in the change in control transaction, shall remain exercisable for a period of not less than 360 days (or the expiration of the stock option term, if sooner), regardless of whether Mr. Houghton’s employment is terminated in connection with such change in control transaction.

In the event that Mr. Houghton’s employment is terminated by us for “cause” (as defined in the Employment Agreement), then we will pay the earned but unpaid base salary for services rendered through the date of termination and any and all unvested stock options shall automatically be cancelled and forfeited by Mr. Houghton as of the date of termination.

In the event that Mr. Houghton’s employment is terminated by reason of Mr. Houghton’s death, or by reason of Mr. Houghton’s resignation or retirement (as to which at least two (2) weeks notice is required), then we will pay to Mr. Houghton only the earned but unpaid base salary for services rendered through the date of termination. Any and all unvested stock options will automatically be cancelled and forfeited as of the date of Mr. Houghton’s death, resignation or retirement.

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If, as a result of Mr. Houghton’s incapacity due to physical or mental illness, we determine that Mr. Houghton has failed to perform his duties on a full time basis for either ninety (90) days within any three hundred sixty-five (365) day period or sixty (60) consecutive days, we may terminate his employment hereunder for “disability”. In that event, we will pay the earned but unpaid base salary for services rendered through such date of termination. Any and all unvested stock options shall be cancelled as of the date of termination. During any period that Mr. Houghton fails to perform his duties as a result of incapacity due to physical or mental illness, he will continue to receive compensation and benefits provided by the Employment Agreement until his employment is terminated; provided, however, that the amount of compensation and benefits received during such period will be reduced by the aggregate amounts, if any, payable under our disability benefit plans and programs or under the Social Security disability insurance program. Additionally, the vesting of stock options will be tolled during such period and in the event of a termination of the Employment Agreement as a result of disability, any and all unvested stock options will automatically be cancelled and forfeited as of the date of termination.

In the event that Mr. Houghton’s employment is terminated by us prior to the expiration of the term of the Employment Agreement for any reason other than as described above or by Mr. Houghton for “good reason” (as defined in the Employment Agreement) any and all unvested stock options shall automatically be cancelled and forfeited by Mr. Houghton as of the date of such termination (except as provided in a change in control), vested stock options shall remain exercisable for ninety (90) days after the date of such termination or the expiration of the stock option term, if sooner (except as otherwise provided in the event of a change in control), and we will pay to Mr. Houghton any earned but unpaid base salary for services rendered through the date of termination and continuing payments of severance pay (less applicable withholding taxes) at a rate equal to his base salary rate, as then in effect, for a period equal to three (3) months (or, when Mr. Houghton has been employed for at least one (1) year, a period equal to six (6) months), to be paid periodically in accordance with our normal payroll policies; provided that if Mr. Houghton continues to be employed in any capacity by a successor entity following a change in control, the severance pay that would otherwise be payable shall be reduced by the amount of base compensation and guaranteed bonus (if any) Mr. Houghton receives in such capacity during or attributable to the severance term. Payment of any severance benefits are subject to the execution by Mr. Houghton of a general release and an agreement to continue to be bound by certain provisions of the Employment Agreement relating to, among others, non-competition, non-solicitation and confidentiality.

Mr. Houghton is also subject to non-competition, non-solicitation and confidentiality covenants during the term of his employment.

Agreement with Mr. Gerald J. Kochanski

Mr. Kochanski began serving as our Chief Financial Officer on April 28, 2008, pursuant to an employment agreement dated as of April 1, 2008. Mr. Kochanski’s initial annual base salary is $185,000. For the first year of Mr. Kochanski’s employment, we paid him a non-accountable commuting allowance of $10,000. In addition, we agreed to pay up to $10,000 of Mr. Kochanski’s moving costs. Mr. Kochanski may be awarded a bonus based on performance. In 2011, Mr. Kochanski was awarded a bonus of $38,872. Pursuant to the employment agreement, we granted Mr. Kochanski an option to purchase 12,500 shares of our common stock under our 2004 Stock Incentive Plan. The option vested in three equal annual installments of 3,125 shares on each of March 31, 2009, March 31, 2010, and March 31, 2011. The option to purchase the remaining 3,125 shares vests on March 31, 2012 provided that he remains employed by us at such time, and provided further that such options shall become exercisable in full immediately upon the occurrence of a change in control (as defined in our 2004 Stock Incentive Plan).

Mr. Kochanski’s agreement provides that upon termination by us for cause or disability (as such terms are defined in the agreement) or by Mr. Kochanski for any reason other than his exercise of the change of control termination option (as defined in the agreement), then we shall pay him only his accrued but unpaid base salary and bonuses for services rendered through the date of termination, his unvested options shall immediately be cancelled and forfeited and his vested options shall remain exercisable for ninety (90) days after such termination. If Mr. Kochanski’s employment is terminated by his death or by his voluntary resignation or retirement other than upon his exercise of the change of control termination option, then we shall pay him his accrued but unpaid base salary for services rendered through the date of termination and any bonuses due and payable through such date of termination and those that become due and payable within ninety (90) days after such date. If we terminate Mr. Kochanski’s employment for any other reason, then, provided he continues to abide by certain confidentiality and non-compete provisions of his agreement and executes a release, he shall be entitled to: (1) any accrued but unpaid base salary for services rendered through the date of termination; and (2) the continued payment of his base salary, in the amount as of the date of termination, for a period of six (6) months subsequent to the termination date or until the end of the remaining term of the agreement if sooner.

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Upon any sale of all or substantially all of our business or assets, whether direct or indirect, by purchase, merger, consolidation or otherwise, Mr. Kochanski shall have a period of time in which to discuss, negotiate and confer with any successor entity regarding the terms and conditions of his continued employment. If Mr. Kochanski, acting reasonably, is unable to timely reach an agreement through good faith negotiations with such successor, then he may elect to terminate his employment with us and receive any accrued but unpaid salary for services rendered through the date of termination and the continued payment of his salary, in the amount as of the date of termination, for a period of six (6) months. All unvested options that would have vested during the shorter of (a) the subsequent six (6) months or (b) the remainder of the term would also immediately become vested.

The agreement defines “cause” as (1) conviction of any crime (whether or not involving us) constituting a felony in the jurisdiction involved; (2) engaging in any act which, in each case, subjects, or if generally known would subject, us to public ridicule or embarrassment; (3) gross neglect or misconduct in the performance of the employee’s duties under the agreement; or (4) material breach of any provision of the agreement by the employee; provided, however, that with respect to clauses (3) or (4), the employee must have received written notice from us setting forth the alleged act or failure to act constituting "cause", and the employee shall not have cured such act or refusal to act within ten (10) business days of his actual receipt of notice.

The agreement defines “disability” as our determination that, because of the employee’s incapacity due to physical or mental illness, the employee has failed to perform his duties under the agreement on a full time basis for either (1) 120 days within any 365-day period, or (2) 90 consecutive days.

On March 28, 2011, we entered into an employment agreement, to be effective on April 1, 2011, with Mr. Kochanski. The new employment agreement replaces the current agreement and is substantially similar to the prior agreement with the following material changes: Mr. Kochanski’s base annual salary was increased to $200,192, an increase of $15,192; and in the event that Mr. Kochanski’s employment is either terminated by us for other than “cause” (as defined in the agreement), then (i) all of his unvested stock options that would have vested during the shorter of (a) the subsequent six months or (b) the remainder of the term, shall immediately become vested.

On May 29, 2013, Gerald J. Kochanski, Chief Financial Officer, Treasurer and Corporate Secretary of Nephros, Inc., resigned effective June 15, 2013.

Change in Control Payments

If the change in control payments called for in the agreements for Messrs. Houghton and Kochanski had been triggered on December 31, 2013, we would have been obligated to make the following payments:

Name	Cash Payment Per Month (# of months paid)		Number of Options that Would Vest (Market Value)(1)
John C. Houghton	$29,167		$—
	(6 mos.	)	(-0-)
Gerald Kochanski(2)	$—		$—
	(0 mos.	)	(-0-)

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(1)         The market value is calculated as the difference between the fair market value of the shares that could be acquired based on the closing sale price per share of our common stock as reported by the OTC Markets Group, Inc. on December 31, 2013, and the exercise prices for the underlying stock options.  As of December 31, 2013, the exercise prices for all of Mr. Houghton’s options were higher than $0.42, the closing sales price per share of our common stock as reported by the OTC Markets Group, Inc. on December 31, 2013.

(2)         On May 29, 2013, Gerald J. Kochanski, Chief Financial Officer, Treasurer and Corporate Secretary of Nephros, Inc., resigned effective June 15, 2013.

2004 Stock Incentive Plan

The 2004 Stock Incentive Plan provides that if there is a change in control, unless the agreement granting an award provides otherwise, all awards under the 2004 Stock Incentive Plan will become vested and exercisable as of the effective date of the change in control. As defined in the 2004 Stock Incentive Plan, a change in control means the occurrence of any of the following events: (i) any “person,” including a “group,” as such terms are defined in sections 13(d) and 14(d) of the Exchange Act and the rules promulgated thereunder, becomes the beneficial owner, directly or indirectly, whether by purchase or acquisition or agreement to act in concert or otherwise, of more than 50% of the outstanding shares of our common stock; (ii) our complete liquidation; (iii) the sale of all or substantially all of our assets; or (iv) a majority of the members of our Board of Directors are elected to the Board without having previously been nominated and approved by a majority of the members of the Board incumbent on the day immediately preceding such election.

401(k) Plan

We have established a 401(k) deferred contribution retirement plan (the “401(k) Plan”) which covers all employees. The 401(k) Plan provides for voluntary employee contributions of up to 15% of annual earnings, as defined. As of January 1, 2004, we began matching 100% of the first 3% and 50% of the next 2% of employee earnings to the 401(k) Plan. We contributed and expensed $46,000 and $49,000 in 2013 and 2012, respectively.

Director Compensation

In fiscal year 2013, our directors received a $10,000 annual retainer, $1,200 per meeting for each quarterly Board meeting attended and reimbursement for expenses incurred in connection with serving on our Board of Directors. The Chairman of the Board received an annual retainer of $20,000 and $1,500 per meeting for each quarterly Board meeting attended. The chairperson of our Audit Committee was paid a $5,000 annual retainer and $500 per meeting for meetings of the Audit Committee, with a maximum of eight meetings per year.

We grant each non-employee director who first joins our Board, immediately upon such director joining our Board, options to purchase 20,000 shares of our common stock in respect of such first year of service at an exercise price per share equal to the fair market value price per share of our common stock on the date of grant. We also grant annually to each non-employee director options to purchase 10,000 shares of our common stock (12,500 shares to the Chairman of the Board) at an exercise price per share equal to the fair market value price per share of our common stock on the grant date. These non-employee director options vest in three equal installments on each of the date of grant and the first and second anniversaries thereof.

Our executive officers do not receive additional compensation for service as directors if any of them so serve.

On February 19, 2014, the Compensation Committee of our Board of Directors approved changes to director compensation, which were ratified by the Board of Directors on March 26, 2014. In fiscal year 2014, our directors will receive a $20,000 annual retainer, $1,500 per meeting for each quarterly Board meeting attended and reimbursement for expenses incurred in connection with serving on our Board of Directors. The Chairman of the Board will receive an annual retainer of $30,000 and $1,800 per meeting for each quarterly Board meeting attended. The chairperson of our Audit Committee will be paid a $10,000 annual retainer and $1,000 per meeting for meetings of the Audit Committee, with a maximum of eight meetings per year.

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In fiscal year 2014, we will grant each non-employee director who first joins our Board, immediately upon such director joining our Board, the number of options equal to the product of 0.0011 multiplied by the total number of outstanding shares of common stock of the company on a fully-diluted basis. The exercise price per share will be equal to the fair market value price per share of our common stock on the date of grant. We will also grant annually to each non-employee director the number of options equal to the product of 0.0006 multiplied by the total number of outstanding shares of common stock of the company on a fully-diluted basis. The exercise price per share will be equal to the fair market value price per share of our common stock on the date of grant. These non-employee director options vest in three equal installments on each of the date of grant and the first and second anniversaries thereof.

The following table shows the compensation earned by each of our non-employee directors for the year ended December 31, 2013.

Non-Employee Director Compensation in Fiscal Year 2013

Name	Fees Earned or Paid in Cash	Restricted Stock Awards (7) ($)	Option Awards (1) ($)		Total ($)
Arthur H. Amron (6)	$-0-	$16,576	$6,300	(2)	$22,876
Paul A. Mieyal (6)	$-0-	$16,576	$6,300	(3)	$22,876
Lawrence J. Centella	$-0-	$16,576	$6,300	(4)	$22,876
James S. Scibetta (8)	$-0-	$-0-	$24,889	(5)	$24,889
Daron Evans	$-0-	$-0-	$-0-		$-0-

(1)         The amount reported is the aggregate grant date fair value of the options granted, computed in accordance with FASB ASC Topic 718. The assumptions used in determining the grant date fair values of these awards are set forth in Note 2 of these consolidated financial statements.

(2)         Options granted for services rendered by Mr. Amron totaled 53,750 options at December 31, 2013.

(3)         Options granted for services rendered by Dr. Mieyal totaled 53,750 options at December 31, 2013.

(4)         Options granted for services rendered by Mr. Centella totaled 82,750 options at December 31, 2013.

(5)         Options granted for services rendered by Mr. Scibetta totaled 124,064 options at December 31, 2013.

(6)         At the request of Messrs. Amron and Mieyal, their respective options and director fees were directed to Wexford Capital LP.

(7)         Director fees were paid in restricted stock awards in lieu of a cash payment.

(8)         On November 22, 2013, James S. Scibetta informed our Board of Directors of his resignation as a director, effective December 31, 2013.

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Compensation Committee Interlocks and Insider Participation

Lawrence J. Centella and Paul A. Mieyal served as members of our Compensation Committee during all of 2013. Neither of these individuals was at any time during 2013 or at any other time our officer or employee. Although Dr. Mieyal served as our Acting Chief Executive Officer until April 20, 2012, he received no employee compensation or employee benefits from us. No interlocking relationship exists between any member of our Compensation Committee and any member of any other company’s Board of Directors or Compensation Committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On February 4, 2013, the Company issued a senior secured note to Lambda Investors LLC in the principal amount of $1.3 million. The note bore interest at the rate of 12% per annum and was scheduled to mature on August 4, 2013, at which time all principal and accrued interest was due. However, the Company paid amounts due under the note, including all accrued interest thereon of $46,800, on May 22, 2013 with the cash proceeds from the May 2013 rights offering. In connection with the note, the Company paid Lambda Investors an 8%, or $104,000, sourcing/transaction fee. In addition, the Company paid Lambda Investors’ legal fees and other expenses incurred in connection with the note in the amount of $50,000 as well as Lambda Investors’ legal fees and other expenses incurred in connection with the May 2013 rights offering in the amount of $50,000. Those payments totaling $204,000 are reflected as amortization of debt discount.

On November 12, 2013, the Company issued a senior secured note to Lambda Investors LLC in the principal amount of $1.5 million. The note bore interest at the rate of 12% per annum and was scheduled to mature on May 12, 2014, at which time all principal and accrued interest was due. However, the Company paid amounts due under the note, including all accrued interest thereon of $61,000, on March 18, 2014 with the cash proceeds from the March 2014 rights offering. In connection with the note, the Company paid Lambda Investors an 8%, or $120,000, sourcing/transaction fee. In addition, the Company paid Lambda Investors’ legal fees and other expenses incurred in connection with the note in the amount of $75,000. Those payments totaling $195,000 were made on November 12, 2013 and are reflected as a debt discount which is being amortized over the term of the senior secured note. Approximately $53,000 is reflected as amortization of debt discount on the consolidated statements of operations and comprehensive loss for the year the ended December 31, 2013.

On August 29, 2014, we issued a senior secured note to Lambda Investors LLC in the principal amount of $1.75 million. The note bears interest at the rate of 12% per annum and matures on February 28, 2015, at which time all principal and accrued interest will be due. However, we have agreed to prepay amounts due under the note with the cash proceeds from (a) a rights offering, (b) any other equity or debt financing, or (c) the issuance or incurrence of any other indebtedness or the sale of any assets outside the ordinary course of business, in each case prior to the maturity date. If we do not pay principal and interest under the note when due, the interest rate increases to 16% per annum. In connection with the note, we have agreed to pay Lambda Investors an 8%, or $140,000, sourcing/transaction fee. In addition, we will pay Lambda Investors’ legal fees and other expenses incurred in connection with the note and the rights offering in the amount of $75,000.

As of August 31, 2014, Lambda Investors is our largest stockholder and beneficially owns approximately 47% of our outstanding common stock and, on a fully-diluted basis, owns approximately 60% of our outstanding common stock. Certain warrants held by Lambda Investors have an exercise price of $0.30 per share and have full ratchet anti-dilution protection. The full ratchet anti-dilution protection for these warrants will not be triggered in connection with the rights offering as the $0.60 per share offering price is greater than the $0.30 exercise price for these warrants. In connection with the proposed rights offering, the Company agreed to amend the expiration date of the existing warrants held by Lambda Investors from March 21, 2019 to the date which is the five year anniversary of the closing of the rights offering.

In connection with the February 2013 loan, the November 2013 loan and the August 2014 loan from Lambda Investors, we entered into registration rights agreements with Lambda Investors pursuant to which we will file a registration statement on Form S-1 covering the resale by Lambda Investors of the common stock underlying shares sold to Lambda Investors. Under these registration rights agreements, we will pay all of the expenses, including reasonable legal fees, of Lambda Investors in connection with such registration statement and resale of shares by Lambda Investors under such registration statement, which may be in an underwritten public offering. We will be obligated to use our reasonable best efforts to keep such registration statement continuously effective until such time as all the securities registered on such registration statement have been sold or are eligible for sale without restriction under the applicable securities laws.

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The shares beneficially owned by Lambda Investors may be deemed beneficially owned by Wexford Capital LP, which is the managing member of Lambda Investors. Arthur H. Amron, a director of Nephros, is a partner and general counsel of Wexford Capital. Paul A. Mieyal, a director of Nephros, is a vice president of Wexford Capital. During 2013, at the request of Messrs. Amron and Mieyal, fees and options in the aggregate amount of approximately $45,752 earned in respect of services they rendered to the company were directed to Wexford Capital LP.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
AND RELATED STOCKHOLDER MATTERS

Securities Authorized for Issuance under Equity Compensation Plans

The following table provides information as of December 31, 2013 about compensation plans under which shares of our common stock may be issued to employees, consultants or members of our Board of Directors upon exercise of options or warrants under all of our existing equity compensation plans. Our existing equity compensation plans consist of our Amended and Restated Nephros 2000 Equity Incentive Plan and our Nephros, Inc. 2004 Stock Incentive Plan (together, our “Stock Incentive Plans”) in which all of our employees and directors are eligible to participate. Our Stock Incentive Plans were approved by our stockholders.

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrant and rights	(b) Weighted-average exercise price of outstanding options, warrant and rights	(c) Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by our stockholders

Stock Incentive Plans	1,755,750	$1.17	2,407,318

Equity compensation plans not approved by our stockholders (1)	331,550	$1.69	—

None	—		—
All Plans	2,087,300		2,407,318

(1)         On July 3, 2012, the Company granted Mr. Houghton an option to purchase 331,550 shares of common stock of the Company (the “Option”), under a Non-qualified Stock Option Agreement, dated July 3, 2012, between Mr. Houghton and the Company, in connection with his appointment as the President and Chief Executive Officer. The terms of this non-qualified stock option agreement are substantially similar to the terms of the 2004 Stock Incentive Plan. The options granted to Mr. Houghton pursuant to this agreement vest in equal monthly installments over four years commencing on April 20, 2012, the date Mr. Houghton was appointed; provided that Mr. Houghton remains employed by the Company at such time.

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Security Ownership of Certain Beneficial Owners

The following table sets forth the beneficial ownership of our common stock as of August 31, 2014, by (i) each person known to us to own beneficially more than five percent (5%) of our common stock, based on such persons’ or entities’ filings with the SEC as of that date; (ii) each director, director nominee and executive officer; and (iii) all directors, director nominees and executive officers as a group:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class(1)
Lambda Investors LLC(2)	26,496,617	59.6%
Southpaw Asset Management LP(3)	1,145,278	2.6%
Arthur H. Amron(4)	107,778	*
Lawrence J. Centella(5)	165,188	*
John C. Houghton(6)	739,221	1.7
Daron Evans(7)	32,620	*
Paul A. Mieyal(8)	107,778	*
Matthew S. Rosenberg(9)	218,288	*
James S. Scibetta(10)	112,496	*
Gerald J. Kochanski(11)	251,438	*
All executive officers and directors as a group(4) – (9)	1,370,873	3.1%

*	Represents less than 1% of the outstanding shares of our common stock.

(1)	Applicable percentage ownership is based on 25,249,054 shares of common stock outstanding as of August 31, 2014, together with applicable options and warrants for each stockholder. Beneficial ownership is determined in accordance with the rules of the SEC, based on factors including voting and investment power with respect to shares. Common stock subject to options and warrants exercisable on or within 60 days after August 31, 2014 are deemed outstanding for the purpose of computing the percentage ownership of the person holding those options or warrants, but not for computing the percentage ownership of any other person.

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(2)	Based in part on information provided in Schedule 13D/A filed on March 18, 2014. The shares beneficially owned by Lambda Investors may be deemed beneficially owned by Wexford Capital LP, which is the managing member of Lambda Investors, Wexford GP LLC, which is the General Partner of Wexford Capital LP, by Charles E. Davidson in his capacity as Chairman and managing member of Wexford Capital LP and by Joseph M. Jacobs in his capacity as President and managing member of Wexford Capital LP. The address of each of Lambda Investors LLC, Wexford Capital LP, Mr. Davidson and Mr. Jacobs is c/o Wexford Capital LP, 411 West Putnam Avenue, Greenwich, CT 06830. Each of Wexford Capital LP, Wexford GP LLC, Mr. Davidson and Mr. Jacobs disclaims beneficial ownership of the shares of common stock owned by Lambda Investors except, in the case of Mr. Davidson and Mr. Jacobs, to the extent of their respective interests in each member of Lambda Investors. Includes 14,524,677 shares issuable upon exercise of warrants held by Lambda Investors having an exercise price of $0.30 per share. Lambda Investors is controlled by Wexford Capital LP. Arthur H. Amron, one of our directors, is a Partner and General Counsel of Wexford Capital LP. Paul A. Mieyal, our acting Chief Executive Officer and one of our directors, is a Vice President of Wexford Capital LP.

(3)	Based in part on information provided in Schedule 13D/A filed on May 30, 2013. The shares beneficially owned by Southpaw Asset Management LP may be deemed beneficially owned by Southpaw Holdings LLC, which is the General Partner of Southpaw Asset Management LP, and by each of Kevin Wyman and Howard Golden, who are principals of Southpaw Holdings LLC, and Southpaw Credit Opportunity Master Fund LP, of which Southpaw Asset Management LP is the investment manager. The address of each of Southpaw Asset Management LP, Southpaw Holdings LLC, Kevin Wyman, Howard Golden, and Southpaw Credit Opportunity Master Fund LP, is 2 Greenwich Office Park, Greenwich, CT 06831. Each of Southpaw Asset Management LP, Southpaw Holdings LLC, Kevin Wyman and Howard Golden disclaims beneficial ownership of 664,298 shares of common stock and 480,980 shares issuable upon the exercise of warrants beneficially owned by Southpaw Credit Opportunity Master Fund LP having an exercise price of $0.40.

(4)	Mr. Amron’s address is c/o Wexford Capital LP, 411 West Putnam Avenue, Greenwich, CT 06830. The shares identified as being beneficially owned by Mr. Amron consist of: (i) 48,496 shares of restricted stock granted under the 2004 Stock Incentive Plan; and (ii) 59,282 shares issuable upon exercise of options granted under the 2004 Stock Incentive Plan. Does not include 21,066 shares issuable upon the exercise of options which have been granted under our Stock Option Plans but will not vest within 60 days of August 31, 2014.

(5)	Mr. Centella’s address is the company address: 41 Grand Avenue, River Edge, New Jersey 07661. The shares identified as being beneficially owned by Mr. Centella consist of (i) 48,496 shares of restricted stock granted under the 2004 Stock Incentive Plan; and (ii) 88,282 shares issuable upon exercise of options granted under the 2004 Stock Incentive Plan. Does not include 21,066 shares issuable upon the exercise of options which have been granted under our Stock Option Plans but will not vest within 60 days of August 31, 2014.

(6)	Mr. Houghton’s address is the company address: 41 Grand Avenue, River Edge, New Jersey 07661. The shares identified as being beneficially owned by Mr. Houghton consist of: (i) 66,254 shares of restricted stock granted under the 2004 Stock Incentive Plan; and (ii) 659,439 shares issuable upon exercise of options granted under the 2004 Stock Incentive Plan. Does not include 419,611 shares issuable upon the exercise of options which have been granted under our Stock Option Plans but will not vest within 60 days of August 31, 2014.

(7)	Mr. Evans’ address is the company address: 41 Grand Avenue, River Edge, New Jersey 07661. The shares identified as being beneficially owned by Mr. Evans consist of (i) 7,500 shares of common stock purchased in the open market prior to his appointment to the board of directors; and (ii) 25,120 shares issuable upon exercise of options granted under the 2004 Stock Incentive Plan. Does not include 50,241 shares issuable upon the exercise of options which have been granted under our Stock Option Plans but will not vest within 60 days of August 31, 2014.

(8)	Dr. Mieyal’s address is c/o Wexford Capital LP, 411 West Putnam Avenue, Greenwich, CT 06830. The shares identified as being beneficially owned by Dr. Mieyal consist of: (i) 48,496 shares of restricted stock granted under the 2004 Stock Incentive Plan; and (ii) 59,282 shares issuable upon exercise of options granted under the 2004 Stock Incentive Plan. Does not include 21,066 shares issuable upon the exercise of options which have been granted under our Stock Option Plans but will not vest within 60 days of August 31, 2014.

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(9)	Mr. Rosenberg’s address is the company address: 41 Grand Avenue, River Edge, New Jersey 07661. The shares identified as being beneficially owned by Mr. Rosenberg consist of: (i) 202,000 shares of common stock purchased in the open market prior to his appointment to the board of directors; and (ii) 16,288 shares issuable upon exercise of options granted under the 2004 Stock Incentive Plan.. Does not include 32,576 shares issuable upon the exercise of options which have been granted under our Stock Option Plans but will not vest within 60 days of August 31, 2014.

(10)	Mr. Scibetta’s address is the company address: 41 Grand Avenue, River Edge, New Jersey 07661. The shares identified as being beneficially owned by Mr. Scibetta consist of: (i) 52,056 shares of restricted stock granted under the 2004 Stock Incentive Plan; and (ii) 60,440 shares issuable upon exercise of options granted under the 2004 Stock Incentive Plan.

(11)	Mr. Kochanski’s address is the company address: 41 Grand Avenue, River Edge, New Jersey 07661.

DESCRIPTION OF COMMON STOCK

Our authorized capital stock consists of 90,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share. As of                      , 2014, there were                    shares of common stock outstanding and no shares of preferred stock outstanding. All amounts are reported on a post reverse stock split basis.

To effect the 2011 rights offering we needed to increase the number of authorized shares of our common stock. Accordingly, we sought and received the approval of our stockholders at our annual meeting of stockholders held on January 10, 2011, to amend our certificate of incorporation to increase the authorized shares of our capital stock from 95,000,000 to 905,000,000 shares and the authorized shares of our common stock from 90,000,000 to 900,000,000 shares. We filed a certificate of amendment to our certificate of incorporation providing for such share increase immediately prior to the closing of the rights offering. Immediately after completion of the rights offering, we effected a 1-for-20 reverse stock split of our outstanding shares of common stock and decreased the authorized shares of our capital stock from 905,000,000 to 95,000,000 shares and the authorized shares of our common stock from 900,000,000 to 90,000,000 shares. We received stockholder approval of such amendment at our annual meeting of stockholders held on January 10, 2011.

Holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders and do not have cumulative voting rights. Accordingly, holders of a majority of the shares of our common stock entitled to vote in any election of directors may elect all of the directors standing for election. Apart from preferences that may be applicable to any holders of preferred stock outstanding at the time, holders of our common stock are entitled to receive dividends, if any, ratably as may be declared from time to time by the Board out of funds legally available therefor. Upon our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive ratably our net assets available after the payment of all liabilities and liquidation preferences on any outstanding preferred stock. Holders of our common stock have no preemptive, subscription, redemption or conversion rights, and there are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which we may designate and issue in the future.

CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a general summary of certain material U.S. federal income tax consequences of the rights offering to U.S. holders (as defined below). This summary is based upon provisions of the Internal Revenue Code of 1986, as amended (or the Code), applicable Treasury Regulations, administrative rulings, judicial authorities and other applicable existing U.S. federal income tax authorities, all of which are subject to change or differing interpretations, possibly with retroactive effect which could result in U.S. federal income tax consequences different from those discussed below. No assurance can be given that the Internal Revenue Service, or the IRS, will not challenge one or more of the tax results described in this discussion, and no ruling from the IRS has been, or is expected to be, sought with respect to the U.S. federal tax consequences of the rights offering.

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This summary does not provide a complete analysis of all potential tax considerations. This summary is only applicable to U.S. holders of common stock and/or warrants who acquire the subscription rights pursuant to the terms of the rights offering, have held the common stock and/or warrants, and will hold the subscription rights, as capital assets (generally, property held for investment) within the meaning of Section 1221 of the Code. This summary does not deal with all tax consequences that may be relevant to holders in light of their personal circumstances or particular situations, such as holders who may be subject to special tax treatment under the Code, including (without limitation) dealers in securities or currencies, financial institutions, insurance companies, regulated investment companies, real estate investment trusts, tax-exempt entities or traders in securities that elect to use a mark-to-market method of accounting for their securities, persons holding subscription rights, common stock, and/or warrants as part of a hedging, integrated or conversion transaction or a straddle, persons deemed to sell common stock and/or warrants, under the constructive sale provisions of the Code, persons whose “functional currency” is not the U.S. dollar, and foreign taxpayers. This summary does not deal with any U.S. federal non-income, state, local or foreign tax consequences, estate or gift tax consequences, or alternative minimum tax consequences, nor does it address any tax considerations to persons other than U.S. holders.

For purposes of this discussion, a “U.S. holder” is a beneficial owner of our common stock or warrants that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation, or other business entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state of the United States or the District of Columbia;

•	an estate, if its income is subject to U.S. federal income taxation regardless of its source; or

•	a trust, if (i) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons (within the meaning of the Code) have the authority to control all of its substantial decisions or (ii) the trust has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

If a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) receives the subscription rights or exercises the subscription rights, the tax treatment of a partner in a partnership generally will depend upon the status of the partner and the activities of the partnership. Such a partner or partnership should consult its tax advisor as to the U.S. federal income tax consequences of the receipt, exercise or lapse of the subscription rights.

Holders of common stock and warrants are urged to consult their own tax advisors as to the specific tax consequences of the rights offering to them, including the applicable federal, state, local and foreign tax consequences of the rights offering to them and the effect of possible changes in tax laws.

Taxation of Subscription Rights

Receipt of Subscription Rights

Your receipt of the subscription rights pursuant to the rights offering should be treated as a nontaxable distribution with respect to your existing common stock and/or warrants for U.S. federal income tax purposes, and the following summary assumes you will qualify for such nontaxable treatment. If, however, the rights offering does not qualify as nontaxable, you would be treated as receiving a taxable distribution equal to the fair market value of the subscription rights on their distribution date. The distribution would be taxed as a dividend to the extent that it qualifies as a dividend and is made out of our current or accumulated earnings and profits; any excess would be treated first as a return of your basis (investment) in your common stock and/or warrants and then as a capital gain. If the rights offering does not qualify as nontaxable, expiration of the subscription rights would result in a capital loss.

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If the fair market value of the subscription rights you receive is less than 15% of the fair market value of your existing common stock and/or warrants on the date you receive the subscription rights, the subscription rights will be allocated a zero basis for U.S. federal income tax purposes, unless you elect to allocate basis between your existing common stock and/or warrants and the subscription rights in proportion to the relative fair market values of the existing common stock and/or warrants and the subscription rights determined on the date of receipt of the subscription rights. If you choose to allocate basis between your existing common stock and/or warrants and the subscription rights, you must make this election on a statement included with your tax return for the taxable year in which you receive the subscription rights. Such an election is irrevocable. The fair market value of the subscription rights on the date the subscription rights are distributed is uncertain, and we have not obtained, and do not intend to obtain, an appraisal of the fair market value of the subscription rights on that date. In determining the fair market value of the subscription rights, you should consider all relevant facts and circumstances, including any difference between the subscription price of the subscription rights and the trading price of our common stock on the date that the subscription rights are distributed, the length of the period during which the subscription rights may be exercised and the fact that the subscription rights are non-transferable.

On the other hand, if the fair market value of the subscription rights you receive is 15% or more of the fair market value of your existing common stock and/or warrants on the date you receive the subscription rights, then you must allocate your basis in your existing common stock and/or warrants between the existing common stock and/or warrants and the subscription rights you receive in proportion to their fair market values determined on the date you receive the subscription rights.

Your holding period in a subscription right will include your holding period in the common stock and/or warrants with respect to which the subscription right was distributed.

Exercise of Basic Subscription Privilege or Over-Subscription Privilege

Generally, you will not recognize gain or loss on the exercise of a subscription right pursuant to the basic subscription privilege or subscription for shares pursuant to the over-subscription privilege. Your tax basis in new shares of common stock acquired when you exercise a subscription right pursuant to the basic subscription privilege or subscribe for shares pursuant to the over-subscription privilege will be equal to your adjusted tax basis in the subscription right plus the subscription price. The holding period of a share of common stock acquired when you exercise a subscription right pursuant to the basic subscription privilege or subscribe for shares pursuant to the over-subscription privilege will begin on the date of exercise.

If you exercise a subscription right received in the rights offering after disposing of the share of our common stock or the warrant with respect to which such subscription right is received, then certain aspects of the tax treatment of the exercise of the subscription right are unclear, including (1) the allocation of tax basis between the common stock or warrant previously sold and the subscription right, (2) the impact of such allocation on the amount and timing of gain or loss recognized with respect to the common stock or warrant previously sold, and (3) the impact of such allocation on the tax basis of common stock acquired through exercise of the subscription right. If you exercise a subscription right received in the rights offering after disposing of the common stock or warrant with respect to which the subscription right is received, you should consult your tax advisor.

Non-Exercise of Subscription Rights

If the receipt of the subscription rights pursuant to the rights offering was treated as a nontaxable distribution for U.S. federal income tax purposes and you do not exercise your subscription rights, you should not recognize a capital loss for U.S. federal income tax purposes and any portion of the tax basis in your existing shares of common stock and/or warrants previously allocated to the subscription right not exercised should be re-allocated to the existing common stock and/or warrants.

LEGAL MATTERS

The legality of the securities offered hereby will be passed upon for us by Day Pitney LLP, Parsippany, New Jersey.

EXPERTS

Our financial statements at and for the years ended December 31, 2013 and 2012 included in this prospectus have been audited by Rothstein Kass, the Company’s former independent registered public accounting firm, as stated in their report, which report includes an explanatory paragraph related to the Company’s ability to continue as a going concern. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public free of charge at the SEC’s website at www.sec.gov and on our website at www.nephros.com.

DISCLOSURE OF SEC POSITION ON INDEMNIFICATION FOR SECURITIES LAW VIOLATIONS

Our Fourth Amended and Restated Certificate of Incorporation, as amended, provides for indemnification of directors and officers of the Registrant to the fullest extent permitted by the Delaware General Corporation Law, or DGCL. We have obtained liability insurance for each director and officer for certain losses arising from claims or charges made against them while acting in their capacities as directors or officers of the registrant. Our Second Amended and Restated By-Laws provide for indemnification of our officers, directors and others who become a party to an action on our behalf by us to the fullest extent not prohibited under the DGCL. However, insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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FINANCIAL STATEMENTS

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Nephros, Inc.

We have audited the accompanying consolidated balance sheets of Nephros, Inc. and Subsidiary (collectively, “the Company”) as of December 31, 2013 and 2012, and the related consolidated statements of operations, changes in stockholders’ equity (deficit) and cash flows in the two year period ended December 31, 2013. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Nephros, Inc. and Subsidiary as of December 31, 2013 and 2012, and the results of their operations and their cash flows in the two year period ended December 31, 2013, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has incurred negative cash flow from operations and net losses since inception. These conditions, among others, raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Rothstein Kass

Roseland, New Jersey

March 27, 2014

F-2

NEPHROS, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

(In Thousands, Except Share Amounts)

	December 31, 2013	December 31, 2012
ASSETS
Current assets:
Cash and cash equivalents	$579	$47
Accounts receivable	122	935
Inventory, less allowances of $365 at December 31, 2013 and $269 at December 31, 2012	162	312
Prepaid expenses and other current assets	125	109
Total current assets	988	1,403
Property and equipment, net	7	16
Other assets, net of accumulated amortization	1,894	2,109
Total assets	$2,889	$3,528
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Senior secured note payable, net of debt discount of $142	$1,358	$-
Accounts payable	1,073	1,070
License and supply agreement fee payable	-	1,318
Accrued expenses	365	321
Deferred revenue, current portion	703	707
Total current liabilities	3,499	3,416
Long-term portion of deferred revenue	-	707
Total liabilities	3,499	4,123

Commitments and Contingencies (Note 12)

Stockholders’ deficit:

Preferred stock, $.001 par value; 5,000,000 shares authorized at December 31, 2013 and 2012; no shares issued and outstanding at December 31, 2013 and 2012.	-	-
Common stock, $.001 par value; 90,000,000 shares authorized at December 31, 2013 and 2012; 18,082,043 and 11,949,824 shares issued and outstanding at December 31, 2013 and December 31, 2012, respectively.	18	12
Additional paid-in capital	100,526	96,847
Accumulated other comprehensive income	74	76
Accumulated deficit	(101,228)	(97,530)
Total stockholders’ deficit	(610)	(595)
Total liabilities and stockholders’ deficit	$2,889	$3,528

The accompanying notes are an integral part of these consolidated financial statements.

F-3

NEPHROS, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(In Thousands, Except Share and Per Share Amounts)

	Years Ended December 31,
	2013	2012
Net revenue:
Product revenues	$1,029	$1,127
Licensing revenues	711	680
Total net revenues	1,740	1,807

Cost of goods sold	898	737
Gross margin	842	1,070
Operating expenses:
Research and development	826	632
Depreciation and amortization	223	151
Selling, general and administrative	3,110	3,620
Total operating expenses	4,159	4,403
Loss from operations	(3,317)	(3,333)
Interest income	-	2
Interest expense	(94)	-
Gain on sale of equipment	3	55
Amortization of debt discount	(257)	-
Other income (expense)	(33)	14
Net loss	(3,698)	(3,262)
Other comprehensive income, foreign currency translation adjustments	(2)	27
Total comprehensive loss	(3,700)	(3,235)
Net loss per common share, basic and diluted	$(0.24)	$(0.29)
Weighted average common shares outstanding, basic and diluted	15,624,999	11,223,878

The accompanying notes are an integral part of these consolidated financial statements.

F-4

NEPHROS, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

(In Thousands, Except Share Amounts)

	Common Stock		Additional Paid-in	Accumulated Other Comprehensive	Accumulated
	Shares	Amount	Capital	Income	Deficit	Total
Balance, December 31, 2011	10,501,477	$10	$95,630	$49	$(94,268)	$1,421

Comprehensive income:
Net loss					(3,262)	(3,262)
Net unrealized gains on foreign currency translation				27		27
Comprehensive loss						(3,235)
Exercise of warrants	1,448,347	2	501			503
Noncash stock-based compensation			443			443
Issuance of stock options related to licensing agreement			273			273
Balance, December 31, 2012	11,949,824	$12	$96,847	$76	$(97,530)	$(595)

Comprehensive income:
Net loss					(3,698)	(3,698)
Net unrealized losses on foreign currency translation				(2)		(2)
Comprehensive loss						(3,700)
Shareholder rights offering, net	5,000,000	5	2,766			2,771
Issuance of restricted stock	340,220					-
Exercise of warrants	791,999	1	247			248
Noncash stock-based compensation			652			652
Warrant modification			14			14
Balance, December 31, 2013	18,082,043	$18	$100,526	$74	$(101,228)	$(610)

The accompanying notes are an integral part of these consolidated financial statements.

F-5

NEPHROS, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In Thousands)

	Years Ended December 31,
	2013	2012

Operating activities
Net loss	$(3,698)	$(3,262)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation of property and equipment	9	9
Amortization of other assets	214	142
Non-cash stock-based compensation, including stock options and restricted stock	575	443
Warrant inducement	14	-
Inventory reserve	210	82
Amortization of debt discount	257	-
Noncash interest	39	-
Gain on disposal of property and equipment	(3)	(55)
Loss on foreign currency transactions	26	7
(Increase) decrease in operating assets:
Accounts receivable	820	1,006
Inventory	(60)	(147)
Prepaid expenses and other current assets	(16)	4
Long-term receivable		-
Increase (decrease) in operating liabilities:
Accounts payable and accrued expenses	59	904
License and supply agreement fee payable	(1,318)	-
Deferred revenue	(711)	(680)
Net cash used in operating activities	(3,583)	(1,547)

Investing activities
Purchase of property and equipment	-	(8)
Purchase of intangible assets	-	(659)
Proceeds from sales of property and equipment	3	55
Net cash provided by (used in) investing activities	3	(612)

Financing activities
Proceeds from issuance of common stock, net of equity issuance costs of $229	2,771	-
Proceeds from issuance of Senior Secured Notes	2,800
Payment of financing costs	(399)	-
Proceeds from exercise of warrants	248	503
Payment of Senior Secured Note	(1,300)	-
Net cash provided by financing activities	4,120	503
Effect of exchange rates on cash and cash equivalents	(8)	34
Net increase (decrease) in cash and cash equivalents	532	(1,622)
Cash and cash equivalents, beginning of year	47	1,669
Cash and cash equivalents, end of year	$579	$47

Supplemental disclosure of cash flow information
Cash paid for taxes	$2	$18
Restricted stock issued to settle liability	$77	$-
Payable related to license and supply agreement	$-	$1,318
Receivable related to license agreement	$-	$791
Fair value of stock options granted to Medica	$-	$273

The accompanying notes are an integral part of these consolidated financial statements.

F-6

NEPHROS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 - Organization and Nature of Operations

Nephros, Inc. (“Nephros” or the “Company”) was incorporated under the laws of the State of Delaware on April 3, 1997. Nephros was founded by health professionals, scientists and engineers affiliated with Columbia University to develop advanced End Stage Renal Disease (“ESRD”) therapy technology and products. The Company has two products in various stages of development in the hemodiafiltration, or HDF, modality to deliver improved therapy for ESRD patients. These are the OLpur MDHDF filter series or “dialyzers,” designed expressly for HDF therapy, the OLpur H2H, an add-on module designed to allow the most common types of hemodialysis machines to be used for HDF therapy. In 2009, the Company introduced its Dual Stage Ultrafilter (“DSU”) water filter system, which represents a new and complementary product line to the Company’s existing ESRD therapy business. The DSU incorporates the Company’s unique and proprietary dual stage filter architecture.

On June 4, 2003, Nephros International Limited was incorporated under the laws of Ireland as a wholly-owned subsidiary of the Company.  In August 2003, the Company established a European Customer Service and financial operations center in Dublin, Ireland.

Note 2 - Summary of Significant Accounting Policies

Principles of Consolidation and Basis of Presentation

The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, Nephros International Limited.  All intercompany accounts and transactions have been eliminated in consolidation.

These consolidated financial statements were approved by management and the Board of Directors and are available for issuance as of the date of the audit opinion.  Subsequent events have been evaluated through this date.

Use of Estimates in the Preparation of Financial Statements

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities, at the date of the financial statements, and the reported amount of revenues and expenses, during the reporting period. Actual results could differ materially from those estimates.  Certain prior year amounts have been reclassified to conform to the current year presentation.

Going Concern and Management’s Response

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. The Company’s recurring losses and difficulty in generating sufficient cash flow to meet its obligations and sustain its operations raise substantial doubt about its ability to continue as a going concern. The Company’s consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The Company has incurred significant losses in operations in each quarter since inception. For the years ended December 31, 2013 and 2012, the Company has incurred net losses of $3,698,000 and $3,262,000, respectively. In addition, the Company has not generated positive cash flow from operations for the years ended December 31, 2013 and 2012. To become profitable, the Company must increase revenue substantially and achieve and maintain positive gross and operating margins. If the Company is not able to increase revenue and gross and operating margins sufficiently to achieve profitability, its results of operations and financial condition will be materially and adversely affected.

The voluntary recalls of point of use (POU) and DSU in-line ultrafilters used in hospital water treatment applications announced on October 30, 2013 and the related circumstances could subject the Company to claims or proceedings by consumers, the FDA or other regulatory authorities which may adversely impact the Company’s sales and revenues.

F-7

NEPHROS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 - Summary of Significant Accounting Policies (continued)

On June 27, 2011, the Company entered into a License Agreement,  effective July 1, 2011, with Bellco S.r.l., as licensee (“Bellco”), an Italy-based supplier of hemodialysis and intensive care products, for the manufacturing, marketing and sale of Nephros’ patented mid-dilution dialysis filters.  This Agreement provided the Company with payments of €500,000, €750,000, and €600,000 on July 1, 2011, January 15, 2012 and January 15, 2013, respectively. On February 19, 2014, the Company entered into the First Amendment to License Agreement (the “First Amendment”), by and between the Company and Bellco, which amends the License Agreement, entered into as of July 1, 2011. As a result of the amendment, the Company will receive a total of €450,000 in upfront fees in connection with the First Amendment, half of which were paid on February 19, 2014, and the other half of which are payable on March 31, 2014. See Note 12, Commitments and Contingencies for further discussion.

On February 4, 2013 and November 12, 2013, the Company issued senior secured notes to Lambda Investors LLC in the principal amount of $1.3 million and $1.5 million, respectively. As of December 31, 2013, the $1.5 million note is outstanding. The $1.3 million note was repaid on May 22, 2013.  For a more detailed discussion of the terms of the senior secured notes, see Note 6, Senior Secured Notes.

On March 21, 2014 the Company completed a rights offering which resulted in gross proceeds of $2.1 million. See Note 14, Subsequent Events, for further discussion.

There can be no assurance that the Company’s future cash flow will be sufficient to meet its obligations and commitments. If the Company is unable to generate sufficient cash flow from operations in the future to service its commitments the Company will be required to adopt alternatives, such as seeking to raise debt or equity capital, curtailing its planned activities or ceasing its operations. There can be no assurance that any such actions could be effected on a timely basis or on satisfactory terms or at all, or that these actions would enable the Company to continue to satisfy its capital requirements.

Cash and Cash Equivalents

The Company invests its excess cash in bank deposits and money market accounts.  The Company considers all highly liquid investments purchased with original maturities of three months or less from the date of purchase to be cash equivalents.  Cash equivalents are carried at fair value, which approximate cost, and primarily consist of money market funds maintained at major U.S. financial institutions.

Accounts Receivable

The Company provides credit terms to customers in connection with purchases of the Company’s products. Management periodically reviews customer account activity in order to assess the adequacy of the allowances provided for potential collection issues and returns. Factors considered include economic conditions, each customer’s payment and return history and credit worthiness. Adjustments, if any, are made to reserve balances following the completion of these reviews to reflect management’s best estimate of potential losses.  There were no allowances for doubtful accounts at December 31, 2013 or 2012.  There was no allowance for sales returns at December 31, 2013 or 2012.  There were no write offs of accounts receivable to bad debt expense during 2013 or 2012.

Inventory

The Company engages third parties to manufacture and package inventory held for sale, takes title to certain inventory once manufactured, and warehouses such goods until packaged for final distribution and sale. Inventory consists of finished goods and raw materials (fiber) held at the manufacturers’ facilities, and are valued at the lower of cost or market using the first-in, first-out method. The Company’s inventory reserve requirements are based on factors including the products’ expiration date and estimates for the future sales of the product. If estimated sales levels do not materialize, the Company will make adjustments to its assumptions for inventory reserve requirements.

F-8

NEPHROS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 - Summary of Significant Accounting Policies (continued)

In March 2014, the Company requested the closeout of its October 2013 voluntary product recall.  The Company has fully reserved the recalled product and will destroy the respective product by April 20, 2014.

Patents

The Company has filed numerous patent applications with the United States Patent and Trademark Office and in foreign countries. All costs and direct expenses incurred in connection with patent applications have been expensed as incurred.

Property and Equipment, net

Property and equipment, net is stated at cost less accumulated depreciation.  These assets are depreciated over their estimated useful lives of three to seven years using the straight line method.

Impairment for Long-Lived Assets

The Company adheres to Accounting Standards Codification (“ASC”) Topic 360 and periodically evaluates whether current facts or circumstances indicate that the carrying value of its depreciable assets to be held and used may be recoverable. If such circumstances are determined to exist, an estimate of undiscounted future cash flows produced by the long-lived assets, or the appropriate grouping of assets, is compared to the carrying value to determine whether impairment exists. If an asset is determined to be impaired, the loss is measured based on the difference between the asset’s fair value and its carrying value. An estimate of the asset’s fair value is based on quoted market prices in active markets, if available. If quoted market prices are not available, the estimate of fair value is based on various valuation techniques, including a discounted value of estimated future cash flows. The Company reports an asset to be disposed of at the lower of its carrying value or its estimated net realizable market value. There were no impairment losses for long-lived assets recorded for the years ended December 31, 2013 and December 31, 2012.

Fair Value of Financial Instruments

The carrying amounts of cash and cash equivalents, accounts receivable, accounts payable and accrued expenses approximate fair value due to the short-term maturity of these instruments.

Revenue Recognition

Revenue is recognized in accordance with ASC Topic 605.  Four basic criteria must be met before revenue can be recognized: (i) persuasive evidence of an arrangement exists; (ii) delivery has occurred or services have been rendered; (iii) the fee is fixed or determinable; and (iv) collectability is reasonably assured.

The Company recognizes revenue related to product sales when delivery is confirmed by its external logistics provider and the other criteria of ASC Topic 605 are met. Product revenue is recorded net of returns and allowances.  All costs and duties relating to delivery are absorbed by Nephros. All shipments are currently received directly by the Company’s customers.

Deferred revenue was approximately $703,000 and $1,414,000 on the accompanying consolidated balance sheets as of December 31, 2013 and 2012, respectively, and is related to the License Agreement with Bellco. The Company has recognized approximately $1,756,000 of revenue related to this license agreement to date, including approximately $711,000 for the year ended December 31, 2013, resulting in $703,000 being deferred over the remainder of the expected obligation period. The Company amortizes the deferred revenue monthly over the expected obligation period which ends on December 31, 2014. This will result in expected recognized revenue of approximately $703,000 for each of the year ending December 31, 2014. Total payments of approximately  $2,459,000, including the  final payment of approximately $791,000  received in January 2013, were related to the License Agreement with Bellco.

Shipping and Handling Costs

Shipping and handling costs are recorded as cost of goods sold and are approximately $30,000 and $33,000 for the years ended December 31, 2013 and 2012, respectively.

F-9

NEPHROS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 - Summary of Significant Accounting Policies (continued)

Research and Development Costs

Research and development costs are expensed as incurred.

Stock-Based Compensation

The Company accounts for stock-based compensation in accordance with ASC Topic 718 by recognizing the fair value of stock-based compensation in the consolidated statement of operations and comprehensive loss.  The fair value of the Company’s stock option awards are estimated using a Black-Scholes option valuation model. This model requires the input of highly subjective assumptions and elections including expected stock price volatility and the estimated life of each award. In addition, the calculation of compensation costs requires that the Company estimate the number of awards that will be forfeited during the vesting period. The fair value of stock-based awards is amortized over the vesting period of the award.  For stock-based awards that vest based on performance conditions (e.g. achievement of certain milestones), expense is recognized when it is probable that the condition will be met.

Amortization of Debt Issuance Costs

The Company accounts for debt issuance costs in accordance with ASC 835, which requires that costs paid directly to the issuer of  the notes be reported in the balance sheet as a debt discount and amortized over the term of the associated debt. Debt issuance costs of $399,000 for the year ended December 31, 2013 are associated with the senior secured notes issued to Lambda Investors LLC on February 4, 2013 and November 12, 2013. Approximately $257,000 of these costs were amortized as of December 31, 2013 and are included in amortization of debt discount on the consolidated statements of operations and comprehensive loss. There were no debt issuance costs for the year ended December 31, 2012.

Other Income (Expense), net

Other income (expense), net, of approximately $33,000 includes approximately $50,000 of other expense for the year ended December 31, 2013, primarily due to approximately $36,000 related to foreign currency losses and approximately $14,000 related to the May 2013 rights offering warrant modification. Other expense was partially offset by other income of approximately $17,000, which consisted primarily of a refund of approximately $15,000 received as a result of the Steris agreement termination. Other income (expense), net, in the amount of approximately $14,000 for the year ended December 31, 2012 is due primarily to approximately $18,000 in write-offs of old vendor invoices which are no longer due, offset partially by approximately $4,000 of net foreign currency losses on invoices paid to and due to an international supplier.

Income Taxes

The Company accounts for income taxes in accordance with ASC Topic 740, which requires accounting for deferred income taxes under the asset and liability method. Deferred income taxes are recognized for the tax consequences of temporary differences by applying enacted statutory tax rates applicable in future years to differences between the financial statement carrying amounts and the tax basis of existing assets and liabilities.

For financial reporting purposes, the Company has incurred a loss in each period since its inception. Based on available objective evidence, including the Company’s history of losses, management believes it is more likely than not that the net deferred tax assets will not be fully realizable. Accordingly, the Company provided for a full valuation allowance against its net deferred tax assets at December 31, 2013 and 2012.

ASC Topic 740 prescribes, among other things, a recognition threshold and measurement attributes for the financial statement recognition and measurement of uncertain tax positions taken or expected to be taken in a company’s income tax return.  ASC 740 utilizes a two-step approach for evaluating uncertain tax positions.  Step one, or recognition, requires a company to determine if the weight of available evidence indicates a tax position is more likely than not to be sustained upon audit, including resolution of related appeals or litigation processes, if any.  Step two, or measurement, is based on the largest amount of benefit, which is more likely than not to be realized on settlement with the taxing authority.  The Company is subject to income tax examinations by major taxing authorities for all tax years subsequent to 2010.  The adoption of the provisions of ASC 740 did not have a material impact on the Company’s consolidated financial statements.  During the years ended December 31, 2013 and 2012, the Company recognized no adjustments for uncertain tax positions.  However, management’s conclusions regarding this policy may be subject to review and adjustment at a later date based on factors including, but not limited to, on-going analyses of and changes to tax laws, regulation and interpretations, thereof.

F-10

NEPHROS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 - Summary of Significant Accounting Policies (continued)

Loss per Common Share

In accordance with ASC 260-10, net loss per common share amounts (“basic EPS”) are computed by dividing net loss attributable to common stockholders by the weighted-average number of common shares outstanding and excluding any potential dilution. Net loss per common share amounts assuming dilution (“diluted EPS”) is generally computed by reflecting potential dilution from conversion of convertible securities and the exercise of stock options and warrants. The following securities have been excluded from the dilutive per share computation as they are antidilutive:

	2013	2012
Stock options	2,410,134	2,294,714
Warrants	13,887,598	14,679,971
Unvested restricted stock	75,450	-

Foreign Currency Translation

Foreign currency translation is recognized in accordance with ASC Topic 830.  The functional currency of Nephros International Limited is the Euro and its translation gains and losses are included in accumulated other comprehensive income. The balance sheet is translated at the year-end rate. The statement of operations is translated at the weighted average rate for the year.

Comprehensive Income (Loss)

Comprehensive income (loss), as defined in ASC 220,  is the total of net income (loss) and all other non-owner changes in equity (or other comprehensive income (loss)) such as foreign currency translation adjustments. For the years ended December 31, 2013 and 2012, the comprehensive loss was approximately $3,700,000 and $3,235,000, respectively.

Recently Adopted Accounting Pronouncements

There were no recent accounting pronouncements that are expected to have an effect on the Company’s consolidated financial statements.

F-11

NEPHROS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 3 - Inventory

The Company’s inventory components as of December 31, 2013 and 2012 were as follows:

	December 31,
	2013	2012
Total Gross Inventory, Finished Goods	$527,000	$581,000
Less: Inventory reserve	(365,000)	(269,000)
Total Inventory	$162,000	$312,000

Note 4 - Prepaid Expenses and Other Current Assets

Prepaid expenses and other current assets as of December 31, 2013 and 2012 were as follows:

	December 31,
	2013	2012
Prepaid insurance premiums	$70,000	$78,000
Security deposit	21,000	21,000
Other	34,000	10,000
Prepaid expenses and other current assets	$125,000	$109,000

Note 5 - Property and Equipment, Net

Property and equipment as of December 31, 2013 and 2012 was as follows:

		December 31,
	Life	2013	2012
Manufacturing equipment	3-5 years	$599,000	$602,000
Research equipment	5 years	37,000	37,000
Computer equipment	3-4 years	59,000	59,000
Furniture and fixtures	7 years	39,000	39,000
Property and equipment, gross		734,000	737,000
Less: accumulated depreciation		727,000	721,000
Property and equipment, net		$7,000	$16,000

Depreciation expense for each of the years ended December 31, 2013 and 2012 was $9,000,  including amortization expense relating to research and development assets.

During 2013, the Company sold fully depreciated equipment totaling approximately $3,000 which is reflected as gain on sale of equipment on the consolidated statements of operations and comprehensive loss. During 2012, the Company agreed to sell its manufacturing equipment to Medica for approximately €42,500, or $55,000. All assets at the manufacturing plant were fully depreciated as of the date of the sale. Approximately €42,500, or $55,000, is recognized as gain on sale of equipment on the consolidated statements of operations and comprehensive loss for the year ended December 31, 2012.

F-12

NEPHROS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 6 – Senior Secured Notes

On February 4, 2013, the Company issued a senior secured note to Lambda Investors LLC in the principal amount of $1.3 million. The note bore interest at the rate of 12% per annum and was scheduled to mature on August 4, 2013, at which time all principal and accrued interest was due. However, the Company paid amounts due under the note on May 22, 2013 with the cash proceeds from the rights offering that closed in May 2013.  In connection with the note, the Company paid Lambda Investors an 8%, or $104,000, sourcing/transaction fee. In addition, the Company paid Lambda Investors’ legal fees and other expenses incurred in connection with the note in the amount of $50,000 as well as Lambda Investors’ legal fees and other expenses incurred in connection with the May 2013 rights offering in the amount of $50,000.  Those payments totaling $204,000 are reflected as amortization of debt discount.

On November 12, 2013, the Company issued a senior secured note to Lambda Investors LLC in the principal amount of $1.5 million. The note bore interest at the rate of 12% per annum and was scheduled to mature on May 12, 2014, at which time all principal and accrued interest was due. However, the Company paid amounts due under the note on March 18, 2014 with the cash proceeds from the rights offering that closed in March 2014. In connection with the note, the Company paid Lambda Investors an 8%, or $120,000, sourcing/transaction fee. In addition, the Company paid Lambda Investors’ legal fees and other expenses incurred in connection with the note in the amount of $75,000. Those payments totaling $195,000 were made on November 12, 2013 and are reflected as a debt discount which is being amortized over the term of the senior secured note. Approximately $53,000 is reflected as amortization of debt discount on the consolidated statements of operations and comprehensive loss for the year the ended December 31, 2013.

On March 21, 2014 the Company completed a rights offering which resulted in gross proceeds of $2.1 million.  A portion of the proceeds was used for the repayment of a $1.5 million note, plus all accrued interest thereon of $61,000.  See Note 13, Subsequent Events, for further discussion.

Note 7 - Accrued Expenses

Accrued expenses as of December 31, 2013 and 2012 were as follows:

	December 31,
	2013	2012
Accrued Legal	$149,000	$90,000
Accrued Product Recall	60,000
Accrued Directors’ Compensation	-	77,000
Accrued Management Bonus	81,000	-
Accrued Interest	39,000	-
Accrued Travel	-	84,000
Accrued Other	36,000	70,000
Accrued Expenses	$365,000	$321,000

F-13

NEPHROS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 8 - Income Taxes

A reconciliation of the income tax provision computed at the statutory tax rate to the Company’s effective tax rate is as follows:

	2013	2012
U.S. federal statutory rate	35.00%	35.00%
State & local taxes	5.22%	5.36%
Tax on foreign operations	0.40%	(0.78)%
State research and development credits	1.09%	1.06%
Other	(3.00)%	(2.29)%
Valuation allowance	(38.71)%	(38.35)%
Effective tax rate	-	-

Significant components of the Company’s deferred tax assets as of December 31, 2013 and 2012 are as follows:

	2013	2012
Deferred tax assets:
Net operating loss carry forwards	$27,029,000	$25,721,000
Research and development credits	1,096,000	1,054,000
Nonqualified stock option compensation expense	1,801,000	1,701,000
Other temporary book - tax differences	408,000	441,000
Total deferred tax assets	30,334,000	28,917,000
Valuation allowance for deferred tax assets	(30,334,000)	(28,917,000)
Net deferred tax assets	$-	$-

A valuation allowance has been recognized to offset the Company’s net deferred tax asset as it is more likely than not that such net asset will not be realized. The Company primarily considered its historical loss and potential Internal Revenue Code Section 382 limitations to arrive at its conclusion that a valuation allowance was required.

At December 31, 2013, the Company had Federal and New Jersey income tax net operating loss carryforwards of $87,292,000 and foreign income tax net operating loss carryforwards of $8,305,000. The Company also had Federal research tax credit carryforwards of $1,096,000 at December 31, 2013 and $1,054,000 at December 31, 2012. The Federal net operating loss and tax credit carryforwards will expire at various times between 2014 and 2026 unless utilized.

It is the Company’s policy to report interest and penalties, if any, related to unrecognized tax benefits in income tax expense.

F-14

NEPHROS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 9 - Stock Plans, Share-Based Payments and Warrants

Stock Plans

In 2000, the Company adopted the Nephros 2000 Equity Incentive Plan. In January 2003, the Board of Directors adopted an amendment and restatement of the plan and renamed it the Amended and Restated Nephros 2000 Equity Incentive Plan (the “2000 Plan”), under which 106,538 shares of common stock had been authorized for issuance upon exercise of options granted.

As of December 31, 2013 and 2012, 831 and 2,053 options, respectively, had been issued to non-employees under the 2000 Plan and were outstanding. During the twelve months ended December 31, 2013, 1,222 non-employee options expired.  The remaining outstanding options, all of which are fully vested, will expire on March 15, 2014. As of December 31, 2013 and 2012, 2,003 and 7,230 options, respectively, had been issued to employees under the 2000 Plan and were outstanding. During the twelve months ended December 31, 2013, 5,227 employee options expired.  The remaining employee options, all of which are fully vested, will expire on March 15, 2014.

The Board retired the 2000 Plan in June 2004, and thereafter no additional awards may be granted under the 2000 Plan.

In 2004, the Board of Directors adopted and the Company’s stockholders approved the Nephros, Inc. 2004 Stock Incentive Plan. During the year ended December 31, 2013, the Company’s stockholders approved an amendment to such plan (as amended, the “2004 Plan”), that increased the number of shares of the Company’s common stock that are authorized for issuance by the Company pursuant to grants of awards under the 2004 Plan to 4,500,000.

As of December 31, 2013, 1,360,059 options had been issued to employees under the 2004 Plan and were outstanding. The options expire on various dates between April 27, 2015 and March 24, 2021, and vest upon a combination of the following: immediate vesting or straight line vesting of two or four years. At December 31, 2013, there were 2,407,318 shares available for future grants under the 2004 Plan. As of December 31, 2013, 715,692 options had been issued to non-employees under the 2004 Plan and were outstanding. Such options expire at various dates between November 11, 2014 and November 18, 2021, and vest upon a combination of the following: immediate vesting or straight line vesting of two or four years. In addition, 331,550 options were issued in 2012 to the Company’s CEO per terms of his employment agreement and are outstanding as of December 31, 2013.

As of December 31, 2012, 1,316,628 options had been issued to employees under the 2004 Plan and were outstanding. The options expire on various dates between April 27, 2015 and May 23, 2023, and vest upon a combination of the following: immediate vesting or straight line vesting of two to four years. At December 31, 2012, there were 19,904 shares available for future grants under the 2004 Plan. As of December 31, 2012, 637,253 options had been issued to non-employees under the 2004 Plan and were outstanding. Such options expire at various dates between November 11, 2014 and December 31, 2023, and vest upon a combination of the following: immediate vesting or straight line vesting of two to four years.

Share-Based Payment

Prior to the Company’s initial public offering, options were granted to employees, non-employees and non-employee directors at exercise prices which were lower than the fair market value of the Company’s stock on the date of grant. After the date of the Company’s initial public offering, stock options are granted to employees, non-employees and non-employee directors at exercise prices equal to the fair market value of the Company’s stock on the date of grant. Stock options granted have a life of 10 years.

Expense is recognized, net of expected forfeitures, over the vesting period of the options. For options that vest upon the achievement of certain milestones, expense is recognized when it is probable that the condition will be met. Stock based compensation expense recognized for the years ended December 31, 2013 and 2012 was approximately $418,000 or less than $0.03 per share and approximately $443,000 or less than $0.04 per share, respectively.

F-15

NEPHROS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 9 - Stock Plans, Share-Based Payments and Warrants (continued)

Gerald J. Kochanski, Chief Financial Officer, Treasurer and Corporate Secretary of Nephros, Inc., resigned effective June 15, 2013. The Company agreed, in consideration of Mr. Kochanski providing certain consulting services to the Company, to extend the exercise period of his outstanding vested stock options from September 15, 2013 to March 14, 2014. This modification did not result in any additional compensation expense. In addition, as a result of Mr. Kochanski’s resignation, 90,945 stock options that were granted to him were forfeited on June 15, 2013. Of these 90,945 stock options, 25,000 were granted during the twelve month period ended December 31, 2013.

The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the below assumptions related to risk-free interest rates, expected dividend yield, expected lives and expected stock price volatility.

	Option Pricing Assumptions
Grant Year	2013	2012
Stock Price Volatility	127.46-135.98%	123.48 –128.54%
Risk-Free Interest Rates	1.09-1.75%	.093-1.32%
Expected Life (in years)	5.00-6.25	5.75-62.5
Expected Dividend Yield	0%	0%

Expected volatility is based on historical volatility of the Company’s common stock at the time of grant. The risk-free interest rate is based on the U.S. Treasury yields in effect at the time of grant for periods corresponding with the expected life of the options. For the expected life, the Company is using the simplified method as described in the SEC Staff Accounting Bulletin 107. This method assumes that stock option grants will be exercised based on the average of the vesting periods and the option’s life.

The total fair value of options vested during the fiscal year ended December 31, 2013 was approximately $519,000. The total fair value of options vested during the fiscal year ended December 31, 2012 was approximately $506,000.

The following table summarizes information about stock options outstanding and exercisable at December 31, 2013:

	Options Outstanding			Options Exercisable
Range of Exercise Price	Number Outstanding as of December 31, 2013	Weighted Average Remaining Contractual Life in Years	Weighted Average Exercise Price	Number Exercisable as of December 31, 2013	Weighted Average Exercise Price

$0.41 - $2.60	2,374,514	8.16	$0.93	1,349,579	$0.83
$15.00 - $29.80	27,909	4.58	$17.82	27,909	$17.82
$34.20-$96.00	7,711	1.38	$51.49	7,711	$51.49

Total Outstanding	2,410,134		$1.28	1,385,199	$1.46

The number of new options granted in 2013 and 2012 is 237,315 and 1,547,550, respectively. The weighted-average fair value of options granted in 2013 and 2012 is $0.56 and $1.03, respectively.

F-16

NEPHROS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 9 - Stock Plans, Share-Based Payments and Warrants (continued)

The following table summarizes the option activity for the year ended December 31, 2013:

	Shares	Weighted Average Exercise Price
Outstanding at December 31, 2012	2,294,714	$2.14
Options granted	237,315	0.64
Options exercised	-	-
Options forfeited or expired	(121,895)	3.27
Outstanding at December 31, 2013	2,410,134	$1.28
Exercisable at December 31, 2013	1,385,199	$1.46
Vested and expected to vest at December 31, 2013	2,350,688	$1.29

The aggregate intrinsic value of stock options outstanding at December 31, 2013 is $0 and of stock options vested or expected to vest is approximately $0. A stock option has intrinsic value, at any given time, if and to the extent that the exercise price of such stock option is less than the market price of the underlying common stock at such time. The weighted-average remaining contractual life of options vested or expected to vest is 8.1 years.

The aggregate intrinsic value of stock options outstanding at December 31, 2012 is $793,000 and of stock options vested or expected to vest is approximately $768,000. A stock option has intrinsic value, at any given time, if and to the extent that the exercise price of such stock option is less than the market price of the underlying common stock at such time. The weighted-average remaining contractual life of options vested or expected to vest is 8.9 years.

As of December 31, 2013, the total remaining unrecognized compensation cost related to non-vested stock options amounted to $727,000 and will be amortized over the weighted-average remaining requisite service period of 2.3 years.

Restricted Stock

The Company has issued restricted stock as compensation for the services of certain employees and non-employee directors.  The grant date fair value of restricted stock was based on the fair value of the common stock on the date of grant, and compensation expense is recognized based on the period in which the restrictions lapse.

The following table summarizes restricted stock activity for the year end December 31, 2013:

	Shares	Weighted Average Grant Date Fair Value
Nonvested at December 31, 2012	-	$-
Granted	398,227	0.73
Vested	(264,770)	0.71
Forfeited	(58,007)	0.88
Nonvested at December 31, 2013	75,450	$0.66

F-17

NEPHROS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 9 - Stock Plans, Share-Based Payments and Warrants (continued)

Total stock-based compensation expense for the restricted stock was approximately $157,000 for the year ended December 31, 2013.  For the year ended December 31, 2013, approximately $109,000 and approximately $48,000 are included in Selling, General and Administrative expenses and Research and Development expenses, respectively, on the accompanying condensed consolidated statement of operations. The remaining expense related to the restricted stock awards issued to non-employee directors of approximately $77,000 was recorded to offset accrued director’s fees that were incurred prior to December 31, 2012. Any additional stock-based compensation related to non-employee directors will be recorded to stock-based compensation expense. As of December 31, 2013, there was approximately $4,000 of unrecognized compensation expense related to the restricted stock awards, which is expected to be recognized over the next six months.

Warrants

The following table summarizes certain terms of all of the Company’s outstanding warrants at December 31, 2013 and 2012:

Total Outstanding Warrants at December 31, 2013
Title of Warrant	Date Issued	Expiry Date	Exercise Price	Total Common Shares Issuable
				2013	2012
Class D Warrants - Lambda	11/14/2007	3/10/2017	$0.40	8,806,575	8,806,575
July 2009 Warrants	7/24/2009	7/24/2014	$22.40	33,629	33,629
Shareholder Rights Offering Warrants	3/10/2011	3/10/2016	$0.40	2,264,817	3,057,190
March 2011 Lambda Warrants	3/10/2011	3/10/2017	$0.40	2,782,577	2,782,577
				13,887,598	14,679,971

The weighted average exercise price of the outstanding warrants was $0.45 for December 31, 2013 and 2012.

Following the closing of the rights offering in 2013, Lambda Investors’ existing warrants to purchase 8,806,575 shares that remain outstanding were amended to expire on March 10, 2017.

The following table summarizes the Class D outstanding warrants at December 31, 2013 and 2012:

	Lambda Investors	Other Investors	Total Shares to be issued
As of December 31, 2011	8,806,575	447,197	9,253,772
Exercised in 2012	-	(352,034)	(352,034)
Expired in 2012	-	(95,163)	(95,163)
As of December 31, 2012	8,806,575	-	8,806,575
Exercised in 2013	-	-	-
Expired in 2013	-	-	-
As of December 31, 2013	8,806,575	-	8,806,575

Class D warrant holders elected to exercise 352,034 of the outstanding Class D Warrants in 2012. As a result, 190,326 were exercised pursuant to the cashless exercise provision of the warrant. In addition, 161,708 warrants were exercised resulting in proceeds of approximately $65,000.

F-18

NEPHROS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 9 - Stock Plans, Share-Based Payments and Warrants (continued)

Warrants exercised during 2013 and 2012

In connection with the 2013 Rights Offering, the Company temporarily reduced the exercise price for its warrants issued in March 2011 from $0.40 per share to $0.30 per share. The Company determined that this inducement was a modification of equity instruments and, therefore, an incremental fair value of the inducement was determined using the Black-Scholes option pricing model.

During the period that the 2013 Rights Offering was open, warrant holders exercised 14,879,708 warrants, issued in March 2011, for 687,793 shares of common stock, resulting in gross proceeds of approximately $206,000 to the Company. The incremental fair value of the inducement recorded in the year ended December 31, 2013 was approximately $14,000.

Additionally, during the twelve months ended December 31, 2013, 2,254,500 warrants were exercised outside the period that the 2013 Rights Offering was open, resulting in proceeds of approximately $42,000 and the issuance of 104,206 shares of the Company’s common stock.

An additional 374 common shares were not issued as a result of warrant exercises for the year ended December 31, 2013 due to rounding.

Shareholders exercised 23,720,667 warrants, resulting in proceeds of approximately $438,000 and the issuance of 1,096,313 shares of the Company’s common stock for the year ended December 31, 2012.

Note 10 – Stockholders’ Equity

On March 4, 2013, the Company filed a Registration Statement on Form S-1 in connection with a $3 million rights offering (the “Rights Offering”).  On April 17, 2013, the Company’s Registration Statement on Form S-1 related to the Rights Offering was declared effective by the SEC.

The Rights Offering commenced on April 17, 2013 and expired on May 17, 2013.  All of the Company’s stockholders and warrant holders were eligible to participate in the Rights Offering on a pro rata basis based upon their proportionate ownership of the Company’s common stock on a fully-diluted basis.  Pursuant to the Rights Offering, the Company distributed to holders of its common stock and/or warrants one non-transferable subscription right for each share of common stock, and each share of common stock underlying a warrant, held as of April 4, 2013.  Each right entitled the holder to purchase 0.18776 of a share of the Company’s common stock at a subscription price of $0.60 per share.  The Company rounded up any fractional shares to the nearest whole share.

On May 22, 2013, the Company completed its Rights Offering which resulted in the issuance of 5,000,000 shares for gross proceeds of $3.0 million.  The aggregate net proceeds were approximately $1.4 million, after deducting the repayment of the $1.3 million February 2013 senior secured note, plus $46,800 of accrued interest thereon, issued to Lambda Investors, LLC, the payment of an 8% sourcing transaction fee of $104,000 with respect to the February 2013 senior secured note and an aggregate of $100,000 for reimbursement of Lambda Investors’ legal fees incurred in connection with the February 2013 senior secured note and the Rights Offering. Those payments totaling $204,000 are reflected as amortization of debt discount.

Note 11 - 401(k) Plan

The Company has established a 401(k) deferred contribution retirement plan (the “401(k) Plan”) which covers all employees. The 401(k) Plan provides for voluntary employee contributions of up to 15% of annual earnings, as defined. As of January 1, 2004, the Company began matching 100% of the first 3% and 50% of the next 2% of employee earnings to the 401(k) Plan. The Company contributed and expensed $46,000 and $49,000 in 2013 and 2012, respectively.

F-19

NEPHROS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 12 - Commitments and Contingencies

Manufacturing and Suppliers

The Company has not and does not intend in the near future, to manufacture any of its products and components. With regard to the OLpur MD190 and MD220, on June 27, 2011, the Company entered into a license agreement, effective July 1, 2011, with Bellco S.r.l., an Italy-based supplier of hemodialysis and intensive care products, for the manufacturing, marketing and sale of our patented mid-dilution dialysis filters (MD 190, MD 220), referred to herein as the Products. Under the agreement, Nephros granted Bellco a license to manufacture, market and sell the Products under its own name, label and CE mark in Italy, France, Belgium, Spain and Canada on an exclusive basis, and to do the same on a non-exclusive basis in the United Kingdom and Greece and, upon our written approval, other European countries where the Company does not sell the Products as well as non-European countries (referred to as the “Territory”).

On February 19, 2014, the Company entered into the First Amendment to License Agreement (the “First Amendment”), by and between the Company and Bellco, which amends the License Agreement, entered into as of July 1, 2011 by and between the Company and Bellco.  Pursuant to the First Amendment, the Company and Bellco agreed to extend the term of the License Agreement through December 31, 2021. The First Amendment also expands the Territory covered by the License Agreement to include Sweden, Denmark, Norway, Finland, Korea, Mexico, Brazil, China and the Netherlands. The First Amendment further provides new minimum sales targets which, if not satisfied, will, at the discretion of the Company, result in conversion of the license to non-exclusive status. The Company has agreed to reduce the fixed royalty payment payable to the Company for the period beginning on January 1, 2015 through and including December 31, 2021. Beginning on January 1, 2015 through and including December 31, 2016, Bellco will pay us a royalty based on the number of units of Products sold per year in the Territory as follows: for the first 125,000 units sold,  €1.75 per unit; thereafter, €1.25 per unit.  In addition, the Company will receive a total of €450,000 in upfront fees in connection with the First Amendment, half of which were paid on February 19, 2014, and the other half of which are payable on March 31, 2014. In addition, the First Amendment provides that, in the event that the Company pursues a transaction to sell, assign or transfer all right, title and interest to the licensed patents to a third party, the Company will provide Bellco with written notice thereof and a right of first offer with respect to the contemplated transaction for a period of thirty (30) days.

License and Supply Agreement

On April 23, 2012, the Company entered into a License and Supply Agreement (the “License and Supply Agreement”) with Medica S.p.A. (“Medica”), an Italy-based medical product manufacturing company, for the marketing and sale of certain filtration products based upon Medica’s proprietary Medisulfone ultrafiltration technology in conjunction with the Company’s filtration products (collectively, the “Filtration Products”), and to engage in an exclusive supply arrangement for the Filtration Products. Under the License and Supply Agreement, Medica granted to the Company an exclusive license, with right of sublicense, to market, promote, distribute, offer for sale and sell the Filtration Products worldwide, excluding Italy for the first three years, during the term of the License and Supply Agreement. In addition, the Company granted to Medica an exclusive license under the Company’s intellectual property to make the Filtration Products during the term of the License and Supply Agreement. In exchange for the rights granted, the Company has agreed to make minimum annual aggregate purchases from Medica of €300,000, €500,000 and €750,000 for the years 2012, 2013 and 2014, respectively. In the year ended December 31, 2013 the Company’s aggregate purchase commitments totaled approximately €532,000. For calendar years thereafter, annual minimum amounts will be mutually agreed upon between Medica and the Company.

In exchange for the license, the Company paid Medica  €1,500,000 in three installments: €500,000 on April 23, 2012, €600,000 on February 4, 2013, and €400,000 on May 23, 2013. As further consideration for the license and other rights granted to the Company, the Company granted Medica options to purchase 300,000 shares of the Company’s common stock. The fair market value of these stock options was approximately $273,000 at the time of their issuance, calculated as described in Note 2 under Stock-Based Compensation. The fair market value of the options has been capitalized as a long-term intangible asset along with the total installment payments described. Other long-term assets on the consolidated balance sheet is approximately $1,894,000, net of $356,000 accumulated amortization, and is related to the License and Supply Agreement. The asset is being amortized as an expense over the life of the agreement. Approximately $214,000 and $142,000 have been charged to amortization expense for the years ended December 31, 2013 and 2012, respectively, on the consolidated statement of operations and comprehensive loss. Approximately $208,000 of amortization expense will be recognized in the years ended December 31, 2014 and 2015, respectively. In addition, for the period beginning April 23, 2014 through December 31, 2022, the Company will pay Medica a royalty rate of 3% of net sales of the Filtration Products sold, subject to reduction as a result of a supply interruption pursuant to the terms of the License and Supply Agreement. The term of the License and Supply Agreement commenced on April 23, 2012 and continues in effect through December 31, 2022, unless earlier terminated by either party in accordance with the terms of the License and Supply Agreement.

F-20

NEPHROS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 12 - Commitments and Contingencies (continued)

As of September 2013, we have an understanding with Medica whereby we have agreed to pay interest to Medica at a 12% annual rate calculated on the principal amount of any outstanding invoices that are not paid pursuant to the original payment terms.

Employment Agreement

On April 20, 2012, the Company entered into an Employment Agreement, effective as of April 20, 2012, with John C. Houghton (“Employment Agreement”). The Employment Agreement has a term of four years, ending on April 20, 2016. The Employment Agreement provides that Mr. Houghton’s annual base salary will be $350,000. Mr. Houghton will be eligible to receive a target discretionary bonus of 30% of annual base salary, as determined by the Company.

Contractual Obligations

The Company had an operating lease that expired on November 30, 2013 for the rental of its U.S. office and research and development facilities with a monthly cost of approximately $8,000. On July 25, 2013, the Company signed a one year lease extension for the same office space which will expire on November 30, 2014 with a monthly cost of approximately $8,000 beginning December 1, 2013.

Rent expense for the years ended December 31, 2013 and 2012 totaled $108,000 and $109,000, respectively.

Contractual Obligations and Commercial Commitments

The following tables summarize our approximate minimum contractual obligations and commercial commitments as of December 31, 2013:

	Payments Due in Period
	Total	Within 1 Year	Years 1 - 3	Years 4 - 5	More than 5 Years

Leases	$108,000	$100,000	$8,000	$-	$-
Employment Contracts	788,000	350,000	438,000	-	-
Total	$896,000	$450,000	$446,000	$-	$-

Product Recall

On October 30, 2013, the Company filed a Current Report on Form 8-K announcing the voluntary recalls of its point of use (POU) and DSU in-line ultrafilters used in hospital water treatment applications.  As a result, the Company has recalled all production lots of its POU filters, and also requested that customers remove and discard certain labeling/promotional materials for the products.  In addition, the Company also requested, for the DSU in-line ultrafilter, that customers remove and discard certain labeling/promotional materials for the product.  These voluntary recalls do not affect the Company’s dialysis products.  The consolidated financial statements for the year ended December 31, 2013 include product revenues and cost of goods sold adjustments of approximately $216,00 and $110,000, respectively, reflecting estimates of the financial impact of product recalled to the Company.  This recall and the related circumstances could subject the Company to claims or proceedings by consumers, the FDA or other regulatory authorities which may adversely impact the Company’s sales and revenues.  The Company has fully reserved the recalled product and will destroy the respective product by April 20, 2014.

F-21

NEPHROS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 13 - Concentration of Credit Risk

Cash and cash equivalents are financial instruments which potentially subject the Company to concentrations of credit risk. The Company deposits its cash in financial institutions. At times, such deposits may be in excess of insured limits. To date, the Company has not experienced any impairment losses on its cash and cash equivalents.

Major Customers

For the years ended December 31, 2013 and 2012, three customers accounted for 86% and 68%, respectively, of the Company’s sales.  In addition, as of December 31, 2013 and 2012, those three customers accounted for 97% and 88%, respectively, of the Company’s accounts receivable.

Note 14 - Subsequent Events

On March 24, 2014, the Company announced the completion of a rights offering that resulted in gross proceeds of $2.1 million and the issuance of 7,140,822 shares of common stock. A portion of the proceeds was used for the repayment of the $1.5 million note issued to Lambda Investors LLC in November 2013 in connection with its loan to the Company, plus $61,000 of accrued interest thereon. The Company issued a total of 7,140,822 shares of common stock to the holders of subscription rights who validly exercised their subscription rights, which represents 77% of the total shares offered in the rights offering.

On February 19, 2014, the Company entered into the First Amendment to License Agreement (the “First Amendment”), by and between the Company and Bellco, which amends the License Agreement, entered into as of July 1, 2011 by and between the Company and Bellco.  Pursuant to the First Amendment, the Company and Bellco agreed to extend the term of the License Agreement through December 31, 2021. The First Amendment also expands the Territory covered by the License Agreement to include Sweden, Denmark, Norway, Finland, Korea, Mexico, Brazil, China and the Netherlands. The First Amendment further provides new minimum sales targets which, if not satisfied, will, at the discretion of the Company, result in conversion of the license to non-exclusive status. The Company has agreed to reduce the fixed royalty payment payable to the Company for the period beginning on January 1, 2015 through and including December 31, 2021. The Company will receive a total of €450,000 in upfront fees in connection with the First Amendment, half of which were paid on February 19, 2014, and the other half of which are payable on March 31, 2014. In addition, the First Amendment provides that, in the event that the Company pursues a transaction to sell, assign or transfer all right, title and interest to the licensed patents to a third party, the Company will provide Bellco with written notice thereof and a right of first offer with respect to the contemplated transaction for a period of thirty (30) days.

F-22

NEPHROS, INC. AND SUBSIDIARY

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share amounts)

	(Unaudited)	(Audited)
	June 30, 2014	December 31, 2013
ASSETS
Current assets:
Cash	$225	$579
Accounts receivable	113	122
Inventory, less allowances of $92 at June 30, 2014 and $365 at December 31, 2013	163	162
Prepaid expenses and other current assets	59	125
Total current assets	560	988
Property and equipment, net	3	7
Other assets, net of accumulated amortization	1,789	1,894
Total assets	$2,352	$2,889
LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Senior secured note, net of debt discount of $142 at December 31, 2013	$-	$1,358
Accounts payable	1,030	1,073
Accrued expenses	233	365
Deferred revenue	421	703
Total current liabilities	1,684	3,499
Lon-term portion of deferred revenue	452	-
Total liabilities	2,136	3,499

Commitments and Contingencies (Note 13)

Stockholders’ equity (deficit):
Preferred stock, $.001 par value; 5,000,000 shares authorized at June 30, 2014 and December 31, 2013; no shares issued and outstanding at June 30, 2014 and December 31, 2013	-	-
Common stock, $.001 par value; 90,000,000 shares authorized at June 30, 2014 and December 31, 2013; 25,226,104 and 18,082,043 shares issued and outstanding at June 30, 2014 and December 31, 2013, respectively	25	18
Additional paid-in capital	102,761	100,526
Accumulated other comprehensive income	72	74
Accumulated deficit	(102,642)	(101,228)
Total stockholders’ equity (deficit)	216	(610)
Total liabilities and stockholders’ equity (deficit)	$2,352	$2,889

The accompanying notes are an integral part of these unaudited condensed consolidated interim financial statements.

F-23

NEPHROS, INC. AND SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(In thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Net revenues:
Product revenues	$248	$391	$467	$737
License revenues	193	184	448	359
Total net revenues	441	575	915	1,096
Cost of goods sold	142	226	248	421
Gross margin	299	349	667	675
Operating expenses:
Research and development	180	259	343	483
Depreciation and amortization	55	58	110	114
Selling, general and administrative	700	660	1,412	1,714
Total operating expenses	935	977	1,865	2,311
Loss from operations	(636)	(628)	(1,198)	(1,636)
Interest expense	(17)	(24)	(70)	(47)
Gain on sale of equipment	-	-	-	2
Amortization of debt discount	-	-	(142)	(204)
Other income (expense)	(1)	(19)	(4)	(27)
Net loss	(654)	(671)	(1,414)	(1,912)
Other comprehensive loss, foreign currency translation adjustments	(1)	(2)	(2)	(2)
Total comprehensive loss	(655)	(673)	(1,416)	(1,914)
Net loss per common share, basic and diluted	$(0.03)	$(0.05)	$(0.06)	$(0.14)

Weighted average common shares outstanding, basic and diluted	25,166,752	14,556,050	22,004,712	13,289,703

The accompanying notes are an integral part of these unaudited condensed consolidated interim financial statements

F-24

NEPHROS, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

(In Thousands, Except Share Amounts)

	Common Stock		Additional Paid-in	Accumulated Other Comprehensive	Accumulated
	Shares	Amount	Capital	Income	Deficit	Total
Balance, December 31, 2013	18,082,043	$18	$100,526	$74	$(101,228)	$(610)

Net loss					(1,414)	(1,414)
Net unrealized losses on foreign currency translation				(2)		(2)
Shareholder rights offering, net	7,140,823	7	2,006			2,013
Exercise of warrants	3,238		2			2
Noncash stock-based compensation			227			227
Balance, June 30, 2014	25,226,104	$25	$102,761	$72	$(102,642)	$216

The accompanying notes are an integral part of these unaudited condensed consolidated interim financial statements.

F-25

NEPHROS, INC. AND SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Six Months Ended June 30,
	2014	2013
Operating activities:
Net loss	$(1,414)	$(1,912)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation of property and equipment	5	5
Amortization of other assets	105	109
Noncash stock-based compensation	227	248
Amortization of debt discount	142	204
Inventory reserve	31	-
Loss on foreign currency transactions	4	3
Gain on sale of equipment	-	(2)
(Increase) decrease in operating assets:
Accounts receivable	9	577
Inventory	(32)	166
Prepaid expenses and other current assets	66	37
Increase (decrease) in operating liabilities:
Accounts payable and accrued expenses	(180)	(316)
License and supply agreement fee payable	-	(1,318)
Deferred revenue	170	(359)
Net cash used in operating activities	(867)	(2,558)
Investing activities:
Proceeds from sale of equipment	-	2
Net cash provided by investing activities	-	2
Financing activities:
Proceeds from issuance of common stock, net of equity issuance costs of $128 and $229, respectively	2,013	2,771
Proceeds from issuance of senior secured note	-	1,300
Proceeds from exercise of warrants	2	239
Payment of senior secured note	(1,500)	(1,300)
Payment of financing costs	-	(204)
Net cash provided by financing activities	515	2,806
Effect of exchange rates on cash and cash equivalents	(2)	1
Net increase (decrease) in cash	(354)	251
Cash, beginning of period	579	47
Cash, end of period	$225	$298
Supplemental disclosure of cash flow information
Cash paid for income taxes	$4	$2
Cash paid for interest	$54	$24
Restricted stock issued to settle liability	$-	$77

The accompanying notes are an integral part of these unaudited condensed consolidated interim financial statements.

F-26

NEPHROS, INC. AND SUBSIDIARY

NOTES TO UNAUDITED CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

1.  Organization and Nature of Operations

Nephros, Inc. (“Nephros” or the “Company”) was incorporated under the laws of the State of Delaware on April 3, 1997. Nephros was founded by health professionals, scientists and engineers affiliated with Columbia University to develop advanced End Stage Renal Disease (“ESRD”) therapy technology and products. The Company has two products in the hemodiafiltration, or HDF, modality to deliver therapy for ESRD patients. These are the OLpūr mid-dilution HDF filter or “dialyzer,” designed expressly for HDF therapy, and the OLpūr H2H HDF module, an add-on module designed to allow the most common types of hemodialysis machines to be used for HDF therapy. In 2009, the Company introduced its Dual Stage Ultrafilter (“DSU”) water filter, which represented a new and complementary product line to the Company’s ESRD therapy business. The DSU incorporates the Company’s unique and proprietary dual stage filter architecture.

On June 4, 2003, Nephros International Limited was incorporated under the laws of Ireland as a wholly-owned subsidiary of the Company.  In August 2003, the Company established a European Customer Service and financial operations center in Dublin, Ireland.

2.  Basis of Presentation and Going Concern

Interim Financial Information

The accompanying unaudited condensed consolidated interim financial statements of Nephros, Inc. and its wholly owned subsidiary, Nephros International Limited should be read in conjunction with the audited consolidated financial statements and notes thereto included in the Company’s 2013 Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 28, 2014. The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and in accordance with the instructions to Form 10-Q and Article 8 and Article 10 of Regulation S-X. Accordingly, since they are interim statements, the accompanying condensed consolidated financial statements do not include all of the information and notes required by GAAP for a complete financial statement presentation. The condensed consolidated balance sheet as of December 31, 2013 was derived from the Company’s audited consolidated financial statements but does not include all disclosures required by GAAP. In the opinion of management, the interim condensed consolidated financial statements reflect all adjustments consisting of normal, recurring adjustments that are necessary for a fair presentation of the financial position, results of operations and cash flows for the condensed consolidated interim periods presented. Interim results are not necessarily indicative of results for a full year. Certain reclassifications were made to the prior year’s amounts to conform to the 2014 presentation. All significant intercompany transactions and balances have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. The more significant estimates used by management relate to the valuation of inventory reserves and the measurement of deferred revenue. Actual results could differ materially from those estimates.

Going Concern and Management’s Response

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company’s recurring losses and difficulty in generating sufficient cash flow to meet its obligations and sustain its operations raise substantial doubt about its ability to continue as a going concern. The Company’s condensed consolidated interim financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The Company has incurred significant losses in operations in each quarter since inception. For the six months ended June 30, 2014 and 2013, the Company has incurred net losses of $1,414,000 and $1,912,000, respectively. To become profitable, the Company must increase revenue substantially and achieve and maintain positive gross and operating margins. If the Company is not able to increase revenue and gross and operating margins sufficiently to achieve profitability, its results of operations and financial condition will be materially and adversely affected.

The voluntary recalls of point of use (“POU”) and DSU used in hospital water treatment applications announced on October 30, 2013 and the related circumstances could subject the Company to claims or proceedings by consumers, the Food and Drug Administration (“FDA”) or other regulatory authorities which may adversely impact the Company’s sales and revenues.

F-27

NEPHROS, INC. AND SUBSIDIARY

NOTES TO UNAUDITED CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

2.  Basis of Presentation and Going Concern (continued)

On March 21, 2014, the Company completed a rights offering which resulted in gross proceeds of $2.1 million. See Note 12, Stockholders’ Equity, for a more detailed discussion of the rights offering. The Company repaid the November 12, 2013 senior secured note issued to Lambda Investors LLC in the principal amount of $1.5 million with a portion of the proceeds from the rights offering. For a more detailed discussion of the terms of the senior secured note, see Note 11, Senior Secured Notes.

On February 19, 2014, the Company entered into the First Amendment to License Agreement (the “First Amendment”), by and between the Company and Bellco S.r.l. (“Bellco”), which amends the License Agreement, entered into as of July 1, 2011 by and between the Company and Bellco.  Pursuant to the First Amendment, the Company and Bellco agreed to extend the term of the License Agreement through December 31, 2021. In addition, the Company received a total of €450,000 (approximately $612,000) in upfront fees in connection with the First Amendment, half of which was received on February 19, 2014, and the other half of which was received on April 4, 2014. See Note 13, Commitments and Contingencies, for further discussion of, and additional terms related to, the First Amendment.

There can be no assurance that the Company’s future cash flow will be sufficient to meet its obligations and commitments. If the Company is unable to generate sufficient cash flow from operations in the future to service its commitments, the Company will be required to adopt alternatives, such as seeking to raise debt or equity capital, curtailing its planned activities or ceasing its operations. There can be no assurance that any such actions could be effected on a timely basis or on satisfactory terms or at all, or that these actions would enable the Company to continue to satisfy its capital requirements.

3.  Concentration of Credit Risk

For the six months ended June 30, 2014 and 2013, the following customers accounted for the following percentages of the Company’s sales, respectively.

Customer	2014	2013
A	59%	33%
B	20%	29%
C	4%	24%

As of June 30, 2014 and December 31, 2013, the following customers accounted for the following percentages of the Company’s accounts receivable, respectively.

Customer	2014	2013
A	56%	69%
B	35%	-%
C	-%	28%

4.  Revenue Recognition

Revenue is recognized in accordance with Accounting Standards Codification ("ASC") Topic 605. Four basic criteria must be met before revenue can be recognized: (i) persuasive evidence that an arrangement exists; (ii) delivery has occurred or services have been rendered; (iii) the fee is fixed or determinable; and (iv) collectability is reasonably assured.

The Company recognizes revenue related to product sales when delivery is confirmed by its external logistics provider and the other criteria of ASC Topic 605 are met. Product revenue is recorded net of returns and allowances. All costs and duties relating to delivery are absorbed by the Company. Shipments for all products are currently received directly by the Company’s customers.

Deferred revenue on the accompanying June 30, 2014 condensed consolidated balance sheet is approximately $873,000 and is related to the License Agreement with Bellco, which is being deferred through December 31, 2021, the remainder of the expected obligation period. The Company has recognized approximately $2,203,000 of revenue related to the License Agreement to date and approximately $448,000 for the six months ended June 30, 2014. See Note 13, Commitments and Contingencies, for further discussion of the Bellco License Agreement.

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NEPHROS, INC. AND SUBSIDIARY

NOTES TO UNAUDITED CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

5.  Stock-Based Compensation

Stock Options

The Company accounts for stock option grants to employees and non-employee directors under the provisions of ASC 718, Stock Compensation.  ASC 718 requires the recognition of the fair value of stock-based compensation in the statement of operations.  In addition, the Company accounts for stock option grants to consultants under the provisions of ASC 505-50, Equity-Based Payments to Non-Employees, and as such, these stock options are revalued at each reporting period through the vesting period.

The fair value of stock option awards is estimated using a Black-Scholes option pricing model.  The fair value of stock-based awards is amortized over the vesting period of the award using the straight-line method.

The Company granted 302,519 stock options during the six months ended June 30, 2014 to employees, non-employees, directors and consultants. These stock options vest over a two-year or four-year period and will be expensed over the applicable vesting period. The fair value of all stock-based awards granted during the six months ended June 30, 2014 was approximately $127,000.

The following assumptions were used for options granted for the six months ended June 30, 2014:

Assumptions for Option Grants	Six Months Ended June 30, 2014
Risk-free interest rate	1.76 - 1.91%
Volatility	129.2 - 133.4%
Expected dividend yield	0%
Expected term	5.75 - 6.25 yrs

The Company calculates expected volatility for a stock-based grant based on historic monthly common stock price observations during the period immediately preceding the grant that is equal in length to the expected term of the grant. The Company also estimates future forfeitures, using historical employee behaviors related to forfeitures, as a part of the estimate of expense as of the grant date. With respect to grants of options, the risk free rate of interest is based on the U.S. Treasury rates appropriate for the expected term of the grant.

Stock-based compensation expense was approximately $224,000 and $206,000 for the six months ended June 30, 2014 and 2013, respectively.  For the six months ended June 30, 2014, approximately $212,000 and approximately $12,000 are included in Selling, General and Administrative expenses and Research and Development expenses, respectively, on the accompanying condensed consolidated statement of operations. For the six months ended June 30, 2013, approximately $190,000 and approximately $16,000 are included in Selling, General and Administrative expenses and Research and Development expenses, respectively, on the accompanying condensed consolidated statement of operations.

There was no tax benefit related to expense recognized in the six months ended June 30, 2014 and 2013, as the Company is in a net operating loss position. As of June 30, 2014, there was approximately $674,000 of total unrecognized compensation cost related to unvested share-based compensation awards granted under the equity compensation plans, which will be amortized over the weighted average remaining requisite service period of 2.1 years.  Such amount does not include the effect of future grants of equity compensation, if any.  Of the approximately $674,000 of total unrecognized compensation cost, the Company expects to recognize approximately 28% in the remaining interim periods of 2014, approximately 55% in 2015, approximately 15% in 2016 and approximately 2% in 2017.

Restricted Stock

Total stock-based compensation expense for the restricted stock grants was approximately $3,000 for the six months ended June 30, 2014 and is included in Selling, General and Administrative expenses on the accompanying condensed consolidated interim statement of operations. As of June 30, 2014, all compensation expense related to the restricted stock awards has been recognized.

6.   Warrants

For the six months ended June 30, 2014, 70,147 warrants were exercised, resulting in proceeds of approximately $2,000 and the issuance of 3,238 shares of the Company’s common stock.

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NEPHROS, INC. AND SUBSIDIARY

NOTES TO UNAUDITED CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

7.   Comprehensive Income (Loss)

Comprehensive income (loss), as defined in ASC Topic 220, is the total of net income (loss) and all other non-owner changes in equity (or other comprehensive income (loss)) such as foreign currency translation adjustments.

8.   Loss per Common Share

In accordance with ASC Topic 260-10, net loss per common share amounts (“basic EPS”) are computed by dividing net loss attributable to common stockholders by the weighted-average number of common shares outstanding and excluding any potential dilution. Net loss per common share amounts assuming dilution (“diluted EPS”) is generally computed by reflecting potential dilution from conversion of convertible securities, the exercise of stock options and warrants and any outstanding shares of unvested restricted stock.

The following potentially dilutive securities have been excluded from the computations of diluted weighted-average shares outstanding as they would be anti-dilutive:

	Six Months Ended June 30,
	2014	2013
Shares underlying warrants outstanding	16,819,881	13,910,395
Shares underlying options outstanding	2,424,612	2,380,644
Unvested restricted stock	-	264,770

As a result of the 2014 rights offering, the full ratchet anti-dilution protection for Class D warrants held by Lambda Investors LLC was triggered. The respective warrants are now exercisable for 11,742,100 shares of common stock at an exercise price of $0.30 per share compared to the 8,806,575 shares of common stock and $0.40 exercise price prior to the 2014 rights offering.

9.   Recent Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board issued Accounting Standards Update (“ASU”) 2014-09, "Revenue from Contracts with Customers," related to revenue recognition. The underlying principle of the new standard is that a business or other organization will recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects what it expects in exchange for the goods or services. The standard also requires more detailed disclosures and provides additional guidance for transactions that were not addressed completely in prior accounting guidance. ASU 2014-09 provides alternative methods of initial adoption, and it is effective for annual reporting periods beginning after December 15, 2016, and interim periods within those annual periods. Early adoption is not permitted. The Company is currently reviewing the revised guidance and assessing the potential impact on its consolidated financial statements.

10.   Inventory, net

Inventory is stated at the lower of cost or market using the first-in first-out method and consists entirely of finished goods. The Company’s inventory as of June 30, 2014 and December 31, 2013 was as follows:

	Unaudited	Audited
	June 30, 2014	December 31, 2013
Total Gross Inventory, Finished Goods	$255,000	$527,000
Less: Inventory reserve	(92,000)	(365,000)
Total Inventory	$163,000	$162,000

During the six months ended June 30, 2014, approximately $66,000 of DSU inventory near expiration or replaced by newer versions and approximately $216,000 related to the POU product recall initiated in 2013 was written off.

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NEPHROS, INC. AND SUBSIDIARY

NOTES TO UNAUDITED CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

11.  Senior Secured Notes

On November 12, 2013, the Company issued a senior secured note to Lambda Investors LLC, a major shareholder, in the principal amount of $1.5 million. The note bore interest at the rate of 12% per annum and was scheduled to mature on May 12, 2014, at which time all principal and accrued interest was due. However, the Company paid amounts due under the note, including all accrued interest thereon of $61,000, on March 18, 2014 with the cash proceeds from the rights offering that closed in March 2014. In connection with the note, the Company paid Lambda Investors an 8%, or $120,000, sourcing/transaction fee. In addition, the Company paid Lambda Investors’ legal fees and other expenses incurred in connection with the note in the amount of $75,000. Those payments totaling $195,000 were made on November 12, 2013 and were reflected as a debt discount which was amortized over the term of the senior secured note, of which approximately $53,000 was recognized in the fourth quarter of 2013 and approximately $142,000 was recognized in the first quarter of 2014.

12. Stockholders’ Equity

On January 7, 2014, the Company filed a Registration Statement on Form S-1 in connection with a $2.8 million rights offering. On February 12, 2014, the Company’s Registration Statement on Form S-1 related to the 2014 rights offering was declared effective by the SEC. The 2014 rights offering commenced on February 14, 2014 and expired on March 14, 2014. All of the Company’s stockholders and warrant holders were eligible to participate in the 2014 rights offering on a pro rata basis based upon their proportionate ownership of the Company’s common stock on a fully-diluted basis. Pursuant to the 2014 rights offering, the Company distributed to holders of its common stock and/or warrants one non-transferable subscription right for each share of common stock, and each share of common stock underlying a warrant, held as of January 30, 2014. Each right entitled the holder to purchase 0.28673 of a share of the Company’s common stock at a subscription price of $0.30 per share. The Company rounded up any fractional shares to the nearest whole share.

On March 21, 2014, the Company completed the 2014 rights offering that resulted in gross proceeds of $2.1 million. The aggregate net proceeds were approximately $581,000, after deducting the repayment of the November 2013 $1.5 million senior secured note, plus $61,000 of accrued interest thereon, issued to Lambda Investors LLC, the payment of an 8% sourcing transaction fee of $120,000, with respect to the November 2013 senior secured note and an aggregate of $75,000 for reimbursement of Lambda Investors’ legal fees incurred in connection with the November 2013 senior secured note and the 2014 rights offering. The Company issued a total of 7,140,823 shares of common stock to the holders of subscription rights who validly exercised their subscription rights, which represents 77% of the total shares offered in the rights offering. Fees of approximately $128,000 were also incurred related to the 2014 rights offering and were recorded as reduction to equity.

13.  Commitments and Contingencies

Manufacturing and Suppliers

The Company has not and does not intend to in the near future, manufacture any of its products and components. With regard to the OLpūr MD190 and MD220, on June 27, 2011, the Company entered into a License Agreement, effective July 1, 2011, with Bellco, an Italy-based supplier of hemodialysis and intensive care products, for the manufacturing, marketing and sale of the Company’s patented mid-dilution dialysis filters (MD 190, MD 220), referred to herein as the Products. Under the agreement, Nephros granted Bellco a license to manufacture, market and sell the Products under its own name, label and CE mark in Italy, France, Belgium, Spain and Canada on an exclusive basis, and to do the same on a non-exclusive basis in the United Kingdom and Greece and, upon our written approval, other European countries where the Company does not sell the Products as well as non-European countries (referred to as the “Territory”).

On February 19, 2014, the Company entered into the First Amendment to License Agreement (the “First Amendment”), by and between the Company and Bellco, which amends the License Agreement, entered into as of July 1, 2011 by and between the Company and Bellco.  Pursuant to the First Amendment, the Company and Bellco agreed to extend the term of the License Agreement from December 31, 2016 to December 31, 2021. The First Amendment also expands the Territory covered by the License Agreement to include Sweden, Denmark, Norway, Finland, Korea, Mexico, Brazil, China and the Netherlands. The First Amendment further provides new minimum sales targets which, if not satisfied, will, at the discretion of the Company, result in conversion of the license to non-exclusive status. The Company has agreed to reduce the fixed royalty payment payable to the Company for the period beginning on January 1, 2015 through and including December 31, 2021. Beginning on January 1, 2015 through and including December 31, 2021, Bellco will pay the Company a royalty based on the number of units of Products sold per year in the Territory as follows: for the first 125,000 units sold in total, €1.75 (approximately $2.40) per unit; thereafter, €1.25 (approximately $1.71) per unit.  In addition, the Company received a total of €450,000 (approximately $612,000) in upfront fees in connection with the First Amendment, half of which was received on February 19, 2014 and the remaining half was received on April 4, 2014. In addition, the First Amendment provides that, in the event that the Company pursues a transaction to sell, assign or transfer all right, title and interest to the licensed patents to a third party, the Company will provide Bellco with written notice thereof and a right of first offer with respect to the contemplated transaction for a period of thirty (30) days.

F-31

NEPHROS, INC. AND SUBSIDIARY

NOTES TO UNAUDITED CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

14.  Other Assets

License and Supply Agreement

On April 23, 2012, the Company entered into a License and Supply Agreement (the “Medica License and Supply Agreement”) with Medica S.p.A. (“Medica”), an Italy-based medical product manufacturing company, for the marketing and sale of certain filtration products based upon Medica’s proprietary Medisulfone ultrafiltration technology in conjunction with the Company’s filtration products (collectively, the “Filtration Products”), and to engage in an exclusive supply arrangement for the Filtration Products. The term of the Medica License and Supply Agreement commenced on April 23, 2012 and continues in effect through December 31, 2022, unless earlier terminated by either party in accordance with the terms of the Medica License and Supply Agreement. Under the Medica License and Supply Agreement, Medica granted to the Company an exclusive license, with right of sublicense, to market, promote, distribute, offer for sale and sell the Filtration Products worldwide, excluding Italy for the first three years, during the term of the Medica License and Supply Agreement. In addition, the Company granted to Medica an exclusive license under the Company’s intellectual property to make the Filtration Products during the term of the Medica License and Supply Agreement. In exchange for the rights granted, the Company has agreed to make minimum annual aggregate purchases from Medica of €300,000 (approximately $400,000), €500,000 (approximately $700,000) and €750,000 (approximately $1,000,000) for the years 2012, 2013 and 2014, respectively. For the six months ended June 30, 2014, the Company’s aggregate purchase commitments totaled approximately €252,000 (approximately $350,000). For calendar years thereafter, annual minimum amounts will be mutually agreed upon between Medica and the Company.

As consideration for the license and other rights granted to the Company, the Company paid Medica a total of €1,500,000 (approximately $2,000,000) in three installments: €500,000 (approximately $700,000) on April 23, 2012, €600,000 (approximately $800,000) on February 4, 2013, and €400,000 (approximately $500,000) on May 23, 2013. As further consideration for the license and other rights granted to the Company, the Company granted Medica options to purchase 300,000 shares of the Company’s common stock. The fair market value of these stock options was approximately $273,000 at the time of their issuance, calculated as described in Note 5, Stock-Based Compensation. The fair market value of the options has been capitalized as a long-term intangible asset along with the total installment payments described. Other long-term assets on the condensed consolidated interim balance sheet as of June 30, 2014 is approximately $1,789,000, net of $462,000 accumulated amortization, and is related to the Medica License and Supply Agreement. The asset is being amortized as an expense over the life of the agreement. Approximately $105,000 has been charged to amortization expense for the six months ended June 30, 2014 on the condensed consolidated interim statement of operations and comprehensive loss. Approximately $105,000 of amortization expense will be recognized in the remainder of the year ended December 31, 2014 and approximately $210,000 will be recognized in each of the years ended 2015 and 2016, respectively. In addition, for the period beginning April 23, 2014 through December 31, 2022, the Company will pay Medica a royalty rate of 3% of net sales of the Filtration Products sold, subject to reduction as a result of a supply interruption pursuant to the terms of the Medica License and Supply Agreement. For the six months ended June 30, 2014, the Company has accrued approximately $4,000 as a result of royalty payments due to Medica for the period April 23, 2014 through June 30, 2014, based on net Filtration Product sales of approximately $148,000.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated costs and expenses payable by the registrant in connection with the sale of the securities being registered. All amounts are estimates.

Printing and distribution expenses		$10,000
Legal fees and expenses		$60,000
Accounting fees and expenses		$20,000
Blue Sky fees and expenses		$7,500
Subscription and information agent fees		$25,000
Miscellaneous		$5,000
Total	=	$127,500

Item 14. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law, or DGCL, permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if such directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, that is one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they will have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made if such person will have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought will determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

Our Fourth Amended and Restated Certificate of Incorporation, as amended, provides for indemnification of our directors and officers of the registrant to the fullest extent permitted by the DGCL. Our Second Amended and Restated By-Laws provides that the we will generally indemnify our directors, officers, employees or agents to the fullest extent permitted by the law against all losses, claims, damages or similar events. We have obtained liability insurance for each director and officer for certain losses arising from claims or charges made against them while acting in their capacities as directors or officers of our company.

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Item 15. Recent Sales of Unregistered Securities.

On March 10, 2011, we completed a rights offering and private placement that together resulted in gross proceeds of approximately $3.2 million and estimated net proceeds of approximately $2.3 million to the Company after deducting the payments to Lambda Investors and after estimated expenses of the rights offering. In the rights offering, we sold 4,964,854 units at $0.40 per unit for gross proceeds of approximately $2.0 million, resulting in the issuance of 4,964,854 shares of common stock and warrants to purchase an aggregate of 4,590,171 shares of common stock. The warrants expire on March 10, 2016 and have an exercise price of $0.40 per share. All amounts are reported on a post-reverse stock split basis.

Based upon the completion of the rights offering Lambda Investors purchased in a private placement 3,009,711 units at a per unit purchase price of $0.40 for aggregate gross proceeds of approximately $1.2 million, pursuant to a purchase agreement between Nephros and Lambda Investors. Each unit consisted of one share of common stock and a warrant to purchase 0.924532845 shares of common stock at an exercise price of $0.40 per share for a period of five years following the issue date of the warrant, resulting in Lambda Investors acquiring 3,009,711 shares of common stock and a warrant to purchase 2,782,577 shares of common stock. All amounts are reported on a post-reverse stock split basis. Net proceeds, after deducting the aggregate of $666,650 in payments due Lambda Investors were approximately $537,000.

Concurrently with its 2011 Offering, Nephros entered into an Exchange Agreement with each of Southpaw Credit Opportunity Master Fund LP, 3V Capital Master Fund Ltd, Distressed/High Yield Trading Opportunities, Ltd., Kudu Partners, L.P. and LJHS Company (collectively, the “Exchange Investors” and together with the New Investors, the “Investors”), pursuant to which the Exchange Investors agreed to exchange the principal and accrued but unpaid interest in an aggregate amount of approximately $5.6 million under the 6% Secured Convertible Notes due 2012 (“Old Notes”) of Nephros, for new Series B 10% Secured Convertible Notes due 2008 in an aggregate principal amount of $5.3 million (the “Exchange Notes”). All principal and accrued but unpaid interest under the New Notes automatically converted into (i) an aggregate of 912,756 shares of our common stock, par value $0.001 per share at a conversion price per share equal to $14.12 and (ii) in the case of Purchased Notes, but not Exchange Notes, Class D Warrants to purchase an aggregate of 455,628 shares of common stock with an exercise price per share equal to $14.12.

In 2011, Lambda Investors LLC committed to purchase, through a private placement evidenced by a purchase agreement, 3,009,711 Units, which amount equals the number of Units that would otherwise be available for purchase by Lambda Investors pursuant to the exercise of its basic subscription privilege, at the rights offering subscription price of $0.40 per Unit, so long as certain conditions were met, including that stockholders not affiliated with Lambda Investors subscribe for at least 4,375,000 of the Units offered in the rights offering. In addition, under the purchase agreement, Lambda Investors had the right to purchase, at the rights offering subscription price, that number of Units that would otherwise be available for purchase by Lambda Investors pursuant to its over-subscription privilege in the event our other stockholders did not exercise their basic subscription privileges in full and Lambda Investors purchases 3,009,711 Units under the purchase agreement. Lambda Investors did not receive any compensation for its purchase commitment.

The sales of the securities described above were not registered under the Securities Act because they were made in transactions exempt from registration under Section 4(2) of the Securities Act.

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Item 16. Exhibits

(a) Exhibits.  The following exhibits are filed as part of this registration statement:

Exhibit No.	Description

3.1	Fourth Amended and Restated Certificate of Incorporation of the Registrant, incorporated by reference to Nephros, Inc.’s Registration Statement on Form S-8 (Reg. No. 333-127264), filed with the Securities and Exchange Commission on August 5, 2005.

3.2	Certificate of Amendment to the Fourth Amended and Restated Certificate of Incorporation of the Registrant, incorporated by reference to Nephros, Inc.’s Quarterly Report on Form 10-QSB for the quarter ended June 30, 2007, filed with the Securities and Exchange Commission on August 13, 2007 (SEC File No. 001-32288).

3.3	Certificate of Amendment to the Fourth Amended and Restated Certificate of Incorporation of the Registrant, incorporated by reference to Nephros, Inc.’s Quarterly Report on Form 10-QSB for the quarter ended June 30, 2007, filed with the Securities and Exchange Commission on August 13, 2007 (SEC File No. 001-32288).

3.4	Certificate of Amendment to the Fourth Amended and Restated Certificate of Incorporation of the Registrant as filed with the Delaware Secretary of State on November 13, 2007, incorporated by reference to Nephros, Inc.’s Quarterly Report on Form 10-QSB for the quarter ended September 30, 2007, filed with the Securities and Exchange Commission on November 13, 2007 (SEC File No. 001-32288).

3.5	Certificate of Amendment to the Fourth Amended and Restated Certificate of Incorporation of the Registrant as filed with the Delaware Secretary of State on October 26, 2009, incorporated by reference to Nephros, Inc.’s Registration Statement on Form S-1 (Reg. No. 333-162781), filed with the Securities and Exchange Commission on October 30, 2009.

3.6	Certificate of Amendment to the Fourth Amended and Restated Certificate of Incorporation of the Registrant as filed with the Delaware Secretary of State on March 10, 2011, incorporated by reference to Nephros, Inc.’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on March 16, 2011.

3.7	Certificate of Amendment to the Fourth Amended and Restated Certificate of Incorporation of the Registrant as filed with the Delaware Secretary of State on March 11, 2011, incorporated by reference to Nephros, Inc.’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on March 16, 2011.

3.8	Second Amended and Restated By-Laws of the Registrant, incorporated by reference to Nephros, Inc.’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on December 3, 2007 (SEC File No. 001-32288).

4.1	Specimen of Common Stock Certificate of the Registrant, incorporated by reference to Nephros, Inc.’s Amendment No. 1 to Registration Statement on Form S-1/A (Reg. No. 333-116162), filed with the Securities and Exchange Commission on July 20, 2004.

4.2	Form of Underwriter’s Warrant, incorporated by reference to Nephros, Inc.’s Amendment No. 2 to Registration Statement on Form S-1/A (Reg. No. 333-116162), filed with the Securities and Exchange Commission on August 26, 2004.

4.3	Warrant for the purchase of shares of common stock dated January 18, 2006, issued to Marty Steinberg, Esq., as Court-appointed Receiver for Lancer Offshore, Inc, incorporated by reference to Nephros, Inc.’s Annual Report on Form 10-KSB for the year ended December 31, 2007, filed with the Securities and Exchange Commission on March 31, 2008 (SEC File No. 001-32288).

4.4	Form of Class D Warrant, incorporated by reference to Nephros, Inc.’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on September 25, 2007 (SEC File No. 001-32288).

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4.5	Form of Placement Agent Warrant, incorporated by reference to Nephros, Inc.’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on September 25, 2007 (SEC File No. 001-32288).

4.6	Form of Investor Warrant issued on July 24, 2009, incorporated by reference to Nephros, Inc.’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2009, filed with the Securities and Exchange Commission on August 14, 2009.

4.7	Form of Warrant Certificate, incorporated by reference to Nephros, Inc.’s Registration Statement on Form S-1 (Reg. No. 333-169728), filed with the Securities and Exchange Commission on October 1, 2010.

4.8	Form of Warrant Agreement between Nephros, Inc. and Continental Stock Transfer & Trust Company, incorporated by reference to Nephros, Inc.’s Amendment No. 1 to Registration Statement on Form S-1/A (Reg. No. 333-169728), filed with the Securities and Exchange Commission on November 8, 2010.

4.9**	Form of Subscription Rights Certificate.

4.10**	Form of Subscription Agent Agreement.

5.1*	Opinion of Day Pitney LLP as to the legality of the securities being registered.

10.1	Amended and Restated 2000 Nephros Equity Incentive Plan, incorporated by reference to Nephros, Inc.’s Amendment No. 1 to Registration Statement on Form S-1/A (Reg. No. 333-116162), filed with the Securities and Exchange Commission on July 20, 2004.†

10.2	2004 Nephros Stock Incentive Plan, incorporated by reference to Nephros, Inc.’s Amendment No. 1 to Registration Statement on Form S-1/A (Reg. No. 333-116162), filed with the Securities and Exchange Commission on July 20, 2004.†

10.3	Amendment No. 1 to 2004 Nephros Stock Incentive Plan, incorporated by reference to Nephros, Inc.’s Registration Statement on Form S-8 (Reg. No. 333-127264), filed with the Securities and Exchange Commission on August 5, 2005.†

10.4	Amendment No. 2 to the Nephros, Inc. 2004 Stock Incentive Plan, incorporated by reference to Nephros, Inc.’s Quarterly Report on Form 10-QSB for the quarter ended September 30, 2007, filed with the Securities and Exchange Commission on November 13, 2007 (SEC File No. 001-32288).

10.5	Supply Agreement between Nephros, Inc. and Membrana GmbH, dated as of December 17, 2003, incorporated by reference to Nephros, Inc.’s Amendment No. 2 to Registration Statement on Form S-1/A (Reg. No. 333-116162), filed with the Securities and Exchange Commission on August 26, 2004.

10.6	Amended Supply Agreement between Nephros, Inc. and Membrana GmbH dated as of June 16, 2005, incorporated by reference to Nephros, Inc.’s Quarterly Report on Form 10-QSB, filed with the Securities and Exchange Commission on August 15, 2005 (SEC File No. 001-32288).

10.7	Manufacturing and Supply Agreement between Nephros, Inc. and Medica s.r.l., dated as of May 12, 2003, incorporated by reference to Nephros, Inc.’s Amendment No. 1 to Registration Statement on Form S-1/A (Reg. No. 333-116162), filed with the Securities and Exchange Commission on July 20, 2004.

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10.8	Manufacturing and Supply Agreement between Nephros, Inc. and Medica s.r.l., dated as of March 22, 2005. Supersedes prior Agreement dated May 12, 2003, incorporated by reference to Nephros, Inc.’s Annual Report on Form 10-KSB, filed with the Securities and Exchange Commission on April 20, 2006 (SEC File No. 001-32288).

10.9	Form of Common Stock Purchase Warrant, incorporated by reference to Nephros, Inc.’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on June 2, 2006 (SEC File No. 32288).

10.10	Form of Registration Rights Agreement, dated as of June 1, 2006, incorporated by reference to Nephros, Inc.’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on June 2, 2006 (SEC File No. 32288).

10.11	Addendum to Commercial Contract between Nephros, Inc. and Bellco S.p.A, effective as of January 1, 2007, incorporated by reference to Nephros, Inc.’s Annual Report on Form 10-KSB for the year ended December 31, 2006, filed with the Securities and Exchange Commission on April 10, 2007 (SEC File No. 001-32288).

10.12	Registration Rights Agreement, dated as of September 19, 2007, among Nephros and the Holders, incorporated by reference to Nephros, Inc.’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on September 25, 2007 (SEC File No. 001-32288).

10.13	License Agreement, dated October 1, 2007, between the Trustees of Columbia University in the City of New York, and Nephros, incorporated by reference to Nephros, Inc.’s Annual Report on Form 10-KSB for the year ended December 31, 2007, filed with the Securities and Exchange Commission on March 31, 2008 (SEC File No. 001-32288).

10.14	Lease Agreement between Nephros, Inc. and 41 Grand Avenue, LLC dated as of November 20, 2008, incorporated by reference to Nephros, Inc.’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on November 20, 2008 (SEC File No. 001-32288).

10.15	Lease Agreement between Nephros International LTD and Coldwell Banker Penrose & O’Sullivan dated November 30, 2008, incorporated by reference to Nephros, Inc.’s Annual Report on Form 10-K for the year ended Deecember 31, 2008, filed with the Securities and Exchange Commission on March 31, 2009 (SEC File No. 001-32288).

10.16	Amendment No. 3 to the Nephros, Inc. 2004 Stock Incentive Plan, incorporated by reference to Nephros, Inc.’s Annual Report on Form 10-K for the year ended Deecember 31, 2008, filed with the Securities and Exchange Commission on March 31, 2009 (SEC File No. 001-32288).†

10.17	Senior Secured Note dated October 1, 2010 issued to Lambda Investors LLC, incorporated by reference to Nephros, Inc.’s Registration Statement on Form S-1 (Reg. No. 333-169728), filed with the Securities and Exchange Commission on October 1, 2010.

10.18	Form of Registration Rights Agreement, dated as of September 30, 2010, by and between the Registrant and Lambda Investors LLC, incorporated by reference to Nephros, Inc.’s Registration Statement on Form S-1 (Reg. No. 333-169728), filed with the Securities and Exchange Commission on October 1, 2010.

10.19	Amendment No. 4 to the Nephros, Inc. 2004 Stock Incentive Plan, incorporated by reference to Nephros, Inc.’s 2011 Proxy Statement (Exhibit A), filed with the Securities and Exchange Commission on December 2, 2010.†

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10.20	Employment Agreement between Nephros, Inc. and Gerald J. Kochanski dated April 1, 2011, incorporated by reference to Nephros, Inc.’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on March 31, 2011.†

10.21	License Agreement, entered into as of July 1, 2011 by and between Nephros, Inc. and Bellco S.r.l., incorporated by reference to Nephros, Inc.’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on June 27, 2011.

10.22	License and Supply Agreement dated as of April 23, 2012 between Nephros, Inc. and Medica S.p.A., incorporated by reference to Nephros, Inc.’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on April 26, 2012.

10.23	Employment Agreement dated as of April 20, 2012 between Nephros, Inc. and John C. Houghton, incorporated by reference to Nephros, Inc.’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on April 26, 2012.†

10.24	Non-qualified Stock Option Agreement made as of July 3, 2012 by Nephros, Inc. and John C. Houghton, incorporated by reference to Nephros, Inc.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2012, filed with the Securities and Exchange Commission on November 9, 2012.†

10.25	Senior Secured Note, dated February 4, 2013, issued to Lambda Investors LLC, incorporated by reference to Nephros, Inc.’s Registration Statement on Form S-1 (Reg. No. 333-187036), filed with the Securities and Exchange Commission on March 4, 2013.

10.26	Registration Rights Agreement, dated February 4, 2013, by and between Nephros, Inc. and Lambda Investors LLC, incorporated by reference to Nephros, Inc.’s Registration Statement on Form S-1 (Reg. No. 333-187036), filed with the Securities and Exchange Commission on March 4, 2013.

10.27	Security Agreement, dated as of February 4, 2013, by and between Nephros, Inc. and Lambda Investors LLC, incorporated by reference to Nephros, Inc.’s Registration Statement on Form S-1 (Reg. No. 333-187036), filed with the Securities and Exchange Commission on March 4, 2013.

10.28	Intellectual Property Security Agreement, dated as of February 4, 2013, made by Nephros, Inc. and Lambda Investors LLC, incorporated by reference to Nephros, Inc.’s Registration Statement on Form S-1 (Reg. No. 333-187036), filed with the Securities and Exchange Commission on March 4, 2013.

10.29	First Amendment to Registration Rights Agreement, dated as of May 23, 2013, by and between Nephros, Inc. and Lambda Investors LLC, incorporated by reference to Nephros, Inc.’s Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission on August 13, 2013.

10.30	Amendment No. 6 to Nephros, Inc. 2004 Stock Incentive Plan dated June 14, 2013, incorporated by reference to Nephros, Inc.’s Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission on August 13, 2013.

10.31	Senior Secured Note, dated November 12, 2013, issued to Lambda Investors LLC, incorporated by reference to Nephros, Inc.’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on November 14, 2013.

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10.32	Registration Rights Agreement, dated November 12, 2013, by and between Nephros, Inc. and Lambda Investors LLC, incorporated by reference to Nephros, Inc.’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on November 14, 2013.

10.33	Security Agreement, dated as of November 12, 2013, by and between Nephros, Inc. and Lambda Investors LLC, incorporated by reference to Nephros, Inc.’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on November 14, 2013.

10.34	Intellectual Property Security Agreement, dated as of November 12, 2013, made by Nephros, Inc. and Lambda Investors LLC, incorporated by reference to Nephros, Inc.’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on November 14, 2013.

10.35	First Amendment to License Agreement, dated as of February 19, 2014, by and between Nephros, Inc. and Bellco S.r.l., incorporated by reference to Nephros, Inc’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on February 25, 2014.

10.36	First Amendment to Registration Rights Agreement, dated as of April 14, 2014, by and between Nephros, Inc. and Lambda Investors LLC, incorporated by reference to Nephros, Inc.’s Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission on May 14, 2014.

10.37	Senior Secured Note, dated August 29, 2014, issued to Lambda Investors LLC, incorporated by reference to Nephros, Inc.’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on September 3, 2014.

10.38	Registration Rights Agreement, dated August 29, 2014, by and between Nephros, Inc. and Lambda Investors LLC, incorporated by reference to Nephros, Inc.’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on September 3, 2014.

10.39	Security Agreement, dated as of August 29, 2014, by and between Nephros, Inc. and Lambda Investors LLC, incorporated by reference to Nephros, Inc.’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on September 3, 2014.

10.40	Intellectual Property Security Agreement, dated as of August 29, 2014, made by Nephros, Inc. and Lambda Investors LLC, incorporated by reference to Nephros, Inc.’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on September 3, 2014.

14.1	Code of Ethics and Business Conduct, as amended on April 2, 2007, incorporated by reference to Nephros, Inc.’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on April 6, 2007 (SEC File No. 001-32288).

21.1	Subsidiaries of Registrant, incorporated by reference to Nephros, Inc.’s Annual Report on Form 10-KSB for the year ended December 31, 2006, filed with the Securities and Exchange Commission on April 10, 2007 (SEC File No. 001-32288).

23.1*	Consent of Rothstein Kass, Independent Registered Public Accounting Firm.

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23.2	Consent of Day Pitney LLP (contained in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page).

99.1**	Form of Instructions for Use of Subscription Rights Certificates.

99.2**	Form of Letter to Stockholders and/or Warrantholders from the Company.

99.3**	Form of Letter to Nominee Holders whose Clients are Beneficial Holders.

99.4**	Form of Letter to Clients of Nominee Holders.

99.5**	Form of Nominee Holder Certification.

99.6**	Form of Beneficial Owner Election.

101*	Interactive Data File.

*	Filed herewith.

**	To be filed by amendment.

†	Management contract or compensatory plan arrangement.

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Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Act”);

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

(2)	That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is a part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, superseded or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of an undersigned registrant relating to this offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to this offering prepared by, or on behalf of, the undersigned registrant or used or referred to by the undersigned registrant;

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(iii)	The portion of any other free writing prospectus relating to this offering containing material information about an undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in this offering made by the undersigned registrant to the purchaser.

(c)	The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer and the amount of unsubscribed securities to be offered to the public. If any public offering of the securities is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(h)	Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of River Edge, State of New Jersey, on October 20, 2014.

NEPHROS, INC.

October 20, 2014	By:	/s/ John C. Houghton
	Name:	John C. Houghton
	Title:	President, Chief Executive Officer and Acting Chief Financial Officer

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL PERSONS BY THESE PRESENTS, that the persons whose signatures appear below each severally constitutes and appoints John C. Houghton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement, and to file the same, with all exhibits, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all which said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do, or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John C. Houghton	President, Chief Executive Officer and Acting Chief Financial Officer,	October 20, 2014
John C.Houghton	and Director (Principal Executive Officer and Principal Financial and Accounting Officer)

/s/ Arthur H. Amron	Director	October 20, 2014
Arthur H. Amron

/s/ Lawrence J. Centella	Director	October 20, 2014
Lawrence J. Centella

/s/ Paul A. Mieyal	Director	October 20, 2014
Paul A. Mieyal

/s/ Daron Evans	Director	October 20, 2014
Daron Evans

/s/ Matthew S. Rosenberg	Director	October 20, 2014
Matthew S. Rosenberg

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